UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☐

Filed by a Party other than the Registrant  ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under Rule 14a-12

AIM IMMUNOTECH INC.

(Name of Registrant as Specified in Its Charter)

JONATHAN THOMAS JORGL

ROBERT L. CHIOINI

MICHAEL RICE

PAUL TUSA

RIVER ROCK ADVISORS LLC

MICHAEL XIRINACHS

LOOKING GLASS CAPITAL CONSULTANTS INC.

(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

The AIM Stockholder Full Value Committee has filed a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its highly-qualified director nominees at the 2022 Annual Meeting of Stockholders of AIM Immunotech Inc., a Delaware corporation (the “Company” or “AIM”), scheduled to be held on November 3, 2022.

On October 13, 2022, the AIM Stockholder Full Value Committee issued the press release that appears below.

In addition, attached hereto are copies of the following filings made by Mr. Jorgl, as plaintiff in the pending Delaware action: (1) Plaintiff’s Supplemental Opening Brief in Support of its Motion for Preliminary Injunction; (2) Plaintiff’s Reply Brief in Support of its Motion for Preliminary Injunction; and (3) Plaintiff’s Response in Opposition to Defendants’ Motion to Compel and For Adverse Inference. The ASFV Committee is providing these documents to ensure that stockholders have a more complete picture of the pending proceedings after AIM’s selective disclosure in an SEC filing of its own, cherry-picked filings. Copies of all filings by parties to the Delaware litigation are available from the Delaware Chancery Court’s docket. The preliminary injunction hearing in Delaware was held on October 5th, and the parties are currently awaiting a ruling.

U.S. District Court Dismisses AIM’s “Baseless” Section 13(d) Claim

Court Rules that Allowing Claim to Proceed Would be Inconsistent with Statutory Purpose of Investor Protection

AIM’s Stock Price Continues Dramatic Decline, Closing at New 52-Week Low of $0.479 on October 12, 2022, Down More Than 35% Since July 18, 2022 When AIM Filed The Now Dismissed Lawsuit Against ASFV Committee

Worried AIM Board Selectively Discloses Incomplete Information Regarding Pending Delaware Action in Attempt to Distract from Failures

New York, NY, October 13, 2022: Jonathan Jorgl, an AIM ImmunoTech Inc. (NYSE American: AIM) (“AIM”) stockholder, together with his nominees, Robert L. Chioini and Michael Rice (collectively, the “AIM Stockholder Full Value Committee” or the “ASFV Committee”), today announced that the U.S. District Court, Middle District of Florida, dismissed in its entirety, without prejudice, the action brought by AIM (the “Florida Action”) against the members of the ASFV Committee and other individuals baselessly alleging that the members of the ASFV Committee were acting as a group with certain stockholders of AIM in violation of Section 13(d) of the Securities Exchange Act of 1934.

The court ruled that AIM lacked standing to bring the claim based on long-standing binding precedent. Citing that precedent and the purpose of Section 13(d) in protecting investors and potential investors rather than the corporation and incumbent management, the court noted that “ ... outsiders who challenge incumbent management, help protect the small shareholders’ interest in monitoring—by possibly challenging—incumbent management.” Further, “[t]he threat of this sort of litigation might remove from the field a player whose self-interest is to monitor management.”

“We are pleased with the Judge’s ruling, confirming that consistent with its pattern over the last six years AIM’s incumbent board is wasting corporate resources as part of a desperate attempt to entrench and enrich themselves and avoid accountability to stockholders, in this case attempting to use frivolous litigation,” stated the ASFV Committee. “The incumbent board had no factual basis or evidence to their allegations against the ASFV Committee in the Florida Action and ignored clear binding precedent in a blatant attempt to bully us and outspend us into submission. Mr. Mitchell, Mr. Applerouth and Mr. Equels are continuing to waste corporate assets, which belong to stockholders not the incumbent directors, solely to deny those same stockholders a meaningful choice in who represents them on the Board. For the incumbent board to waste $2.5 million of company money just to protect their excessive compensation while the company’s stock price has plummeted 99%, instead of deploying that money towards clinical development of a potential therapy that could possibly help cancer patients, is truly unfathomable, and clearly demonstrates the current board is incapable of fulfilling their fiduciary duties.”

The ASFV Committee continued:

In another desperate effort by the incumbent directors to mislead stockholders and distract from the serious issues facing AIM, yesterday, just one day after the dismissal of the Florida Action, AIM made a filing with the SEC selectively disclosing certain elements in the pending Delaware action. Shockingly, this filing included cherry-picked, incomplete and misleading information disseminated by the incumbent AIM board and made no mention whatsoever of the dismissal of the Florida Action, which AIM had previously touted in press releases and SEC filings.

What has become evident is that the incumbent directors are now panicking that they may lose their board seats (and excessive compensation) in a fair election and are desperately trying to change the narrative yet again, and it’s transparently pathetic. The preliminary injunction hearing in Delaware was held on October 5th, and the parties are currently awaiting a ruling. The ASFV Committee remains confident that Mr. Jorgl’s nomination was valid. Until the court rules, stockholders should not be distracted by cherry-picked, incomplete and misleading information disseminated by the incumbent board.

It is time for accountability and much needed change at AIM – the ASFV Committee urges all stockholders to vote on the GOLD proxy card today to elect ONLY Robert L. Chioini and Michael Rice.

It is important that you mark the boxes for Robert L. Chioini and Michael Rice ONLY and leave the boxes for the incumbent AIM directors unmarked.

Contact:

Alliance Advisors, LLC

200 Broadacres Drive, 3rd Floor

Bloomfield, New Jersey 07003

(877) 728-5012

aim@allianceadvisors.com

Important Information and Participants in the Solicitation

The ASFV Committee has filed a definitive proxy statement and associated GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the Annual Meeting. Details regarding the ASFV Committee’s nominees are included in the proxy statement.

THE ASFV COMMITTEE STRONGLY ADVISES ALL STOCKHOLDERS OF AIM TO READ THE PROXY STATEMENT AND OTHER PROXY MATERIALS AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION.

Information regarding the identity of participants in the ASFV Committee’s solicitation, and their direct or indirect interests, by security holdings or otherwise, is set forth in the ASFV Committee’s proxy statement. Stockholders can obtain a copy of the proxy statement, and any amendments or supplements thereto and other documents filed by the ASFV Committee with the SEC for no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge at the following website: https://viewproxy.com/aim/. Investors can also contact Alliance Advisors at the telephone number or email address set for the above.

EFiled: Sep 30 2022 11:24AM EDT Transaction ID 68193383 Case No. 2022-0669-LWW

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

JONATHAN THOMAS JORGL,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 2022-0669-LWW
)
AIM IMMUNOTECH INC.,	)
THOMAS K. EQUELS, WILLIAM	)	PUBLIC VERSION FILED:
MITCHELL, AND STEWART	)	September 30, 2020
APPELROUTH,	)
)
Defendants.	)

PLAINTIFF’S SUPPLEMENTAL OPENING BRIEF IN

SUPPORT OF ITS MOTION FOR PRELIMINARY INJUNCTION

i

		3.	The Jorgl Group Had No Arrangements or Understandings with Deutsch		27

		4.	The Jorgl Group Had No Arrangements or Understandings with Lautz		28

	J.	Realizing Their “Hypothesis” for Rejecting the Jorgl Notice Was In Error, Defendants Have Pivoted to a Belated (and Just as Erroneous) Conspiracy Theory			28

III.	LEGAL STANDARD				32

IV.	ARGUMENT				34

	A.	The Uncontroverted and Undisputed Facts Demonstrate that Jorgl Succeeds on the Merits of His Declaratory Judgment Action			34

		1.	Enhanced Scrutiny Should Be Applied to Review the Defendants’ Actions		35

		2.	Defendants’ Actions In Denying the Jorgl Notice Were Legally Invalid		38

			a)	The Director Defendants’ Rejection Was Solely Based On Jorgl’s Purported Failure to Disclose an “Arrangement or Understanding” with Tudor, Kellner, Deutsch, and Lautz	38

			b)	The Jorgl Notice Fully Complied with the Clear Disclosure Requirements of Section 1.4 of the Bylaws	40

			c)	The Terms “Arrangement” and “Understanding” in the Bylaws Should Be Given Their Common Meaning	42

			d)	Jorgl Did Not Have Any “Arrangement or Understanding” With Lautz, Tudor, Kellner or Deutsch	44

ii

		3.	Defendants’ Hindsight Justification For Their Rejection – Created For Purposes of this Litigation – Is Impermissible and Cannot Meet the Exacting Enhanced Scrutiny Standard	46

		4.	Even If the Defendants’ Actions Were Legally Permissible – Which Jorgl Wholly Contests – Defendants Still Fail to Meet the Equity Prong of the Enhanced Scrutiny Analysis	51

	B.	AIM Stockholders—Including Jorgl—Will be Irreparably Harmed If The Jorgl Nominees are Not on This Year’s Slate		53

	C.	The Balance of the Equities Favors Granting Plaintiff’s Requested Injunction		57

		1.	Having to Participate in a Proxy Contest or Even Losing Their Board Seats are Not Hardships That Tip The Scales in Defendants’ Favor	58

		2.	The Uncontroverted Evidence Shows that Jorgl’s Nomination is Not Part of Any Attempted “Hostile Takeover” of AIM and the Board’s Rejection of the Jorgl Notice was Improper	60

V.	CONCLUSION			61

iii

TABLE OF AUTHORITIES

Page(s)
Cases

AB Value Partners, LP v. Kreisler Mfg. Corp., No. CV-10434-VCP, 2014 WL 7150465 (Del. Ch. Ct. Dec. 16, 2014)	49

Aprahamian v. HBO & Co., 531 A.2d 1204 (Del. Ch. 1987)	58, 59

BlackRock Credit Allocation Income Tr. v. Saba Capital Master Fund, Ltd., 224 A.3d 964 (Del. 2020)	32, 33

Blasius Indus., Inc. v. Atlas Corp., 564 A.2d 651 (Del. Ch. 1988)	36, 37, 52

Chesapeake Corp. v. Shore, 771 A.2d 293 (Del. Ch. 2000)	43

EMAK Worldwide, Inc. v. Kurz, 50 A.3d 429 (Del. 2012)	36

Hubbard v. Hollywood Park Realty Enters., Inc., 1991 WL 3151 (Del. Ch. Jan. 14, 1991)	54

Icahn Partners LP v. Amylin Pharms., Inc., 2012 WL 1526814 (Del. Ch. Apr. 20, 2012)	57

In re El Paso Pipeline Partners, L.P. Derivative Litig., 2014 WL 2768782 (Del. Ch. June 12, 2014)	47

In re Netsmart Techs. Inc. S’holders Litig., 924 A.2d 171 (Del. Ch. 2007)	47

Ivanhoe Partners v. Newmont Min. Corp., 533 A.2d 585 (Del. Ch. 1987)	54

iv

Kallick v. Sandridge Energy, Inc., 68 A.3d 242 (Del. Ch. 2013)	38, 56, 59

Loft, Inc. v. Guth, 2 A.2d 225 (Del. Ch. 1938), aff’d, 5 A.2d 503 (Del. 1939)	53

Lorillard Tobacco Co. v. Am. Legacy Found., 903 A.2d 728 (Del. 2006)	42

Meghrig v. KFC W., Inc., 516 U.S. 479 (1996)	33

Metro Storage Int’l LLC v. Harron, 275 A.3d 810 (Del. Ch. 2022)	48

MM Cos., Inc. v. LiquidAudio, Inc., 813 A.2d 1118 (Del. 2003)	36

Packer v. Yampol, 1986 WL 4748 (Del. Ch. Apr. 18, 1986)	57

Pell v. Kill, 135 A.3d 764 (Del. Ch. 2016)	passim

Portnoy v. Cryo-Cell Int’l, Inc., 940 A.2d 43 (Del. Ch. 2008)	42

Richard Paul, Inc. v. Union Imp. Co., 86 A.2d 744 (Del. Ch. 1952)	33

Rosenbaum v. CytoDyn Inc., 2021 WL 4775140 (Del. Ch. Oct. 13, 2021)	47

Rosenberg v. XM Ventures, 274 F.3d 137 (3d Cir. 2001)	43

Schnell v. Chris-Craft Indus., Inc., 285 A.2d 437 (Del. 1971)	36, 58

Sparton Corp. v. O’Neil, C.A. No. 12403, 2018 WL 3025470 (Del. Ch. June 18, 2018)	33, 39, 60, 61

v

Strategic Inv. Opportunities LLC v. Lee Enters., Inc., 2022 WL 453607 (Del. Ch. Feb. 14, 2022)	36, 37, 58

Stream TV Networks, Inc. v. SeeCubic, Inc., 250 A.3d 1016 (Del. Ch. 2020)	33

T. Rowe Price Recovery Fund, L.P. v. Rubin, 770 A.2d 536 (Del. Ch. 2000)	54, 61

Telcom-SNI Inv’rs, L.L.C. v. Sorrento Networks, Inc., 2001 WL 1117505 (Del. Ch. Sept. 7, 2001), aff’d, 790 A.2d 477 (Del. 2002)	54

Third Point LLC v. Ruprecht, 2014 WL 1922029 (Del. Ch. May 2, 2014)	56, 58

Totta v. CCSB Fin. Corp., 2022 WL 1751741 (Del. Ch. May 31, 2022)	36, 37, 38

Yucaipa Am. All. Fund II, L.P. v. Riggio, 1 A.3d 310 (Del. Ch. 2010)	42

Statutes

15 U.S.C. § 78m(d)(1)(D)	42

Other Authorities

Agreement, BLACK’S LAW DICTIONARY (11th ed. 2019)	42

Arrangement, BLACK’S LAW DICTIONARY (11th ed. 2019)	41

Understanding, BLACK’S LAW DICTIONARY (11th ed. 2019)	41

vi

Pursuant to this Court’s Order entered August 19, 2022, Plaintiff Jonathan Thomas Jorgl (“Jorgl”), as stockholder of AIM ImmunoTech, Inc. (“AIM”), respectfully submits this Supplemental Opening Brief in support of his Motion for Preliminary Injunction.

I.     PRELIMINARY STATEMENT

This case is about the attempted disenfranchisement of an AIM stockholder’s sacrosanct right under AIM’s Restated and Amended Bylaws (“Bylaws”) and well-settled Delaware law to nominate director candidates for election to AIM’s board. On July 8, 2022, Plaintiff Jorgl submitted a letter to AIM and its three directors (Thomas K. Equels (“Equels”), William Mitchell (“Mitchell”), and Stewart Appelrouth (“Appelrouth” and, with Equels and Mitchell, the “Director Defendants”)) notifying them that Jorgl was nominating Robert Chioini (“Chioini”) and Michael Rice (“Rice”) for election to the board (the “Jorgl Notice”). The Jorgl Notice complies with every requirement and procedure provided under the advance notice Bylaw provisions, including the requirement that Jorgl describe all “arrangements and understandings” that he, Chioini, and Rice (together, the “Jorgl Group”) had with third-parties regarding these nominations as of the date of the Notice. Defendants were thus under an obligation to not reject the Jorgl Notice and let the AIM stockholders decide who they wanted to elect to the board during this year’s Annual Stockholder Meeting.

But that is not what happened here. On July 14, 2022, just six days after they received the Jorgl Notice, the Director Defendants convened a special board meeting during which they resolved to reject the nominations, thereby ensuring that they will run unopposed. The uncontroverted evidence in this case – including shocking admissions made by the Director Defendants during their depositions – reveals that the Director Defendants were embattled, paranoid, and vulnerable when they rejected the Jorgl Notice.

Since taking over AIM in 2016, the Director Defendants have presided over a six-year period where AIM’s publicly traded stock has declined in value by 99 percent (and still falling) due to staggering operational losses, non-existent revenue streams, and the (merited) public perception that AIM’s directors are in over their heads with a knack for overpromising and underdelivering. Rather than confronting these issues, the Director Defendants have inexplicably approved unmerited raises to executive and director compensation packages, eschewed all responsibility for AIM’s downward spiral, and tuned out and ignored negative feedback from the same stockholders to whom they owe fiduciary duties.

After the Director Defendants were barely reelected last year due to palpable stockholder dissatisfaction, despite running unopposed, Defendants saw the writing on the proverbial wall and began taking steps to harass and threaten disgruntled AIM stockholders whom Defendants believe are capable of starting a proxy contest this year. Particularly, the Director Defendants have been obsessed with Franz Tudor (“Tudor”), a long-time AIM stockholder who has been critical of the Director Defendants, has been linked to other influential AIM stockholders (i.e., Ted Kellner (“Kellner”) and Todd Deutsch (“Deutsch”)), and was involved in a prior unsuccessful attempt by another AIM stockholder, Walter Lautz (“Lautz”), to start a proxy contest this year. In June 2022, Defendants sent Tudor, Kellner, and Deutsch letters threatening legal action for supposedly planning a hostile takeover of the company and were in the process of “lawyering up” in the event they received another nominating notice from a dissident stockholder. When they received the Jorgl Notice in the middle of the afternoon on July 8, 2022 – the last day of the nomination period – the Director Defendants directed their lawyers to “scrub” the Notice for deficiencies so that they could get rid of this existential threat.

Within hours, Defendants decided they would reject the nominations because the Jorgl Notice did not disclose any “arrangements or understandings” with Tudor, Kellner, Deutsch, or Lautz, each of whom Defendants blindly assumed was involved in these nominations based on their prior dealings and “Google searches” that revealed Tudor had worked with Chioini years earlier in an entirely different corporate context. Based on this self-admitted “hypothesis” that consisted entirely of self-serving “speculation” and “circumstantial evidence,” Defendants denied the Jorgl Notice and then launched an all-out attack against the Jorgl Group, including the filing of federal securities claims and defamatory press releases, forcing Jorgl to bring this action to avail himself of his stockholder rights.

As set forth fully below, the uncontroverted and undisputed evidence shows that Defendants’ “hypothesis” is wrong. There is no direct evidence that in any way establishes that an arrangement or understanding between the Jorgl Group and any of Tudor, Deutsch, Kellner, or Lautz (or anyone else) existed with respect to these nominations. To the contrary, the record confirms that none of those stockholders wanted to get involved in these nominations due to their valid concerns that Defendants would retaliate against them. And this account has been corroborated by the sworn testimony of Jorgl, Chioini, Rice, and Lautz in this case and the sworn testimony of Kellner and Deutsch and court pleadings submitted by Tudor in the parallel federal securities action currently pending in Florida (the “Florida Action”). Because of the complete absence of any evidence that support their claims, Defendants have spent most of the discovery period accusing Plaintiff, third-party witnesses, and Plaintiff’s trial counsel of “hiding” smoking gun evidence Defendants self-servingly posit must exist. But no one is hiding anything, as confirmed by the fact that Defendants have received thousands of pages of emails, text messages, and business records as well as dozens of hours of deposition testimony. Defendants just have no case.

Defendants’ failure to support their self-serving rejection of the Jorgl Notice is dispositive. In this case, Defendants bear the exacting burden of demonstrating clear and convincing evidence that provides they had a “compelling justification” to reject the nominations. Because Defendants cannot come anywhere near clearing that evidentiary hurdle, this Court must order Defendants to not reject the Jorgl Notice and permit the Jorgl Group’s nominations at the upcoming Annual Stockholder Meeting to prevent irreparable harm to Jorgl and the other AIM stockholders and to prevent the Director Defendants from further entrenching themselves. Defendants must be stopped from continuing their pattern of bullying stockholders into silence and bringing costly litigation and/or requiring judicial intervention to force them to stop disenfranchising basic stockholder rights to choose the directors of the company they own. For these reasons, and those set forth below, Plaintiff respectfully requests that this Court grant his motion in its entirety.

II.     FACTUAL BACKGROUND1

A.	THE DIRECTOR DEFENDANTS TOOK COMPLETE CONTROL OF AIM IN 2016.

AIM is an immuno-pharma company founded in 1990 focusing primarily on the research and development of therapeutics to treat multiple types of cancer, including immune-deficiency disorders. Ex. 1.

In 2016, the Director Defendants took complete control of AIM. Prior to that year, AIM had a five-member board of directors that consisted of Defendants Equels and Mitchell as well as Peter Rodino (“Rodino”), William Carter (“Carter”), and Iraj Kiani (“Kiani”). In February 2016, the board removed Carter from his longstanding posts as Chairman and CEO of AIM. This action was based on findings of an investigation led by Rodino into allegations that Carter had been using AIM as his “private piggy bank.” Ex. 2 at 24:1-27:20.

The remaining four-person board (Equels, Mitchell, Rodino, and Kiani) then resolved to have Equels replace Carter as CEO and Mitchell replace Carter as Chairman. Ex. 4; Ex. 5. The board never replaced the board seat vacated by Carter. In or around June 2016, Kiani resigned from the board, leaving three board members (Equels, Mitchell, and Rodino). Ex. 6. The board never replaced the board seat

[1]

This section incorporates new facts that the parties have learned during expedited discovery. Plaintiff further incorporates by reference the factual allegations set out in his Verified Complaint and original Brief.

vacated by Kiani. Later, at the recommendation of Equels, Rodino decided he would not run for re-election so that he could assume the role of General Counsel (previously held by Equels) and assume other executive roles that reported directly to Equels. Ex. 3 at 62:3-65:11. Once again at Equels’s recommendation, the board resolved to have Appelrouth be the unopposed candidate at the 2016 annual stockholder meeting to fill the vacant seat. Ex. 7. Equels, Mitchell, and Appelrouth were elected to the board that year. Ex. 8. Each year since, they have run unopposed.

B.	THE DIRECTOR DEFENDANTS ARE IN OVER THEIR HEADS.

Equels is a lawyer by training with no degrees in business or the natural sciences. Ex. 9 at 19:12-21:8. Prior to working for AIM, Equels never worked in the healthcare, medical, or pharmaceutical industries. Id. at 21:13-23:21. He also had no experience running clinical trials or sitting on the board of a publicly traded company. Id. at 23:22-24:4. And prior to assuming the role of AIM’s CEO, Equels never served as the chief executive of a public company. Id. at 29:5-8. As Equels admitted, after taking the helm in 2016, he had to learn “on the job” how to oversee highly technical matters inherent in running a company like AIM. Id. at 36:4-37:19.

Appelrouth is also extremely unqualified. He is an accountant by training with no specialized degrees in the natural sciences. Ex. 10 at 16:1-17:15. Prior to serving on AIM’s board, Appelrouth never worked for a company in the healthcare, medical, or pharmaceutical industries, id. at 18:21-19:12, and had no experience sitting on the board of a publicly traded company. Id. at 19:23-20:2. In 2014, the accounting firm he ran for decades was censured, suspended, and fined by the Public Accounting Oversight Board for failing to make timely disclosures. Ex. 11. The only apparent reason Equels appointed Appelrouth to replace Rodino is that Appelrouth is a long-time friend and colleague of Equels who had assisted Equels and his wife on their personal income tax returns, as well as a testifying expert in cases handled by Equels and his wife when they were in private practice. Ex. 10 at 32:24-35:1.

Mitchell has a background in the natural sciences and experience overseeing clinical trials and studies. Ex. 2 at 10:13-11:10, 18:15-21:10. But Mitchell is an academic with no relevant business experience, having spent his professional life as a university professor. Id. at 11:17-14:20.

Rodino – Equels’s right-hand executive – is also in over his head. Since 2016, Rodino has served as AIM’s General Counsel and “one-person [in-house] legal team” notwithstanding the fact that he had stopped practicing law in or around 2000. Ex. 3 at 74:6-10, 75:21-76:1. Also since 2016, Rodino also served as AIM’s one-person in-house government relations team and as Corporate Secretary. Id. at 70:9-11, 70:21-25. And, starting in 2019, Rodino assumed the role of Chief Operating Officer, notwithstanding he never held that title prior to joining AIM. Id. at 17:17- 19:6, 71:1-5.

It is undisputed that, since taking complete control of AIM, the Director Defendants never expanded the board to bring in other qualified talent to help them run the company. In fact, they have not even considered it once during the dozens of board meetings they have convened since 2016. Ex. 9 at 81:21-83:13. Nor have they hired executives with experience in the healthcare, medical, or pharmaceutical industries to assist Equels and Rodino on their complicated day-to-day tasks.

C.	SINCE TAKING CONTROL OF THE COMPANY, THE DIRECTOR DEFENDANTS HAVE ENRICHED THEMSELVES AND AIM’S STOCK HAS PLUMMETED.

The Director Defendants testified that they have not expanded the board or hired new executives because of “financial constraints” and a supposed concern about wasting company money. See Ex. 10 at 40:16–41:7. But the board meeting minutes confirm the Director Defendants increased director and executive compensation early and often. For example, as soon as Appelrouth assumed his position on AIM’s board in 2016, he and Mitchell worked together to raise Equels’s annual base salary to $750,000. Ex. 12. Over the coming years, after AIM accumulated tens of millions of dollars in cash from investors, the Director Defendants never considered investing some of that cash on experienced directors or executives. Ex. 9 at 82:4-86:4. Instead, they focused on enriching themselves. In

2020, AIM reported in its regulatory filings that Equels was earning an annual total compensation equal to $2,663,375, an increase of $1,780,136 from the year before. Ex. 1 at 41. AIM also reported that the annual total compensation for its other executives and directors increased significantly between 2019 and 2020, as shown below (id. at 41, 46):

		Salary /		Stock	Option	Incentive Plan	NQDC	All Other
Name & Principal		Fees	Bonus	Awards	Awards	Compensation	Earnings	Compensation	Total
Position	Year	$(2)	$	$	$(1)	$	$	$	$(1)
Thomas K Equels	2020	806,599	652,000	—	1,139,267	—	—	65,509	2.663,375
CEO & President (2)3	2019	703,125	—	46.875	62,537			70,702	883,239
Ellen Lintal	2020	239,583	177,000	—	111,616	—	—	25,403	553,602
CFO (4)	2019	143,750	—	10,417	—	—	—	33,575	187,742
Peter Rodino	2020	394,792	244,500	—	111,616	—	—	42,570	793,478
COO. General Counsel
& Secretary (5)	2019	333,333	—	21,875	29,184			45,710	430,102

						Change in
						Pension
		Fees				Value &
		Earned			Non-Equity	Nonqualified
		or Paid			Incentive Plan	Deferred	All Other
		in	Stock	Option	Compensation	Compensation	Compensation
Name and Title of Director	Year	Cash $	Award $	Award $	$	Earnings $	As Director $	Total $
T. Equels	2020	—	—	—	—	—	—	—
Executive Vice Chairman	2019	—	—	—	—	—	—	—
W. Mitchell	2020	182,462		112,158				294,620
Chairman of the Board (1)	2019	182,462	—	37,766	—	—	—	220,228
S. Appelrouth Director (1)	2020	182,462	—	112,158	—	—	—	294,620
	2019	182,462	—	37,766	—	—	—	220,228

Defendants contend that Equels’ massive pay-raise is justified because he was supposedly underpaid in comparison to executives of so-called “comparator companies.” Ex. 2 at 31:4-13. But the evidence confirms that those “comparator companies” operated at a profit and generated tens of millions of dollars more in yearly revenue. Ex. 13; Ex. 2 at 36:11-37:3; Ex. 79. AIM, on the other hand, has incurred operational losses under the watch of the Director Defendants. Ex. 13. In reality, Equels was over-paid in 2019, before his massive pay-raise. Ex. 14. And neither Equels nor the other Director Defendants did anything meaningful in 2020 to justify those salary bumps, other than greenlight clinical trials and studies that, to date, have not resulted in tangible revenue streams. Ex. 15.

Importantly, these pay raises occurred during a period of plummeting stock value. In February 2016 (when Equels took the CEO role), AIM’s publicly traded stock was worth approximately $68 per share (accounting for reverse stock splits). Ex. 16. Since then, AIM’s stock value has cratered to approximately $0.60 per share, i.e., 99 percent loss in value. This precipitous decline in stock value means AIM’s stock is trading at a negative enterprise value (i.e., less than its cash holdings), meaning the market is assigning AIM’s technology and headline drug Ampligen no or negative value. Ex. 17 at 28:4-30:15. This juxtaposition between the plummeting stock value and across-the-board increases in executive and director compensation is captured below (Ex. 18 at 14):

The Director Defendants do not seem to care about this decline. Mitchell testified that “the only thing that concerns” him is if the stock gets delisted. Ex. 2 at 36:1-5. The other Director Defendants testified that they rarely track or discuss AIM’s stock value. Ex. 10 at 71:4-11. And the Director Defendants take absolutely no responsibility for the decline in stock value. Mitchell partly attributed this decline to “the war in Ukraine,” Vladimir Putin, and the COVID-19 pandemic. Ex. 2 at 35:5- 13. Equels suggested that the stock value is artificially deflated due to a supposed “stock manipulation” scheme by unknown actors. Ex. 9 at 107:2-108:10. And all

Director Defendants (and Rodino) suggested that this decline in stock price has been felt across the biotechnology sector, see Ex. 2 at 35:7-20, even though the evidence demonstrates that the biotechnology sector has enjoyed steady appreciation in stock price in recent years (as depicted below, Ex. 18 at 11):

D.	THE DIRECTOR DEFENDANTS HAVE FACED MASSIVE STOCKHOLDER BACKLASH THAT THEY HAVE LARGELY IGNORED.

Though the Director Defendants do not seem to care about AIM’s plummeting stock price, AIM’s stockholders are, understandably, “more than bitter” and vocal about the fact that their investments in AIM have been all but wiped out. Ex. 19 at 255:22-256:13. This backlash is evident from posts that accuse the Director

Defendants of using AIM’s cash holdings as a personal “piggy bank,” see Exs. 13, 20, to posts on Stocktwits and other public chatrooms and message boards regarding the company’s lack of transparency in press releases and SEC filings. Ex. 21.

Due to this overwhelming backlash from AIM’s stockholders, the Director Defendants are embattled. During last year’s annual stockholder meeting, they barely received more “For” votes than “Withheld/Abstained” votes during an unopposed election. Ex. 22 at 5. And the “say-on-pay” vote – that gives stockholders a chance to vote as to whether they agree with AIM compensation – failed miserably, with only 16% of stockholders approving how the director are compensated, the second-worst outcome for similar companies in 2021 (Ex. 22-B at 8):

Yet, over the years, the Director Defendants have refused to engage investors. They have “systematically” ignored stockholder inquiries, Ex. 23, failed to hold investor calls for multi-month stretches at a time, Ex. 24, and methodically blocked stockholder email addresses, see Ex. 25.

For example, Defendant Mitchell admitted that he “does not hear any report about what the stockholders think” and “refuses to talk with stockholders directly.” Ex. 2 at 33:14-34:22. Defendant Equels went so far as to call certain stockholders “troll[s],” accuse others of not being “legitimate stockholder[s],” and confirmed that he has outsourced all investor relations to outside consultants that either block or filter out the negative commentary so the Director Defendants never have to hear of it. See Exs. 26-27; Ex. 9 at 160:7-163:10.

E.	TUDOR WAS PARTICULARLY VOCAL IN EXPRESSING HIS FRUSTRATION, MAKING HIM THE DIRECTOR DEFENDANTS’ PERSONA NON GRATA.

One stockholder in particular, Tudor, has been a thorn in the Director Defendants’ side. Beginning in 2020, Tudor started to regularly send emails to management and AIM’s investor relations firm with recommendations on avenues for the development of Ampligen, among other matters. See, e.g., Exs. 28-29. By late 2020, as AIM’s stock continued to plummet, Tudor began expressing his frustration. See Exs. 30-31. Management therefore “took it upon [themselves] just to Google him” and “immediately found out there was an injunction against [Tudor] by the SEC some years ago as he pled guilty to insider trading.” Ex. 3 at 175:18-178:1.

After that, the Board referred to Tudor solely as the “convicted insider trader,” blocked his email address and Twitter account, and refused to talk with him in person or in writing. Exs. 25, 32, 33. As Mitchell testified, it was his personal “speculation” that Tudor was “attempt[ing] to take over the Board of Directors.” Ex. 2 at 50:11-51:11; 51:7-22. Equels went as far as to testify (without identifying any evidence) that Tudor must be engaging in an illegal stock manipulation scheme designed to artificially deflate AIM’s stock value. Ex. 9 at 167:6-168:19.

By 2021, when Tudor started to talk with scientific advisors and FDA lobbyists about Ampligen and question the studies related to it, the Board had enough. Ex. 3 at 177:10-178:1. AIM management launched an attack against Tudor and any stockholder they associated with him. In August 2021, they received a permanent injunction against Tudor in Marion County, Florida to enjoin him from contacting any of AIM’s business relations. See Ex 34; Ex. 35. Then, the Board started to identify out any other AIM stockholder they perceived to be associated to Tudor. For example, they “surmised” through emails that stockholders Kellner and Deutsch “may” be associated with Tudor by virtue of them “consistently either e-mailing members of the company or [the investor relations] firm.” Ex. 3 at 167:17-

168:13, 177:7-18. Effectively, just because these three individuals’ emails were “coincidentally similar,” the Board “believed” they were part of some undisclosed stockholder group nefariously planning to execute a hostile takeover of AIM. Id. at 189:9-191-2.

The Director Defendants’ dislike of Tudor (and anyone associated with him) is self-evident and palpable from the papers they have submitted in this litigation. Indeed, though Tudor was not (and is not) a member of the Jorgl Group, Equels devoted the majority of his Affidavit in this case to complaining about what he perceives to be Tudor’s past wrongdoing, all of which occurred well before events at issue in this case. Ex. 36 5-16. Defendants’ obsession with Tudor is also evident from their Interrogatory Responses in this litigation, which are largely devoted to actions that Tudor took months, if not years, before the facts and circumstances at issue in this case. Ex. 37.

F.	DEFENDANTS VIEWED THE LAUTZ NOMINATION AS AN EXISTENTIAL THREAT BY TUDOR AND BEGAN TO TAKE STEPS TO ENTRENCH THEMSELVES ON THE BOARD.

In April of this year, the Director Defendants’ worst fear materialized. For the first time, an AIM stockholder – Lautz – attempted to nominate individuals to run against the embattled Director Defendants, which had previously run unopposed. Specifically, on April 18, 2022, Lautz filed a notice to nominate Chioini and Daniel

Ring (“Ring”) to the Board based on Lautz’s concerns about “the direction of the Company, lack of corporate oversight and significant loss of stockholder value over the past two years.” Ex. 38 (the “Lautz Notice”).

AIM immediately “became concerned” that the Lautz Notice was tied to Tudor, Deutsch and Kellner. See Ex. 37 at No. 1. The Director Defendants, however, did not reject the Lautz Notice on the basis that Lautz had failed to disclose a perceived “arrangement and understanding” with Tudor, Deutsch, or Kellner. Instead, their basis for rejection was solely premised on purported violations of Rule 14a-8 of the Exchange Act, including failing to hold the minimum number of shares in Lautz’s personal name. Exs. 39-40.

After the Lautz Notice, the Director Defendants were on high alert and began taking actions designed to entrench themselves. For example, on June 16, 2022, AIM’s Florida outside counsel sent a letter to Deutsch and Kellner alleging “Violations of the Securities Exchange Act” based on their supposed participation in an undisclosed “stockholder group” with Tudor. See Ex. 41. Later that month, on June 23, 2022, that counsel sent a similar correspondence to Tudor. Ex. 42. In or around that time, that same counsel also began preparing the complaint for the Florida Action, which seeks declaratory and injunctive relief under the federal securities laws against Tudor, Deutsch, Kellner, Lautz and the members of the Jorgl

Group. Ex. 3 at 179:14-180:10; Ex. 43. The motive behind these actions is crystal clear: the Director Defendants wanted to go on the offensive against the stockholders they perceived to be preparing a proxy contest to replace the highly vulnerable board members. Ex. 2 at 54:10-21; Ex. 9 at 189:15-191:13.

G.	THE JORGL GROUP ISSUES THE NOMINATION LETTER

After AIM rejected the Lautz Notice, Chioini remained interested in being nominated to serve on AIM’s board of directors. Ex. 19 at 31:8-11; 31:1-25. Over his 25-year career, Chioini has a proven track record of growing pharmaceutical and healthcare companies and tapping unlocked economic potential in pharmaceutical products that have been mismanaged by others. Id. at 254:15-255:4.; 262:11-264:8. When he was nominated by Latuz, Chioini researched AIM closely and concluded that its poor stock performance and lack of measurable progress was largely due to the fact that the Director Defendants lack the experience to run a pharmaceutical company and have wasted much of the company’s time and money on ill-advised efforts to increase compensation. Id. at 22:5-17; 215:5-216:21; 221:7-11; 268:21-271:15. In May and June 2022, Chioini reached out to Tudor and Lautz to gauge whether those individuals were interested in nominating him. Both Tudor and Lautz entertained the idea but ultimately declined to be involved because they assumed that AIM and the Director Defendants would retaliate against them. Id. at 70:13-15;

180:1-20; Ex. 44 at 36:1-18. As Lautz testified, after AIM rejected the Lautz Notice he was ready to “move on with his life” and had no intention of nominating Chioini or anyone else to AIM’s board. Ex. 44 at 36:1-18. Similarly, as he has stated in submissions in the Florida Action, Tudor did not have the stomach to get involved in a stockholder nomination given the fact that AIM and the Director Defendants had spent the better part of two years fighting him in legal proceedings. Ex. 45.

By mid-to-late June 2022, Chioini’s longtime business associate who had experience serving on boards of public companies, Rice,2 became interested in being nominated alongside him as a director candidate for election to AIM’s board. Ex. 17 at 31:15-18; 64:22-25; 65:9-18. But they were missing two critical things: an AIM stockholder to nominate them, and a business partner who could help Chioini fund the proxy contest. Ex. 19 at 32:7-25; Ex. 46 at 90:16-19; 104:25-105-22; Ex. 17 at 121:7-16. 122:9-16; 123:24-124:5. Because the nomination period under AIM’s bylaws was set to close July 8, 2022, Chioini and Rice understood that finding a stockholder to nominate them was the most important issue. Ex. 19 at 32:7-25; Ex. 17 at 84:2-4. Around June 23, Rice contacted his longtime friend, Jorgl, to see if he was interested in purchasing AIM stock so that he could nominate them by the

[2]	Rice even serves as the Chairman of the Governance Committee of one of those boards. Ex. 17 at 31:15-18.

July 8, the cutoff date. Ex. 17 at 81:18-24. Jorgl is a successful entrepreneur and investor who recently founded a pharma company and has experience with clinical trials. Ex. 46 at 11:3-6; 11:19-17:8. After doing his due diligence on this matter, Jorgl concluded that AIM has significant untapped potential and that electing competent individuals like Chioini and Rice to the board would go a long way in recognizing that potential. Ex. 46 at 34:7-16; 24:6-14; 27:7-32:6.

Over the coming weeks, Jorgl worked closely with Chioini and Rice to execute their plan, but it was a scramble, as there was a lot to do in a short timeframe. On June 27, 2022, Jorgl purchased 1,000 shares of AIM stock, becoming a registered stockholder capable of nominating director candidates under AIM’s bylaws. Ex. 47. And on July 8, 2022, Jorgl submitted the Jorgl Notice, which contained all the information necessary to comply with the requirements set out in the advanced notice provisions found at Section 1.4(c) of AIM’s Bylaws. Ex. 48. In the ensuing weeks, the Jorgl Group was able to secure financing arrangements with Paul Tusa (“Tusa”), River Rock LLC (“River Rock”), and Michael Xirinachs (“Xirinachs”). Ex. 18.

H.	DEFENDANTS REJECT THE NOMINATION LETTER FOR PRETEXTUAL REASONS IN ORDER TO ENSURE NO ONE RUNS AGAINST THEM.

Unbeknownst to Jorgl, Chioini, or Rice, they had walked into a proverbial hornet’s nest because they had submitted the Jorgl Notice during a time when the

Director Defendants’ paranoia about Tudor was at an all-time high. As previously indicated, in late June 2022 AIM served Tudor and his perceived cohorts, Deutsch and Kellner, with correspondences threatening legal action and were working on preparing the necessary papers to commence that action behind the scenes. Exs. 41- 43; Ex. 3 at 179:14-180:10. The Director Defendants were on the offensive and had their legal teams ready to fight.

When Defendants received the Jorgl Notice in the middle of the afternoon of Friday, July 8, 2022, they immediately came to the (wrong) conclusion that it was yet another Tudor-led attack that had to be stopped at all costs. See, e.g., Ex. 2 at 54:3-21; Ex. 3 at 218:8-10. They arrived at this conclusion for three reasons: (i) they had already been paranoid for months that Tudor was planning something against them; (ii) they had never heard of Jorgl and, hence, assumed he must be the front-man who was secretly carrying out Tudor’s bidding; and (iii) Jorgl nominated the same candidate (i.e., Chioini) whom Lautz had nominated months earlier in what AIM perceived to be a Tudor-led attack. Ex. 9 at 208:17-218:4. And because AIM’s Bylaws required that the nominating stockholder (Jorgl) disclose all “arrangements and understandings” with those involved in the nomination, Defendants believed they could deny the Jorgl Notice if they could find any evidence, no matter how flimsy or attenuated, that connected the Jorgl Group to Tudor. As Mitchell confirmed in his deposition, he had already pre-judged that the Jorgl Notice needed to be rejected, the only thing missing was evidence to support that conclusion. See Ex. 2 at 53:5-17. Below is a relevant timeline of what happened next:

•

July 8, 2022: At approximately five o’clock in the afternoon, i.e., less than two hours after receiving the Jorgl Notice, Rodino and Equels asked three separate outside law firms to “scrub” the Letter for potential deficiencies. Ex. 49. They also sought confirmation that Jorgl’s shares were properly transferred from the broker’s “street name” to his personal name (they were). Ex. 50.

•

July 9-11, 2022: Rodino and Equels conduct Google searches to find possible connections between the Jorgl Group and Tudor. Rodino emailed himself six website links that contained what he believed to be the evidence he and Equels were hoping to find. Exs. 51-53. This so-called “evidence” was two-fold: (i) Tudor and Chioini worked together, nearly a decade ago, at Rockwell Medical and then more recently at another company named SQI; and (ii) Rice provided investor relation services to Rockwell at or around the same time Tudor was there. See id. As confirmed in their depositions, Rodino and Equels believed that because “[t]hese people knew each other” AIM had enough evidence to assume Tudor was behind this. Ex. 3 at 221:17-18; see also Ex. 10 at 94:5-95:8 (“… you can go on Google searches and you can get a lot of those correlations together… .”).

•	July 11-13, 2022: Defendants met with their numerous lawyers to discuss their impending rejection of the Jorgl Notice. Exs. 54-56.

•

July 14, 2022: Less than six days after receiving the Jorgl Notice, the AIM Board held a special meeting, with outside counsel in attendance, where the Google “findings” were presented by Equels and Rodino to Mitchell and Appelrouth. Ex. 57. Based only on that so-called “evidence,” the Director Defendants concluded that there were “a number of players who are acting as a group with respect to the nominations and with the intent of taking control of the Company and potentially raiding it or taking other actions adverse to stockholders. These individuals include Franz Tudor, Todd Deutsch, Ted Kellner, Jorgl, Lautz, Chioini and the second nominee in the Notice, Michael Rice.” Id. The Director Defendants unanimously resolved that the Jorgl Notice was “defective” and further resolved to file the Florida Action because “the Company is being harmed by the actions of Jorgl and others acting in concert with him.” Id.

•	July 15, 2022: AIM filed the Florida Action. Exs. 43, 58.

•

July 18, 2022: AIM issued a press release claiming that Jorgl made “false statements and omissions” in the Jorgl Notice and alleged (without evidence) that Chioini had a “checkered past.” Ex. 15 at Ex. F. The press release then stated that the Jorgl Notice was invalid, confusing stockholders into believing the Director Defendants would run unopposed at the 2022 Annual Meeting.

•

July 19, 2022: Rodino sent a multi-page draft summary with exhibits to AIM’s public relations firm for review and submission to the SEC. Ex. 60. In this SEC summary, AIM re-iterated its position that the Board rejected the Jorgl Notice because Tudor, Lautz, Kellner, Deutsch, Chioini, Rice and Jorgl were all members of an undisclosed group and attached as evidence the Google searches that Equels and Rodino had presented to the Board in the July 14, 2022 board meeting. See Exs. 61-62.

•	July 19, 2022: AIM finally sent Jorgl a letter confirming that the Board had rejected the Jorgl Notice. Exs. 63-64.

This timeline confirms that Defendants never conducted a reasonable inquiry into the facts and circumstances in the Jorgl Notice, but instead conducted a results-oriented investigation designed exclusively to identify information to support their preconceived notions about what had transpired. As the Director Defendants and Rodino freely admit, during the six-day period between their receipt of the Jorgl Notice and the board’s resolution to reject it (i.e., July 8-14, 2022), no one contacted Jorgl, Chioini, or Rice to inquire if they had arrangements or understandings with either of Tudor, Kellner, Deutsch, or Lautz. Ex. 9 at 236:18-237:22; Ex.10 at 94:10-95:1; Ex. 3 at 251:10-252:22. Nor did anyone at AIM contact Tudor, Kellner,

Deutsch, or Lautz to inquire if they had any involvement with the Jorgl Group. Ex. 9 at 185:1-10. And Defendants never tasked independent parties (i.e., individuals who did not have a self-serving interest in having the Jorgl Notice rejected) to test Rodino’s and Equels’s conclusions. Defendants’ “investigation” was a sham.

As Equels admitted, his inquiry into this matter did not reveal “direct evidence” of any arrangement or understanding between the Jorgl Group and any of the four AIM stockholders that Defendants believed were “involved” in this nomination. Ex. 9 at 218:5-220:17. And, as Mitchell and Rodino admitted, Defendants’ conclusion that these individuals were all working together was based on nothing but a “hypothesis” and “speculation” that very well “could be wrong.” Ex. 2 at 54:10-21, 57:10-20; Ex. 3 at 223:17-224:6.

Defendants were just looking for a reason, any reason, to deny the Jorgl Notice. This conclusion is self-evident from Mitchell’s shocking testimony that, even if Jorgl had disclosed arrangements or understandings with Tudor (which never existed), curing the supposed “deficiency” cited in the July 14, 2022 board meeting minutes, Mitchell would have still voted against the Jorgl Notice because he wanted to avoid a Tudor-led proxy contest at all costs, as demonstrated in the following exchange during Mitchell’s deposition:

7	Q. Had Mr. Jorgl disclosed Mr. Tudor in That notice, you would have voted against him; Correct?
8
9

10	A. Yes.

11	Q. Because Tudor is bad for the company in Your opinion; correct?
12

13	A. Yes.

Ex. 2 at 59:7-13.

I.	THE UNCONTROVERTED EVIDENCE DEMONSTRATES THAT DEFENDANTS’ BASIS FOR DENYING THE NOMINATION LETTER IS, IN FACT, WRONG.

Defendants’ self-admitted “speculation” and “hypothesis” on which they relied to deny the Jorgl Notice – i.e., that the Jorgl Group had undisclosed arrangements or understandings with Tudor, Kellner, Deutsch, and Lautz – was, in fact, wrong. As demonstrated fully below, the uncontroverted evidence demonstrates that no such arrangement or understanding existed on July 8, 2022, i.e., the date of the Jorgl Notice.

1.	The Jorgl Group Had No Arrangements or Understandings with Tudor.

While it is true that Tudor and Chioini have known each other for years, Ex. 19 at 20:1-13, Tudor had no arrangements or understandings with Chioini as of July 8, 2022 with respect to the board nominations. To the contrary, Tudor made it clear to Chioini he did not want to be involved in this nomination process or any other proxy submissions related to AIM. Ex. 45 at 6, Ex. 22 16. Those concerns only intensified in June 2022, when AIM’s outside counsel sent him a correspondence threatening legal action for being involved in an undisclosed “group.” Ex. 41. For these reasons, Tudor had no role whatsoever in the Jorgl Group’s nomination efforts that culminated in Jorgl submitting his Notice to AIM on July 8, 2022. Ex. 48. In fact, Jorgl and Tudor have each testified that they have never met or spoken. Ex. 45 at 4; Ex. 46 at 87:5-13. And Rice communicated with Tudor only one time to obtain information about AIM’s flagship drug, Ampligen. Ex. 17 at 36:3-38:2; 67:25-71:13. That is the full extent of the Tudor connection with the Jorgl Group, as confirmed by Tudor himself in a pleading in the Florida Action. Ex. 45 at 4-6.

2.	The Jorgl Group Had No Arrangements or Understandings with Kellner.

None of the members of the Jorgl Group have ever met or spoken to Kellner, much less had any arrangements or understanding with him. Ex. 46 at 87:5-13; Ex. 19 at 201:23-202:9; Ex. 17 at 125:10-18. This fact was confirmed by Kellner in a sworn declaration in the Florida Action. Ex. 66 7.b.

3.	The Jorgl Group Had No Arrangements or Understandings with Deutsch.

None of the members of the Jorgl Group have ever met or spoken to Deutsch, much less had any arrangements or understanding with him. Ex. 46 at 87:5-13; Ex. 19 at 201:23-202:9; Ex. 17 at 124:11-125:9. This fact was confirmed by Deutsch in a sworn declaration in the Florida Action. Ex. 65 8.b.

4.	The Jorgl Group Had No Arrangements or Understandings with Lautz.

Neither Jorgl nor Rice have ever met nor spoken to Lautz, much less had any arrangements or understanding with him. Ex. 46 at 50:16-51:3; Ex. 17 at 44:4-12. Chioini met Lautz for the first time this year, when Lautz nominated Chioni (along with Ring) in the Lautz Notice. Ex. 19 at 23:2-12. When Defendants rejected the Lautz Notice in late April 2022, Chioini contacted Lautz a small number of times to assess if Lautz would nominate him a second time. Id. at 59:25-60:5; 62:18-24. As Chioini testified, in or around mid-June 2022, Lautz made it clear to Chioini that he did not want to be involved in any way in a second nomination process, due to the potential blowback he could face from Defendants. Id. at 70:6-15. Lautz corroborated this account during his sworn deposition. Ex. 44 at 36:1-18.

J.	REALIZING THEIR “HYPOTHESIS” FOR REJECTING THE JORGL NOTICE WAS IN ERROR, DEFENDANTS HAVE PIVOTED TO A BELATED (AND JUST AS ERRONEOUS) CONSPIRACY THEORY.

Defendants’ posture in this litigation has evolved significantly. At the outset of this case, Defendants asserted, in full-throated and unequivocal fashion, that the evidence would prove them right about their self-admitted “speculation” and “hypothesis” that the Jorgl Group had so-called “arrangements and understandings”

with Tudor, Kellner, Deutsch, and Lautz. Ex. 67 at 3, 9-10, 21-22, 24-25; Ex. 37. After all, this was Defendants’ only basis for denying the Jorgl Notice on July 14, 2022, as confirmed by the minutes from that Board meeting, the Florida Action and related press release, the letter Defendants sent to the SEC about their rejection of the Jorgl Notice, and the Proxy Statement that Defendants have since filed with the SEC. See Exs. 43, 57, 59, 61, 68. But, after Defendants poured over thousands of documents and pages of testimony during the discovery period, their tone changed once they realized there is no evidence that supports their position.

Rather than admit their mistake and let Jorgl’s nominees be on the ballot, Defendants have chosen a different approach. First, Defendants take the position that the missing evidence must be out there (it is not) and the only plausible reasons they have not seen it are that Plaintiff lied under oath in his Verified Complaint and Interrogatory Responses (he did not), or that Plaintiff’s trial counsel must be hiding this evidence for its client (it is not), or that the smoking gun document must have been improperly logged as a privileged document (it was not). See Ex. 69 3-4, 6, 9-12. Defendants have gone as far as moving to compel the unprecedented subpoena it served on Plaintiff’s trial counsel because it was concerned that the witnesses subpoenaed in this case may be “hiding” information that may otherwise be in trial counsel’s possession. See Ex. 70; Ex. 46 at 173:19-20. None of this is true, as trial counsel explained in its opposition brief to that motion to compel, which caused Defendants to withdraw its motion one day before oral argument. See Ex. 71.

Defendants are now shifting their theory of the case entirely because they know their original theory is without evidentiary support. Specifically, Defendants now appear to argue – based on their assertions in their second motion to compel, filed just one day before the date of this Opening Brief 3– the Jorgl Notice should have been rejected because the Jorgl Group supposedly failed to disclose that Xirinachs was “participating” in the Jorgl nomination efforts as of July 8, 2022. Ex. 69. This novel theory fails for the following reasons:

First, the contemporaneous documents and relevant testimony confirm that the only basis upon which Defendants denied the Jorgl Notice was due to their belief that the Jorgl Group had arrangements and understandings with Tudor, Kellner, Deutsch, and Lautz. See Ex. 57. Defendants never based their rejection on any belief, suspicion, or speculation that the Jorgl Group had arrangements or understandings with Xirinachs.

Second, the Jorgl Group in fact had no “arrangements or understandings” with Xirinachs as of July 8, 2022. This is evident from the uncontroverted testimony of

[3]	Plaintiff will oppose that motion to compel, as it is just as baseless, sanctionable, and improper as Defendants’ last motion to compel (which they withdrew).

Chioini, who testified that he tried to convince Xirinachs to join the Jorgl Group at various points prior to July 8, 2022 but was not successful in this endeavor. Ex. 19 at 80:3-11 (“I was hopeful that Mr. Xirinachs was going to be a part of that group and really tried to just kind of drip on him and him to, you know, be part of that nomination. But he – and so I would send him [an email] or have him on a call, you know. He was evaluating or considering whether to be part of that nomination.”); see also id. at 82:2-3, 15-19; 78:17-79:1. As part of this effort, Chioini sent Xirinachs general information about AIM, such as a copy of its Bylaws and the 2021 proxy statement. See Exs. 72-73. But according to Chioini, and as confirmed in the documents, Xirinachs did not join until the week after Jorgl submitted the Jorgl Notice, when Xirinachs agreed to assist in funding the proxy contest (alongside Chioini). Ex. 19 at 83:8-22; 83:25-84:2 (“I think the first sense I got that [Xirinachs] was coming around was sometime around, like, mid-July”). Chioini’s account is corroborated by the testimony of Jorgl, who confirms that he had no arrangements or understandings with Xirinachs on or before July 8, 2022. Ex. 46 at 116:12-21 (“Michael Xirinachs was not involved … It was just Rob [Chioini], Mike Rice and myself.”); 127:14-19 (“[Xirinachs] was not involved in the nomination.”).

In fact, the only time Xirinachs spoke to either Rice or Jorgl was in late June 2022 to connect Jorgl with a contact at the American Stock Transfer (“AST”) to help him transfer the AIM shares to his personal name. Ex. 74; Ex. 46 at 139:9-13, 186:25-188:9. That fact does not come anywhere close to forming an “arrangement or understanding” within the meaning of the Bylaws. Indeed, by Defendants’ rationale, the AST employee who assisted Jorgl with the transfer would also somehow be a “participant” in the nomination efforts, as would the Uber driver that took Jorgl to the bank that day.

Third, Defendants know that the evidence in the record does not show that Xirinachs had an arrangement or understanding with the Jorgl Group on or before July 8, 2022. Exactly for that reason, Defendants are currently trying to serve Xirinachs with a subpoena and are trying to compel Xirinachs’ company, Looking Glass, to produce documents under a separate subpoena. See, e.g., Ex. 75. As always, Defendants’ position is that the smoking gun evidence must be out there. But, as Jorgl has tried to explain to Defendants on numerous occasions, that evidence simply does not exist.

III. LEGAL STANDARD

Although Jorgl submits this brief in support of his Motion for a Preliminary Injunction, he recognizes that when a plaintiff seeks the same relief through a preliminary injunction that he hopes to receive through a final decision on the merits, then a higher mandatory injunction standard is proper. See BlackRock Credit Allocation Income Tr. v. Saba Capital Master Fund, Ltd., 224 A.3d 964, 976–77 (Del. 2020).

A mandatory injunction is “one that orders a responsible party to ‘take action.’” See Meghrig v. KFC W., Inc., 516 U.S. 479, 484 (1996). In Delaware, to obtain a mandatory injunction, the moving party must show: (1) success on the merits of its claims; (2) that it will suffer irreparable harm if injunctive relief is not granted; and (3) that the harm that would result if an injunction does not issue outweighs the harm that would befall the opposing party if the injunction were issued. See Sparton Corp. v. O’Neil, C.A. No. 12403, 2018 WL 3025470, at *3 (Del. Ch. June 18, 2018). “To obtain mandatory injunctive relief, the movant must make a showing sufficient to support a grant of summary judgment, that is … on undisputed facts.’” BlackRock, 224 A.3d at 997. Relief by mandatory injunction should be awarded “when necessary to prevent irreparable injury … when the right is clear and the damage irreparable, equity will not hesitate to act.” Richard Paul, Inc. v. Union Imp. Co., 86 A.2d 744, 748 (Del. Ch. 1952); Stream TV Networks, Inc. v. SeeCubic, Inc., 250 A.3d 1016, 1046 (Del. Ch. 2020). As fully fleshed out below, Jorgl has met this standard here.

IV. ARGUMENT

Jorgl seeks a declaration from this Court that (i) the Jorgl Notice was valid and effective and complied with the Bylaws, and (ii) AIM must allow the nominations of Chioini and Rice to be introduced and acted on at the annual meeting.4 Ex. 15 24. For the reasons set forth below, Jorgl respectfully asks that this Court grant his requested relief in its entirety.

A.	THE UNCONTROVERTED AND UNDISPUTED FACTS DEMONSTRATE THAT JORGL SUCCEEDS ON THE MERITS OF HIS DECLARATORY JUDGMENT ACTION

This case comes down to whether the Jorgl Group had “arrangements or understandings” with Tudor, Deutsch, Kellner, and/or Lautz that were not disclosed in the Jorgl Notice that the Jorgl Group submitted to AIM on July 8, 2022. Indeed, the only reason Defendants denied the Jorgl Notice during the July 14, 2022 board meeting was due to Defendants’ self-admitted “hypothesis” and “speculation” that

[4]

Plaintiff asserts that it would be inequitable to allow the Defendant Directors to postpone the annual meeting, to hold the annual meeting for the purpose of adjourning it, or otherwise delay the shareholder vote on directors on November 3, 2022 (other than solely to the extent necessary to achieve as quorum). Plaintiff has been forced to engage in the proxy fight contemporaneous with litigating his rights in the instant action, and prolonging the proxy fight and/or permitting the Director Defendants to commence a second proxy contest strategy after losing this matter, would cause irreparable harm to Plaintiff Jorgl and be inequitable. Defendants refused to delay the annual meeting until this action was resolved, and they should not be able to gain an advantage from doing so.

such “arrangements or understandings” existed, as is evident from the minutes of that meeting, the July 18, 2022 press release that AIM filed announcing its denial of the Jorgl Notice, the July 19, 2022 letter that Defendants sent to the SEC about its denial of the Jorgl Notice, AIM’s proxy materials, and the sworn testimony of each of the witnesses who attended the July 14, 2022 board meeting. See, e.g., Ex. 2 at 53:8-17; Ex. 3 at 236:1-9; Exs. 43, 57, 59, 61, 68.

Defendants’ “hypothesis” was wrong. The uncontroverted facts in this case clearly and convincingly demonstrate that the Jorgl Group had no arrangements or understandings with either Tudor, Deutsch, Kellner or Lautz. Accordingly, Defendants cannot defend their “speculative” denial of the Jorgl Notice, much less demonstrate they had a compelling justification for that denial, as is required under the applicable Delaware case law. For these reasons, and those set forth below, Plaintiff succeeds on the merits.

1.	Enhanced Scrutiny Should Be Applied to Review the Defendants’ Actions.

As a threshold matter, and as set forth in Jorgl’s prior moving papers, this Court should review the Director Defendants’ conduct in rejecting the Jorgl Notice through the lens of enhanced scrutiny.

This Court has long-recognized that “[s]hareholder voting rights are sacrosanct. The fundamental governance right possessed by stockholders is the ability to vote for the directors....” EMAK Worldwide, Inc. v. Kurz, 50 A.3d 429, 433 (Del. 2012). Indeed, “[n]ormally directors who face a proxy context confront a structural and situational conflict because their own seats are at risk.” Pell v. Kill, 135 A.3d 764, 786 (Del. Ch. 2016) (emphasis added). In this scenario, the proper standard of review to apply is enhanced scrutiny. See MM Cos., Inc. v. LiquidAudio, Inc., 813 A.2d 1118, 1128 (Del. 2003) (finding that due to sanctity of the stockholder franchise, Delaware law applies enhanced judicial scrutiny to situations where “a board of directors acts for the primary purpose of impeding or interfering with the effectiveness of a stockholder vote,” especially in the context of a contested election for directors) (citing Blasius Indus., Inc. v. Atlas Corp., 564 A.2d 651, 659-61 (Del. Ch. 1988)).

“Under Delaware law, director actions are tested both for legal authorization and for equity” – a two-step process. See Totta v. CCSB Fin. Corp., 2022 WL 1751741, at *11 (Del. Ch. May 31, 2022) (citing Schnell v. Chris-Craft Indus., Inc., 285 A.2d 437, 439–40 (Del. 1971)); see also Blasius, 564 A.2d at 660 (“Judicial review of such action [i.e., action designed principally to interfere with the effectiveness of a shareholders vote] involves a determination of the legal and equitable obligations of an agent towards his principal.”); Strategic Inv. Opportunities LLC v. Lee Enters., Inc., 2022 WL 453607 (Del. Ch. Feb. 14, 2022) (assessing whether board breached fiduciary duties and bylaws in rejecting nomination notice, then conducting equitable review of the board’s rejection).

The first step asks whether a Board’s action was legally authorized and looks to whether “the conduct was permitted under positive law and the corporation’s constitutive documents.” See id. For the reasons set forth below, Plaintiff has demonstrated that the Jorgl Notice squarely complied with the clear language of the Bylaws because Plaintiff fully disclosed all “arrangements and understandings” as of July 8, 2022. Given there was no “arrangement or understanding” within the meaning of the Bylaws, the Board’s rejection was legally invalid.

The second step asks whether “board action was equitable and looks to whether the directors comprising the board complied with their fiduciary obligations.” Totta, 2022 WL 1751741, at *12. In circumstances such as this where there are “inherent conflicts of interest that arise when a board of directors acts to prevent shareholders from effectively exercising their right to vote … or to replace the incumbent board members in a contested election,” enhanced scrutiny applies. Strategic Inv. Opp., 2022 WL 453607 at *15.

When enhanced scrutiny applies, as it does here, the burden of proof shifts to the Board. See Blasius, 564 A.2d at 660. With the burden shifted, the Board must provide a “compelling justification” for its actions. This means that Defendants

“bear the burden of proving (i) that ‘their motivations were proper and not selfish,’ (ii) that they ‘did not preclude stockholders from exercising their right to vote or coerce them into voting a particular way,’ and (iii) that the directors’ actions ‘were reasonable in relation to their legitimate objective.’” Pell, 135 A.3d at 787 (internal citation omitted). Delaware law also requires that a Court’s enhanced scrutiny review be undertaken “with a special sensitivity” where directors’ actions may affect the stockholder franchise or the result of director elections, as is the case here. Kallick v. Sandridge Energy, Inc., 68 A.3d 242, 258-59 (Del. Ch. 2013).

And with the shifting burden of proof, its naturally follows that the applicable evidentiary standard shifts as well – “[w]here enhanced scrutiny applies, so too does the [evidentiary] burden allocation tied to that standard.” Totta, 2022 WL 1751741, at *19. Thus, here Defendants must prove any purported “compelling justification” for their actions through clear evidence and convincing evidence.

2.	Defendants’ Actions In Denying the Jorgl Notice Were Legally Invalid.

a)	The Director Defendants’ Rejection Was Solely Based On Jorgl’s Purported Failure to Disclose an “Arrangement or Understanding” with Tudor, Kellner, Deutsch, and Lautz.

Defendants singularly contend that the Jorgl Notice was invalid because it failed to comply with Section 1.4 of the Bylaws – specifically, that Jorgl failed to disclose “an arrangement or understanding” with Tudor, Kellner, Deutsch and

Lautz.5 Indeed, each Director Defendant has admitted that he determined the Jorgl Notice must be invalid because they assumed that Jorgl and his nominees were secretly acting in concert with Tudor, Kellner, Deutsch, and Lautz. Ex. 2 at 59:7-25; Ex. 9 at 235:2-20; Ex. 10 at 103:7-104:6. The July 14, 2022 Board meeting minutes further confirm that the Jorgl Notice was voted to be “defective” based only on that assumption. Ex. 57.

But, as demonstrated below, the undisputed facts demonstrate that the Board legally erred in their assumption and pretextual rejection. When a party shows that it is entitled to the relief sought based on clear language in agreements, e.g., bylaws, then this demonstrates actual success on the merits. Sparton Corp., 2018 WL 3025470, at *4. Accordingly, Plaintiff succeeds on the merits of his claim.

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Defendants’ rejection letter states that the Jorgl Notice failed to provide “the information required by subsection (ii) of the first sentence of Section 1.4, subsections (i), (ii), and (iii) of the second sentence of Section 1.4, and subsections (iv) and (v) of the third sentence of Section 1.4.” Ex. 15 at Ex. D. While not clear, Plaintiff assumes this letter references subsection (c). Two of those provisions deal with Jorgl being the owner of record for his 1000 shares. Yet Defendants concede there is no concern regarding Jorgl’s ownership of stock. Ex. 2 at 55, 7:9, 59:14-23; Ex. 9 at 226:3-15; Ex. 10 at 87:4-8. This leaves only the “arrangement or understanding” allegation.

b)	The Jorgl Notice Fully Complied with the Clear Disclosure Requirements of Section 1.4 of the Bylaws

Contrary to Defendants’ arguments to the contrary, Jorgl fully disclosed the arrangements and understandings he had as of the date of the Jorgl Notice. Specifically, the Bylaws at subsection (c)(2) of Section 1.4 provides that a nomination notice must include:

(i) a description of all arrangements or understandings between such stockholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made,

(ii) a representation whether the stockholders or the beneficial owners, if any, intend or are part of a group which intends to (1) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding capital stock required to elect the nominee and/or (2) otherwise solicit proxies from stockholders in support of such nomination, and

(iii) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder.

Ex. 78.

With regards to his description of all “arrangements and understanding” Jorgl fully and truthfully explained:

Although the Nominating Stockholder and the Nominees do not have a formal agreement as of the date of this Notice, it is expected that the Nominees will pay or contribute to the costs of the costs of the solicitation of proxies for their election, including the costs and expenses of the Nominating Stockholder. Except for the foregoing, as of the date of this Notice, the Nominating Stockholder is not party to any agreements, arrangements or understanding with any other stockholders of the Company nor with the Nominees or any other person pursuant to which the nominations are being made.

Ex. 15, Ex. C at 3 (§ B(i)) (emphasis added).

For subsection (ii), regarding whether Jorgl was part of a “group” involved with the delivery or solicitation of a proxies, he again fully and truthfully explained:

The Nominating Stockholder intends to deliver a proxy statement and form of proxy to holders of at least the percentage of the Company’s outstanding capital stock required to elect the Nominees and solicit proxies in support of the Nominees in accordance with applicable law and intends to comply with applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder. In addition, pursuant to Rule 14a-19(b) under the Exchange Act, the Nominating Stockholder intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of the Nominees.

It is expected that the Nominees will participate in the solicitation. Beyond the foregoing, the Nominating Stockholder has not formed a group with any stockholders of the Company or other persons as of the date of this Notice, but reserves the right to do so in connection with the solicitation. The Nominating Stockholder intends to engage a proxy solicitation agent to assist in the solicitation, but no such agent has been retained as of the date of this Notice.

Id. at 3-4 (§ B(ii)) (emphasis added).

Finally, with regards to subsection (iii), Jorgl confirmed that he “is not, and within the past year, was not, a party to any contract, arrangements or understandings with any person with respect to any securities of the Company … .” Id. at 4 (§ B(iii)).

c)	The Terms “Arrangement” and “Understanding” in the Bylaws Should Be Given Their Common Meaning

While “arrangement” and “understanding” are not expressly defined in AIM’s Bylaws, “[u]nder well-settled case law, Delaware courts look to dictionaries for assistance in determining the plain meaning of terms which are not defined” in a company’s bylaws. Lorillard Tobacco Co. v. Am. Legacy Found., 903 A.2d 728, 738 (Del. 2006).

An “arrangement” is a “an agreement or settlement of details made in anticipation.” See Arrangement, BLACK’S LAW DICTIONARY (11th ed. 2019). An “arrangement” may indicate a “back and forth” that results in some type of “quid pro quos,” Yucaipa Am. All. Fund II, L.P. v. Riggio, 1 A.3d 310, 357 n.245 (Del. Ch. 2010), or it can mean a type of promise or promises being made, see Portnoy v. Cryo-Cell Int’l, Inc., 940 A.2d 43, 46, 71 (Del. Ch. 2008). An “understanding” is an “agreement, especially of an implied or tacit nature.” See Understanding, BLACK’S LAW DICTIONARY, supra.

Both the definitions for “arrangement” and “understanding” provide that there must be some sort of an “agreement.” An “agreement” is a “mutual understanding between two or more persons about their relative rights and duties regarding past or future performances; a manifestation of mutual assent by two or more persons”; and the “parties’ actual bargain as found in their language or by implication from other circumstances, including course of dealing, usage of trade, and course of performance.” See Agreement, BLACK’S LAW DICTIONARY, supra (first and second definitions); Chesapeake Corp. v. Shore, 771 A.2d 293, 353 (Del. Ch. 2000).

Thus, applying the common meanings of these terms, an “arrangement” or “understanding” is simply an agreement, which could be implied or tacit, that includes an exchange of promises or quid pro quos.6

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Defendants filed their Florida Action against Jorgl, Chioini, Rice, Tudor, Kellner, Deutsch and Lautz based on a purported failure to comply with Section 13(d) of the Exchange Act. Filing a Schedule 13D is not a requirement under the Bylaws, but instead, a requirement under Federal Securities Laws. Neither Jorgl, Chioini, nor Rice were required to file a Schedule 13D here. Section 13(d) requires disclosure to the SEC for persons acquiring more than five percent (5%) of certain classes of shares. See 15 U.S.C. § 78m(d)(1)(D). Chioini and Rice own no shares and therefore cannot be part of a Section 13(d) group. See Rosenberg v. XM Ventures, 274 F.3d 137, 148 (3d Cir. 2001). Notwithstanding that Chioini and Rice are not part of a Section 13(d) group, even if they were, they would not be deemed “beneficial owners” of Jorgl’s shares as a result. The SEC staff has issued guidance on exactly this, stating that “[t]he formation of a group under Rule 13d-5(b), without more, does not result in the attribution of beneficial ownership to each group member of the securities beneficially owned by other members.” SEC Division of Corp. Finance, Ownership Reporting and Related Rules Compliance and Disclosure Interpretations § 105.06, https://www.sec.gov/corpfin/divisionscorpfinguidancereg13d-interphtm. And Jorgl owns only 1,000 shares, which is far less than the requisite 5% filing trigger. There are further are no hidden “agreements” between Jorgl, Chioini and Rice and any other AIM stockholder, as set forth herein. Section 13(d) is a red herring, and Defendants’ Federal Action is patently wrong.

d)	Jorgl Did Not Have Any “Arrangement or Understanding” With Lautz, Tudor, Kellner or Deutsch

Defendants’ paranoia and flimsy connections did not bear out when tested in discovery. Expedited discovery has confirmed that neither Jorgl nor the nominees had any “arrangement or understanding” – i.e., any agreement, either implied or tacit – with Lautz, Tudor, Kellner or Deutsch as of July 8, 2022.

At that time, only Jorgl, Chioini and Rice were part of the nomination group,7 as fully and accurately described in the Jorgl Notice. Specifically:

1. There was no agreement with Lautz: As set forth above, Lautz previously attempted to nominate Chioini to the Board in April 2022. But after his notice was rejected, Lautz decided to “move on with his life and considered this a done matter.” Ex. 44 at 36:11-18. He expressly refused to be the “face” of any new nomination attempt, and testified under oath that he had no “understanding or arrangement” with Chioini, Rice or Jorgl. Id. at 83:1-6; 88:6-10; 88:25-89:13. In fact, Lautz testified he “has never heard of [Jorgl] in [his] entire life.” Id. at 76:7-10.

Jorgl confirmed that he also had no agreement with Lautz and had never heard of him until the Florida Action and AIM’s July 18, 2022 press release. Ex. 46 at

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Indeed, Jorgl verified this no less than 17 times during his deposition. Ex. 46 at 41:16-20; 60:6-7; 63:4-5; 85:7-10; 92:25-93:1; 103:8-10; 116:19-21; 127:10-16; 141:14-20; 150:18-20; 150:25-151:5; 152:23- 153:1; 158:22-159:2; 160:2-12; 162:5-9; 164:2-5; 219:22-25.

50:16-51:3. Rice also doesn’t know and has never met with or spoken to Lautz. Ex. 17 at 44:4-19. And Chioini did not have and does not have any agreement or understanding, formal or informal, with Lautz, who made it clear he did not want to be involved. Ex. 19 at 59:25-60:5; 62:18-24; 70:6-15.

2. There was no agreement with Tudor: Jorgl testified under oath that he doesn’t know Tudor and, like with Lautz, first learned Tudor’s name when AIM filed the Florida Action and included him in the July 18, 2022 press release. Ex. 46 at 83:10-18; 140:12-141:4. Jorgl has never spoken with him. Id. at 67:22-68:1. Tudor confirmed this in the Florida Action, stating that “[he] does not know Mr. Jorgl nor has [he] ever had any communication with Mr. Jorgl […]” Ex. 45 at 4; Ex. 46 at 87:5-13. Rice was connected with Tudor through Chioini and communicated with him one time, on June 22, 2022, and received a two-page write-up from him on AIM. Ex. 76. Apart from this, Rice had no further contact with Tudor and never entered into any agreement with him. Ex. 17 at 36:3-38:2; 67:25-71:13.

As set forth above, Chioini asked Tudor to consider nominating him in mid-June 2022, but Tudor refused for fear of having his name “smeared” by AIM’s aggressive management. Ex. 19 at 88:2-4; 179:1-5; 180:11-19. After that, Chioini decided to move forward “on his own” and sought a new nominating shareholder with Rice. Id. at 59:13-24. There was, therefore, no “agreement” with Tudor as of July 8, 2022. Id. at 242:16-24.

3. There was no agreement with Kellner or Deutsch: The evidence is clear that neither Jorgl, Rice or Chioini had any agreement with Kellner or Deutsch. In fact, each testified that they don’t know Kellner or Deutsch and have never communicated with them. Ex. 46 at 87:5-13; Ex. 19 at 201:23-202:9; Ex. 17 at 124:11-125:18. This was confirmed in sworn Declarations submitted by both Kellner and Deutsch in the Florida action. See Ex. 66 7.b; Ex. 65 8.b.

In summary, the uncontroverted evidence shows there was no undisclosed “group” with Tudor, Lautz, Kellner, Deutsch, Chioini, Rice and Jorgl, as the Board had speculated. Defendants’ rejection was legally invalid under the clear language of the Bylaws.

3.	Defendants’ Hindsight Justification For Their Rejection – Created For Purposes of this Litigation – Is Impermissible and Cannot Meet the Exacting Enhanced Scrutiny Standard.

Realizing now that their sole basis for rejecting the Jorgl Notice was clear error, Defendants appear to be shifting course in this expedited proceeding to focus on the timing and extent of the alleged membership of Xirinachs in Jorgl’s “group.” As forecasted in Defendants’ Motions to Compel, Defendants essentially now allege that the Jorgl Notice was somehow deficient because Xirinachs was involved as a behind-the-scenes “participant” and on contemporaneous emails with Chioini.

But this pivot will not work. The relevant inquiry for this Court in assessing whether the Board’s actions were legally proper is confined to what they knew at a particular point in time – July 8, 2022, when they received the Jorgl Notice and began “scrub[bing]” it for deficiencies. Ex. 49.

As explained in Rosenbaum v. CytoDyn Inc., 2021 WL 4775140, (Del. Ch. Oct. 13, 2021), a “Board cannot justify its rejection of the Nomination Notice on facts it did not know when it sent the Deficiency Letter” – i.e., “after-discovered facts.” Id. at *21. Further, a “Board cannot justify its rejection on misplaced facts” or “supposition[s]” that are not legitimately based on known facts. Id. The reasoning in Rosenbaum comports with this Court’s position on applying post hoc rationale generally – business decisions should not be justified in hindsight. See, e.g., In re El Paso Pipeline Partners, L.P. Derivative Litig., 2014 WL 2768782, at *7 (Del. Ch. June 12, 2014) (“Both sides have relied on post-transaction events. … [But] under Delaware law, business decisions are not judged in hindsight. The defendants’ actions must stand or fall based on what they knew or did at the time.”); In re Netsmart Techs. Inc. S’holders Litig., 924 A.2d 171, 199 (Del. Ch. 2007) (finding company’s failure to engage in efforts to find a buyer was unreasonable and a breach of its duties – “[t]he record evidence regarding the consideration of an active search for a strategic buyer [was] more indicative of an after-the-fact justification for a decision already made, rather than of a genuine and reasonably-informed evaluation of whether a targeted search might bear fruit.”); Metro Storage Int’l LLC v. Harron, 275 A.3d 810, 855 (Del. Ch. 2022) (rejecting defendant’s testimony that was an “after-the-fact rationalization[    ] for his misconduct”).

Here, the Board’s well-documented justification for rejecting the Jorgl Notice was solely based on the belief that Jorgl and the nominees were part of an undisclosed group with Tudor, Lautz, Kellner and Deutsch. Defendants filed the Florida Action on this basis, made multiple scathing public disclosures with this allegation, and even submitted a secret letter to the SEC “notifying” them of this group. See Exs. 43, 57, 59, 61, 68. For the myriad reasons discussed above, Defendants were wrong.

Even if this Court determines that Defendants’ burden of proving a “compelling justification” for their actions is not confined to what they knew at the time of rejection, the mere fact that Xirinachs participated in certain preparatory steps before submission of the Jorgl Notice is not clear evidence that he had an arrangement or understanding, i.e. an agreement, within the meaning of AIM’s Bylaws as of July 8, 2022. Nor does the fact that Xirinachs is listed on a privilege log (produced during this litigation) as a potential Baker Hostetler client in June and early July as having a “common legal interest” in the proxy contest demonstrate that he had some sort of “agreement” with Jorgl, Chioini and Rice within the meaning of AIM’s Bylaws, as Defendants assert. See Ex. 69 at 6. And Xirinach’s later involvement and funding – all fully and properly disclosed in Jorgl’s September 15, 2022 proxy statement, see Ex. 18 – that post-dates the Jorgl Notice is not essential to this Court’s assessment of whether the Board’s rejection was proper and, thus, “immaterial to the resolution of this motion.” AB Value Partners, LP v. Kreisler Mfg. Corp., No. CV-10434-VCP, 2014 WL 7150465, at *3 (Del. Ch. Ct. Dec. 16, 2014).

As he testified under oath, Chioini wanted Xirinachs to be involved in the nomination efforts before July 8, but Xirinachs declined to do so and only later agreed to help finance the costs of the litigation and proxy efforts. Ex. 19 at 78:17-79:1; 80:3-11, 82:2-3, 15-19. Both Chioini and Jorgl confirmed there was no exchange of promises – for example, for future monetary benefits or a management position with AIM or similar quid pro quos – with Xirinachs, and no agreement to help with financing before July 8, 2022. See, e.g., Ex. 19 at 83:8-84:2; Ex. 46 at 116:12-21, 127:14-19. Indeed, the very exhibits Defendants cite as purported clear evidence of an agreement between Chioini and Xirinachs before July 8, 2022, are nothing more than benign informational emails, including a link to AIM’s 2021 proxy statement and the Bylaws, sent months before the Jorgl Notice. Exs. 72, 73.

As set forth above, the only time Xirinachs spoke to either Rice or Jorgl was in late June 2022 to connect Jorgl with a contact at AST to help him transfer the AIM shares to his personal name. Ex. 74; Ex. 46 at 139:9-13; 186:25-188:9. Again, that fact does not come anywhere close to forming an agreement within the meaning of the Bylaws. By Defendants’ rationale, the AST employee that physically assisted Jorgl with the stock transfer would also somehow be a “participant” in the nomination efforts.

There was no “agreement” with Xirinachs, and Defendants cannot avoid their legal error in denying the Jorgl Notice with a hindsight justification.

Regardless, adopting Defendants’ position sets a dangerous precedent for stockholder proxy contests moving forward. Granting a conflicted and entrenched board the license to deny a nomination notice for pretextual reasons, and then sue the nominating stockholder on “information and belief” alone in hopes of learning about some technical defective through costly discovery, incentivizes the wrong conduct. It invites unnecessary litigation, encourages corporate bully tactics, and makes shareholder proxy contests cost prohibitive.

This Court should not adopt Defendants’ post hoc rationalization for rejection. Their actions were legally impermissible.

4.	Even If the Defendants’ Actions Were Legally Permissible – Which Jorgl Wholly Contests – Defendants Still Fail to Meet the Equity Prong of the Enhanced Scrutiny Analysis

Beyond being legally invalid, the uncontroverted record confirms that the Board’s actions were entirely inequitable and violated the fiduciary obligations owed to AIM stockholders.

As set forth above, despite Jorgl’s compliance with the Bylaws and full and accurate disclosures, on July 19, 2022, the Board summarily rejected the Jorgl Notice in a two-paragraph letter and then engaged in a hyperaggressive campaign against him and the nominees. Defendants have made it clear that this reaction was not based on a clear deficiency in the Jorgl Notice or preserving some overwhelming stockholder interest; rather, the Board felt threatened and were on the hunt for anything that smelled of Tudor. This fact is most glaringly obvious from Defendant Mitchell’s admission he was poised to reject any stockholder nomination that he perceived involved Tudor:

7 8 9	Q. Had Mr. Jorgl disclosed Mr. Tudor in That notice, you would have voted against him; Correct?

10	A. Yes.

11 12	Q. Because Tudor is bad for the company in Your opinion; correct?

13	A. Yes.

Ex. 2 at 59:7-13.

Put differently, Defendants’ disproportionate and hyperaggressive rejection of the Jorgl Notice – done at the direction of a clearly conflicted Board – was not based on a real failure to comply with AIM’s advance notice Bylaw at all. Instead, it was pretextual, premised on the Director Defendants’ fear of losing their Board seats (i.e., self-serving motivations), and enforced through aggressive fear tactics (i.e. the Board precluded stockholders from exercising their right to nominate directors and fully and fairly vote through ad hominem public attacks to retaliate against stockholders and nominees who dare to oppose them). See Pell, supra, 135 A.3d at 787. There was no compelling justification for the Board’s rejection of the Jorgl Notice, and their actions did not serve any “legitimate objective” or stockholder interest. Id.; see also Blasius, 564 A.2d at 660.

In any event, longstanding Delaware law dictates that a board’s fiduciary duties obligate directors to exercise their discretion in favor of the stockholder franchise. See Loft, Inc. v. Guth, 2 A.2d 225, 238 (Del. Ch. 1938), aff’d, 5 A.2d 503 (Del. 1939) (“It has frequently been said by this court ... that the directors of a corporation stand in a fiduciary relation to the corporation and its stockholders.”); accord Pell, 135 A.3d at 785–86. Here, this meant allowing Jorgl the opportunity to explain himself before starting an entirely disproportionate and malicious fight against him and his nominees. But Defendants made no effort to do so. Again, the chronology of the Director Defendants’ action speaks for itself.

At its core, Jorgl’s declaratory judgment action is simply about an incumbent Board trying to entrench themselves by unjustly and unlawfully rejecting a proper notice and running roughshod over stockholders and their rights. For these reasons, Jorgl succeeds on the merits of his claim.

B.	AIM STOCKHOLDERS—INCLUDING JORGL—WILL BE IRREPARABLY HARMED IF THE JORGL NOMINEES ARE NOT ON THIS YEAR’S SLATE.

Defendants’ conduct has and will continue to cause irreparable injury to Jorgl and the AIM stockholders in at least two ways. If injunctive relief is denied AIM stockholders will be disenfranchised and continue to suffer at the hands of an entrenched Board; and significant time and money will have been spent on a proxy contest for nothing. As explained in more detail below, this factor weighs in favor of granting the injunction.

Under Delaware law, “[h]arm is irreparable unless ‘alternative legal redress [is] clearly available and [is] as practical and efficient to the ends of justice and its prompt administration as the remedy in equity.’” Pell, 135 A.3d at 793 (quoting T. Rowe Price Recovery Fund, L.P. v. Rubin, 770 A.2d 536, 557 (Del. Ch. 2000)) (alterations in original). Courts routinely recognize that shareholders may suffer irreparable harm if they are denied the right to vote their shares. Telcom-SNI Inv’rs, L.L.C. v. Sorrento Networks, Inc., 2001 WL 1117505, at *9 (Del. Ch. Sept. 7, 2001), aff’d, 790 A.2d 477 (Del. 2002). “The shareholders’ right to vote includes the right to nominate a contesting slate.” Hubbard v. Hollywood Park Realty Enters., Inc., 1991 WL 3151, at *5 (Del. Ch. Jan. 14, 1991). For example, in Hubbard, the court found irreparable harm where the directors interposed the advance notice bylaws to block the nomination of a competing slate. Id. at *5. The court explained that if actionable, this “interference with the corporate franchise . . . would result in irreparable harm by thwarting shareholders’ voting rights.” Id.

Here, too, irreparable harm will ensue if an injunction does not issue because the Director Defendants will continue entrenching themselves through manipulative conduct. Cf. Ivanhoe Partners v. Newmont Min. Corp., 533 A.2d 585, 590 (Del. Ch. 1987) (identifying board entrenchment efforts in connection with voting restraints were “sufficiently indicative” of irreparable harm).

As set forth above, the Director Defendants are in over their heads, embattled, and vulnerable. Under their watch, AIM has lost approximately 99 percent of its stock value and gained a reputation in the market for being a company that overpromises and underdelivers. See supra at § 2.C. Rather than focus on reversing this trend, the Director Defendants admitted in their depositions that they rarely check the stock price, that the “only thing that concerns” them is if the stock gets delisted, that they take absolutely no responsibility for the falling stock price, and that they have neither the time nor motivation to listen to stockholders’ concerns about the company’s poor performance. Ex. 2 at 35:5-13, 36:1-5; Ex. 10 at 71:4-11. The Director Defendants also testified that they earned their lucrative compensation packages and that stockholders that are critical of such compensation packages are “troll[s]” who should be ignored. Exs. 26-27; Ex. 9 at 156:6-159:7. This “let them eat cake” mentality has made the Director Defendants so unpopular that they each were barely reelected last year while running unopposed and they are the subject of constant derision in investor chat rooms and message boards. Ex. 22 at 5, Ex. 21. Because of these undisputed facts, the Director Defendants have taken the tack in recent months of retaliating against disgruntled stockholders through legal nastygrams, lawsuits, defamatory press releases, and more. Exs. 25, 32, 33, 34, 35, 43. If they succeed in disenfranchising Jorgl’s right to nominate director candidates, the Director Defendants will only continue their transparent attempt to strengthen their toxic stranglehold over the company and its captive stockholders – all to the irreparable harm of Jorgl and the other stockholders. See, e.g., Kallick, 68 A.3d at 246, 264 (finding irreparable harm where a director “use[s] corporate power to seek to coerce shareholders in the exercise of the vote”).

The shareholders should be given an opportunity to voice their dissatisfaction at this year’s annual meeting. Given the fast-approaching November 3, 2022 Annual Stockholder Meeting, Jorgl and his benefactors have already spent significant time and money preparing for the anticipated proxy contest for this year’s meeting. They have engaged a proxy solicitation company, also engaged counsel to advise them in the process, all at significant expense. See, e.g., Ex. 80. Rejecting Jorgl’s request for an injunction at this stage would require Jorgl to either (i) wait months to participate in an adjourned shareholder meeting, furthering increasing costs and prejudicing Jorgl and his group while AIM continues in its public campaign against his nominees, or (ii) force Jorgl to wait another year to nominate new board members, thereby incurring additional costs and the uncertainty of another proxy contest, all of which would result in irreparable harm to the shareholders. See Third Point LLC v. Ruprecht, 2014 WL 1922029, at *24 n.47 (Del. Ch. May 2, 2014) (“Losing one year’s presence on the Sotheby’s Board and having to incur the costs and uncertainty of running another proxy contest a year from now would constitute irreparable harm.”); Packer v. Yampol, 1986 WL 4748, at *11 (Del. Ch. Apr. 18, 1986) (granting injunction and explaining that harm caused by threats to “the corporate electoral process . . . must be prevented before a shareholders’ meeting in cases where, as here, any post-meeting adjudication might come too late”); Icahn Partners LP v. Amylin Pharms., Inc., 2012 WL 1526814, at *3 (Del. Ch. Apr. 20, 2012) (“Plaintiffs would be irreparably harmed by having to wait 13 months to effectuate change.”).

Because Jorgl has no alternative legal redress and the practical, efficient, and just means of solving this dispute is to allow the AIM stockholders an opportunity to exercise their fundamental right to vote, Jorgl will suffer irreparable harm without the injunction and the Court should grant the relief requested.

C.	THE BALANCE OF THE EQUITIES FAVORS GRANTING PLAINTIFF’S REQUESTED INJUNCTION.

The relief requested in this preliminary injunction is simple. Jorgl seeks an order allowing him to exercise his rights under the bylaws to nominate Chioini and Rice to AIM’s Board based on the valid and effective notice he submitted in July. There is simply no harm to Defendants if this relief is granted as they are not entitled to their board seats. Thus, as explained in more detail below, the balance of the equities strongly weighs in favor of granting this relief.

1.	Having to Participate in a Proxy Contest or Even Losing Their Board Seats are Not Hardships That Tip The Scales in Defendants’ Favor.

Defendants cannot point to the prospective loss of their director positions or the prospect of facing a proxy contest as grounds to deny the injunction. See Pell, 135 A.3d at 794 (“Even when the incumbents themselves could be voted out of office, that fact does not support a claim of hardship.”) (citing Aprahamian v. HBO & Co., 531 A.2d 1204, 1208 (Del. Ch. 1987)). In fact, Delaware law views the right to nominate an opposing slate as a stockholder’s “fundamental right.” Strategic Inv. Opportunities, 2022 WL 453607, at *8 (collecting cases). The Delaware Supreme Court has even squarely rejected attempts by management “to utilize the corporate machinery and the Delaware Law for the purpose of perpetuating itself in office; and, to that end, for the purpose of obstructing the legitimate efforts of dissident stockholders in the exercise of their rights to undertake a proxy contest against management.” Schnell, 285 A.2d at 439; see also Third Point LLC, 2014 WL 1922029, at *27 (“Protection of the stockholder franchise is important in every instance, but it is of particular importance” where Plaintiff “is engaged in a hotly contested proxy fight with the Company and certain of the Company’s directorships are at stake.”). Practices such as these are not only inequitable but also “contrary to established principles of corporate democracy.” Schnell, 285 A.2d at 439. Moreover, in a similar context, this Court aptly explained in that:

there is little possibility of hardship to the individual defendants. The incumbent directors have no vested right to continue to serve as directors and therefore will suffer no harm if they are defeated. If the will of the stockholders is thwarted, however, there may be considerable hardship to the stockholders and their corporation.

Aprahamian, 531 A.2d at 1208 (emphasis added).

Allowing Jorgl to make his nominations and have that slate put before the stockholders at AIM’s Annual Meeting simply imposes no harm on the Defendants. To the contrary, permitting this process to proceed based on a timely submitted and proper nomination is consistent with Delaware law and the established principles of corporate democracy.8

Plaintiff is not seeking an order from this Court placing his nominees on the Board—he is simply requesting that they be placed on the ballot so that they may be considered. AIM’s stockholders will then have the power to make the ultimate determination as to who should fill those seats. See Aprahamian, 531 A.2d at 1208.

[8]

In direct opposition to these foregoing principles, Defendants claim that the purported “harm” that would befall them is the injection of “confusion and disruption into the director election at the annual stockholder meeting and by subjecting AIM to substantial additional expense.” Ex. 67 at 37. The Defendants’ argument is entirely moot—they were the ones that initiated a “hotly contested proxy fight” and the attendant expense with their filing suit in Florida, and their continued opposition to Jorgl’s efforts in this Court to empower the “free exercise of the stockholder franchise” through nominating a dissident slate. See Kallick, 68 A.3d at 260. In short, the Rubicon has been crossed.

Because there is no harm to Defendants, the balance of equities favors granting the injunction.

2.	The Uncontroverted Evidence Shows that Jorgl’s Nomination is Not Part of Any Attempted “Hostile Takeover” of AIM and the Board’s Rejection of the Jorgl Notice was Improper.

The balance of the equities weighs further in Jorgl’s favor because the rejection of his Nomination was based on ill-conceived conspiracies that have not materialized and was inconsistent with the Board’s rights and obligations as fiduciaries to AIM. Extensive discovery, including depositions and document requests to numerous third parties, reveals that Defendants’ public contentions that Jorgl’s nomination was part of some “hostile takeover” is completely unfounded, as demonstrated below.

Delaware courts consistently hold that the where one party takes an action not within its right, the equities should be balanced in favor of the other party. See, e.g., Sparton Corp., 2018 WL 3025470, at *4 (granting injunction where “[t]he equities [were] in Defendants’ favor because [Plaintiff] never had the right to withhold the escrow funds under the parties’ agreements.”). Here, the Board’s rejection of the Jorgl Notice—which was admittedly based on “suspicion and skepticism” rather than actual facts—was improper. Ex. 2 at 53:8-17; Ex. 3 at 236:1-9; Ex. 37. The uncontroverted evidence is that Jorgl has no connection to Tudor and was not part of any purported conspiracy with Kellner, Deutsch, Lautz, or Tudor. Ex. 46 at 50:16-23; 71:17-21; 87:5-13; 144:8-23. Further, neither Chioini nor Rice are part of any purported conspiracy with Kellner, Deutsch, Lautz, or Tudor. See supra at § II.I. In fact, to the contrary, each of the third party witnesses consistently testified that they either did not know Jorgl or that they did not have any agreement or understanding with Jorgl. Ex. 44 at 76:7-10, 77:19-21, 82:19-25, 86:17-20; Ex. 77 at 30:15-19. The Board took an action that was not “within its right,” so the equities favor granting the injunction. Sparton Corp., 2018 WL 3025470, at *4.

Because Jorgl will suffer substantial, irreparable harm as demonstrated above, and because Defendants will not suffer any harm if the nomination is allowed to proceed, the balance of equities strongly favor granting Jorgl’s request for a preliminary injunction. See T. Rowe Price Fund, 770 A.2d at 558-59 (when the absence of an injunction would cause “substantial, imminent, and irreparable harm” to the movant, and the non-movant is “not threatened with any harm,” the balance of the equities favors issuing an injunction). Accordingly, Jorgl’s request for a preliminary injunction should be granted.

V.     CONCLUSION

For these above reasons, Jorgl respectfully requests that the Court enter a mandatory injunction in its favor.

Dated: September 22, 2022	BAKER & HOSTETLER LLP

/s/ Jeffrey J. Lyons
OF COUNSEL:	Jeffrey J. Lyons (#6437)
1201 North Market Street, Suite 1402
Teresa Goody Guillén	Wilmington, DE 19801-1147
Admitted Pro Hac Vice	(302) 468-7088
BAKER & HOSTETLER LLP	jjlyons@bakerlaw.com
1050 Connecticut Avenue, NW
Suite 1100	Attorneys for Jonathan Thomas Jorgl
Washington, D.C. 20036

Marco Molina
Admitted Pro Hac Vice
BAKER & HOSTETLER LLP
600 Anton Boulevard
Suite 900
Costa Mesa, CA 92626
Word Count: 13,947

CERTIFICATE OF SERVICE

I hereby certify that on September 30, 2022, a true and correct copy of the foregoing Public Version of Plaintiff’s Supplemental Opening Brief in Support of its Motion for Preliminary Injunction was served via File&ServeXpress upon the following:

Michael A. Pittenger, Esq.
William R. Denny, Esq.
Matthew F. Davis, Esq.
Nicholas D. Mozal, Esq.
Laura G. Readinger, Esq.
Carson R. Bartlett, Esq.
Shelby M. Thornton, Esq.
POTTER ANDERSON & CORROON LLP
Hercules Plaza, 6th Floor 1313 N. Market Street
Wilmington, DE 19801

/s/ Jeffrey J. Lyons
Jeffrey J. Lyons (#6437)

EFiled: Oct 05 2022 10:13PM EDT Transaction ID 68219805 Case No. 2022-0669-LWW

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

JONATHAN THOMAS JORGL,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 2022-0669-LWW
)
AIM IMMUNOTECH INC.,	)
THOMAS K. EQUELS, WILLIAM	)	PUBLIC VERSION
MITCHELL, AND STEWART	)	DATED: Oct. 5, 2022
APPELROUTH,	)
)
Defendants.	)

PLAINTIFF’S REPLY BRIEF

IN SUPPORT OF ITS MOTION FOR PRELIMINARY INJUNCTION

i

	C.	Under the Equity Test, Defendants Failed to Meet Their Burden of Proof Under Enhanced Scrutiny		24

		1.	Defendants Fail to Show Their Action Was “Not Selfish”	24

		2.	Defendants Err—Their Actions Were Manipulative Conduct	27

		3.	Defendants’ “Compelling Justification” Is Essentially that They Know Better than Shareholders—and That’s Not a Compelling Justification	29

	D.	Defendants Do Not Dispute that If Jorgl Prevails on the Merits, He Will Have Established Irreparable Harm		31

	E.	The Balance of the Equities Weighs Strongly in Jorgl’s Favor		32

V.	CONCLUSION			35

ii

TABLE OF AUTHORITIES

Page(s)
Cases

BlackRock Credit Allocation Income Tr. v. Saba Capital Master Fund, Ltd., 224 A.3d 964 (Del. 2020)	5

Cytodyn v. Rosenbaum, 2021 WL 4775140 at *21 (Del. Ch. Ct. Oct. 2021)	21

Esopus Creek Value LP v. Hauf, 913 A.2d 593 (Del. Ch. 2006)	29

In re Transkaryotic Therapies, Inc., 954 A.2d 346 (Del. Ch. 2008)	5

Mercier v. Inter-Tel (Delaware), Inc., 929 A.2d 786 (Del. Ch. 2007)	24, 25, 30

Sparton Corp. v. O’Neil, C.A. No. 12403, 2018 WL 3025470 (Del. Ch. June 18, 2018)	24

Strategic Inv. Opportunities LLC v. Lee Enterprises, Inc., 2022 WL 453607 (Del. Ch. Feb. 14, 2022)	18, 23, 27

Twin Willows, LLC v. Pritzkur, Tr. for Gibbs, 2022 WL 593908 (Del. Ch. Feb. 28, 2022)	23

Rules

Del. Ch. R. 56(e)	2

Del. R. Evid. 801	2

Del. R. Evid. 802	2, 16

iii

Pursuant to this Court’s Order entered on August 19, 2022, Plaintiff Jonathan Thomas Jorgl (“Jorgl”), as stockholder of AIM ImmunoTech, Inc. (“AIM”), submits this Reply Brief in Further Support of his Motion for Preliminary Injunction.

I.     PRELIMINARY STATEMENT

In their Opposition, Defendants contend that discovery has “vindicated” their rejection of the July 8, 2022 notice nominating Robert L. Chioini and Michael Rice for election to AIM’s board of directors (“Jorgl Notice”). Opp., 65. But it is difficult to imagine how discovery could have gone worse for Defendants. They went into discovery with hopes of proving their self-admitted “hypothesis” and “speculation” that the Jorgl Notice omitted arrangements and understandings that Jorgl, Chioini, and Rice had with four AIM stockholders: Franz Tudor, Walter Lautz, Ted Kellner, and Todd Deutsch. But literally every person they deposed to test their hypothesis completely and unequivocally rejected it and testified that when Jorgl, Chioini, and Rice sent in the Jorgl Notice, on July 8, they were acting alone. In other words, Defendants’ sole basis for denying the Jorgl Notice has been debunked.

Rather than withdraw their opposition to the Jorgl Notice, Defendants try to pull the proverbial wool over this Court’s eyes. First, Defendants cherry-pick out-of-context, hearsay quotes from inadmissible documents to argue that they confirm the alleged arrangements and understandings existed, while conveniently omitting

1

that the authors and recipients of those statements have each rejected Defendants’ inferences from those documents through sworn and uncontroverted testimony. Next, Defendants mischaracterize testimony from some of those parties as helpful to their position, but, make no mistake, every bit of testimony from third-parties (and Jorgl) has been anything but helpful to Defendants, as shown below. Then, they switch focus to a “new” hypothesis that they argue should be retroactively applied to justify their rejection of the Notice, even though that hypothesis has also been thoroughly debunked by the uncontroverted and sworn testimony in this case. Last, they take the irreconcilable positions that the evidentiary record is indisputably in their favor while, at the same time, arguing that they must be given the opportunity to find more evidence to prove their case. It is all a farce.

As fully argued below, this Court should grant Plaintiff’s motion and let the stockholders, not the lawyers, decide who should sit on AIM’s board. Plaintiff has met his burden of showing that the Jorgl Notice is valid based on the undisputed and uncontroverted record and Defendants have failed to prove that their rejection of the Notice was equitable. Speaking of equity, Plaintiff notes that the Opposition is rife with blatant mischaracterizations designed to trick this Court. These untruths are too many to rebut fully here. But here are ten (10) of the more egregious examples in no particular order.

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1.

Defendants blatantly mischaracterize Jorgl’s testimony to make it seem as if he said that he or others knew about Tudor’s supposed involvement in the Jorgl Notice nominations. For example, Defendants cite to Jorgl’s transcript for the proposition that “Chioini and Rice certainly knew of Tudor’s involvement, as did Jorgl’s counsel (BakerHostetler) who drafted the Jorgl Notice,” Opp., 39 (citing Ex. 46, 71:2-21; 145:15-21) but literally none of the lines from his transcript cited by Defendants stands for that proposition. To the contrary, Jorgl, Chioini, and Rice have each testified that Tudor was not involved in these nominations, without equivocation. Defendants cite to another portion of Jorgl’s deposition testimony for the proposition that he “hid behind assertions of privilege to avoid testifying about whether he was aware of Tudor’s involvement (a matter of fact),” Opp., 39 (citing Ex. 46, 71:1-73:14), even though Jorgl unequivocally testified that he does not “know Franz Tudor . . . at all” and “has never spoken to him” and the first time he learned about Tudor was when Defendants sued them both in the Florida Action for allegedly having colluded together. Ex. 46, 71:17-21, 87:5-13.

2.

Defendants contend BakerHostetler “forward[ed] to Tudor” an email containing dial-in information, to make it seem like BakerHostetler had been corresponding with Tudor. Opp., 19 (citing DX51). But Defendants know this is false because: (i) Ms. Goody Guillén testified in an affidavit earlier in this case that Chioini (not BakerHostetler) forwarded that calendar invite to Tudor and in so doing generated an automatic correspondence that made it seem (incorrectly) that BakerHostetler had corresponded with Tudor, and that affidavit also states that Tudor never made it to the meeting (Goody Guillén Aff., 6); (ii) Chioini testified that he forwarded this invite to Tudor and that it was never his intention for Tudor to attend (and Tudor never did attend) Ex. 19, 89:10-94:24.

3.

Defendants misstate that Rice had several communications in April 2022 with Tudor and others about the failed Lautz nomination (Opp., 16, 18) when in reality the person in those communications was Daniel Ring, not Rice. The documents cited by Defendants make clear that Ring (not Rice) was involved and Rice has testified that he did not become involved with AIM in any way until June 2022. Ex. 17, 64:17-25.

4.

Defendants contend that BakerHostetler “refused to provide information about whether Xirinachs has paid or agreed to pay for services rendered by counsel for the Jorgl Group prior to July 8 in connection with the nominations.” Opp., 16, n.

3

8. But BakerHostetler confirmed to Defendants on September 25, 2022 that “Mr. Xirinachs neither agreed to pay [n]or paid any fees to Baker until after July 8, 2022.” Ex. 87.

5.

Defendants contend that third-parties River Rock and Paul Tusa “were also part of the conspiracy and had arrangements or understandings on or before July 8 to take part in the nomination efforts and proxy contest” because Rice testified to that effect. Opp., 26 (citing Ex. 17, 153:4-154:19). But conspicuously omitted from that reference is the testimony from Rice where he confirms that he did not know for sure if that date was accurate (Ex. 17,155:23-156:17) and the email that confirms that the earliest that Jorgl or his nominees met Tusa was on July 12. Ex. 94; Ex. 88, 47:12-48:18.

6.

Defendants state that Rice and Tudor had a “long history of working together” (Opp., 12), without citing to a document and notwithstanding uncontroverted testimony from Rice and Tudor that they have never met and have only spoken one time on June 22, 2022. Ex. 17, 35:22-36:10; Ex. 84, 38:10-19.

7.

Defendants state that Chioini was fired from his former company, Rockwell, “for misconduct,” without citing to a document and despite the public filings from Rockwell, which do not allege that Chioini was terminated for misconduct. Ex. 22.

8.

Defendants claim Chioini “refused to commit to a date when Xirinachs started participating in Jorgl’s nomination effort,” Opp., 18, in order to give the illusion that Xirinachs may have been involved before July 8. But in actuality, Chioini said that, while he did not remember the exact date, he did remember that it post-dated the submission of the Jorgl Notice. Ex. 19, 74:15-77:24.

9.

Defendants contend “Tudor also stated he would seek reimbursement of proxy expenses. DX56. This is an additional arrangement or understanding that had to be disclosed.” Opp., 38. But in that email Tudor is just stating the fact that if the dissident slate of directors win, they may seek reimbursement of their expenses incurred in the proxy contest, not that Tudor would be involved in that process in any way. Further, Tudor’s uncontroverted sworn testimony confirms that he did not devote one cent to these nominations and, in fact, had no arrangements or understandings regarding these nominations at all. Ex. 84, 114:11-115:24.

4

10.

Defendants contend in their Opposition (and their motion for adverse inferences) that they were “prejudiced” by the fact that Jorgl did not disclose Xirinachs in his interrogatory responses because this omission supposedly made it impossible for Defendants to issue timely subpoenas for Xirinachs and his company. Opp., 15 n.8. But the cut-off for timely subpoenas under the scheduling order was August 26 and Jorgl’s interrogatory responses were not due until September 2, belying Defendants’ position that their ability to issue those subpoenas in a timely fashion depended on Jorgl’s interrogatory responses. Further, it cannot be disputed that Defendants first learned about Xirinachs on September 9 (when Jorgl and others produced documents about Xirinachs) and Defendants did not file their notice of subpoena for Xirinachs until September 16, i.e., an entire week later, which is an eternity in the expedited discovery context.

II.     DEFENDANTS’ INADMISSIBLE EVIDENCE SHOULD BE EXCLUDED

Defendants rely on evidence that should be excluded for purposes of resolving this motion. A mandatory injunction requires a “showing sufficient to support a grant of summary judgment.” See BlackRock Credit Allocation Income Tr. v. Saba Capital Master Fund, Ltd., 224 A.3d 964, 977 (Del. 2020). To support a grant of summary judgment, a movant must present facts supported by admissible evidence. See Del. Ch. R. 56(e).

Defendants chiefly rely on inadmissible evidence to support their speculation that undisclosed “arrangements or understandings” existed with third parties. See Opp., 16-30. That evidence is primarily email communications or notes constituting hearsay for which Defendants have failed to offer any exception. See Del. R. Evid. 801-802; cf. In re Transkaryotic Therapies, Inc., 954 A.2d 346, 367 (Del. Ch. 2008)

5

(explaining “documents and e-mails from [employees at third-party companies]—is inadmissible hearsay, which this Court cannot consider on a motion for summary judgment.”). These documents are: DX21, DX22, DX23, DX30, DX31, DX32, DX33, DX36, DX50, DX53, DX55, DX56, DX58, DX60, DX62, DX63, DX65, DX67, DX71, DX75, DX76, DX77, DX78, DX79, DX80, DX93.

Defendants’ use of these inadmissible correspondences is especially improper because the authors and recipients of those correspondences unequivocally rejected the same inferences Defendants are asking this Court to draw from that evidence. Put differently, Defendants tested their (incorrect) inferences regarding that evidence during numerous depositions and failed each time to corroborate those inferences or, alternatively, to impeach or controvert the sworn testimony from seven deponents, all who testified that there were no undisclosed arrangements or understandings as of July 8, thereby emphasizing the unreliability of the hearsay on which Defendants base their case. Hence, these documents should be excluded from consideration.

III.     FACTUAL BACKGROUND

A.	NO MATTER HOW THEY TRY TO SPIN IT, THE DIRECTOR DEFENDANTS ARE IN OVER THEIR HEADS, EMBATTLED, AND VULNERABLE

In their Opposition, Defendants failed to respond to, much less dispute, the majority of the evidence demonstrating that the Director Defendants are in over their

6

heads, embattled, and vulnerable to being voted out if opposed at this year’s stockholder meeting. Plaintiff’s Supplemental Opening Brief (“POB”), 6-13. They said they ignored this evidence because it is “not relevant to Plaintiff’s claims” here. Opp., 5. But this undisputed evidence is relevant to those claims because it reveals the context under which the Director Defendants undertook the extraordinary measure to reject the Jorgl Notice without conducting a reasonable investigation and for the transparent purpose of ensuring they ran unopposed at this year’s election.

This undisputed evidence supporting Jorgl’s position that Director Defendants are highly vulnerable to being voted out includes the following:

•

Defendants Thomas K. Equels, William Mitchell, and Stewart Appelrouth (together, the “Director Defendants”) and their right-hand executive, Peter Rodino, had no prior experience working for companies in the healthcare or pharma industries, serving as chief executives or directors of publicly traded companies, or conducting clinical trials. See POB, 7-9.

•

Under the Director Defendants’ watch, AIM’s stock has plummeted by 99 percent in value, going from trading at approximately $68 per share (which accounts for reverse stock splits) to under $0.60 per share (as of September 28, 2022) (Ex. 81) and AIM has incurred significant operational losses in the tens of millions of dollars Ex. 13.

•

The Director Defendants take absolutely no responsibility for this drastic loss in stockholder value, see POB, 12-13, and instead have increased their respective compensation significantly since taking control of AIM, and refused to expand the board or hire more experienced executives. See POB, 9-12.

7

•

AIM stockholder dissatisfaction is profound with: (i) gripes on message boards and chat rooms accusing Director Defendants of using AIM’s cash holdings as a personal “piggy bank” and of misrepresenting or overstating the company’s ongoing trials; (ii) the Director Defendants barely getting reelected despite running unopposed in the 2021 stockholder meeting; and (iii) AIM stockholders voting down AIM’s “say-on-pay vote” in record numbers. See POB, 13-15.

•	Rather than engage with stockholders, Director Defendants have ignored them, blocked them, and derided them as “troll[s]” and not “legitimate” stockholders. See POB, 13-15.

Despite this undisputed backdrop, Defendants argue they “rescue[d] AIM” by increasing its cash holdings and running “promising” clinical trials. Opp., 4-7. But it is undisputed that those trials have not resulted in tangible revenue streams. And it is undisputed that stockholders are so leery of the Director Defendants that they attribute AIM’s cash holdings no-to-negative value as shown by the fact that AIM is trading at “negative enterprise” value (less than its cash holdings). Ex. 17, 28:4-30:15.

B.	DEFENDANTS HAVE TAKEN STEPS TO ENTRENCH THEMSELVES IN RECENT MONTHS

It is undisputed that, over the last year, Defendants have lawyered up and gone on the offensive against stockholders they “speculat[ed]” were “attempt[ing] to take over the Board of Directors” through the stockholder nomination procedure set out in the Bylaws. Ex. 2, 50:11-51:11; 51:7-22. This onslaught began in 2021, when

8

Defendants sought and obtained a permanent injunction against Franz Tudor (Exs. 34-35), a stockholder who was becoming increasingly vocal in his dissatisfaction of the Director Defendants’ performance. Ex. 84, 125:3-127:7. Defendants contend AIM sought that injunction because Tudor had contacted AIM’s business relations without actual authority. Opp., 9. But by their own admission, Defendants held that injunction over Tudor’s head by threatening to seek sanctions if he continued “disparag[ing]” the Director Defendants directly or through AIM’s investor relations channels. Opp., 9. Tudor confirmed that Defendants “utiliz[ed] [the] injunction as a weapon to harass” him and prevent him from criticizing the Defendant Directors at any cost. Ex. 84, 57:18-20.

It is also undisputed that, around late 2021, Defendants began suspecting that Tudor led a cabal of disgruntled stockholders that included Kellner, Deutsch, and Lautz. Ex. 3, 177:10-178:1. Defendants admit their leading concern with Kellner, Deutsch, and Lautz was that each had sent communications to AIM that strongly criticized the performance of the Director Defendants. See Opp., 9. As Tudor testified, Defendants’ legal threats against dissident stockholders is part of a consistent pattern that spans years. Ex. 84, 44:5-45:21.

It is further undisputed that Defendants ramped up their legal attacks against dissident stockholders around May 2022, after Lautz tried to nominate two directors

9

for election at this year’s annual stockholder meeting in April 2022. See Exs. 41-43. The Director Defendants perceived that failed nomination attempt as an existential threat from Tudor and the other stockholders they had linked to him, all of whom Director Defe ndants believed were willing to start a proxy contest to vote them out. See Opp., 11; Ex. 37, No. 1; Ex. 2, 54:10-21; Ex. 9, 189:15-191:13; Ex. 10, 94:5-95:8. In June, Defendants instructed outside counsel to send correspondences to Tudor, Kellner, and Deutsch threatening them with legal action. See Exs. 41-42. Defendants are correct that these missives accused the stockholders of working together as an undisclosed group in violation of the federal securities laws. See Opp., 11. But Defendants omit the fact that these letters from outside counsel also threatened Tudor, Kellner, and Deutsch with legal action if they continued criticizing the Director Defendants, going as far as ordering them to direct all future negative feedback to outside counsel rather than “the Company or its IR team.” Exs. 41-42. Once again, Defendants made it clear that if an AIM stockholder criticized the Director Defendants, he/she would have to answer to their lawyers.

C.	DEFENDANTS PRE-JUDGED THE JORGL NOTICE AND CONDUCTED RESULTS-ORIENTED INVESTIGATION DESIGNED TO REJECT IT

This increasing tension between Director Defendants and AIM stockholders came to a head on July 8, 2022, when Jorgl submitted his Notice nominating Chioini

10

and Rice for election to the board. Unlike the Lautz nomination, the Jorgl Notice did not contain any obvious defects that allowed Defendants to reject it out of hand. But as Defendants candidly admitted in their depositions, they knew as soon as they saw the Jorgl Notice that they intended to reject it. See Ex. 2, 53:5-17. Specifically, as admitted in the Opposition, Defendants were immediately “suspicious” that the Jorgl Notice did not disclose arrangements or understandings with either of Tudor, Kellner, Deutsch, or Lautz because Defendants were convinced those individuals had to be behind these nominations. Opp., 12. And because the Bylaws required nominating stockholders to disclose all arrangements and understandings they had with third-parties, Defendants locked into this requirement as the method by which they intended to reject the Jorgl Notice.

Although Defendants self-servingly argue in their Opposition that the Director Defendants had good-faith concerns limited to the Jorgl Notice’s compliance with the Bylaws, Opp., 13-15, Mitchell said the quiet part out loud when he admitted that he would have found another way to reject the Notice even if Jorgl had disclosed the suspected (but nonexistent) arrangements and understandings with the Tudor-led cabal of AIM stockholders, as evident from the below exchange:

Q.	Had Mr. Jorgl disclosed Mr. Tudor in that notice, you would have [still] voted against [the Notice]; correct?

11

A.	Yes.

Q.	Because Tudor is bad for the company in your opinion; correct?

A.	Yes.

Ex. 2, 59:7-13.

In any event, Defendants do not dispute in their Opposition that, between July 8 and July 14, Defendants set out to “scrub” the Jorgl Notice to find evidence that in any way corroborated their self-admitted “hypothesis” and “speculation” that the Jorgl Notice was a Tudor-led operation, so that they could reject the Jorgl Notice for failing to disclose Tudor’s involvement. See POB, 22-26. It is further undisputed that the Director Defendants never conducted inquiries to test their self-admitted “hypothesis” and “speculation” such as by having independent third-parties look into this matter or by contacting Jorgl, Chioini, Rice, Tudor, Kellner, Deutsch, or Lautz to see if there was another potential side to this story. See POB, 24-25.

D.	DEFENDANTS’ ORIGINAL HYPOTHESIS HAS BEEN DEBUNKED IN DISCOVERY

It is undisputed that Defendants’ rationale for rejecting the Jorgl Notice during their July 14, 2022 board meeting was that the Notice did not disclose arrangements and understandings with Tudor, Lautz, Deutsch, and Kellner, whom the Defendants believed were involved in Jorgl’s nomination of Chioini and Rice on July 8, 2022. As Defendants admitted in their depositions, this decision was not based on “direct

12

evidence” linking Jorgl or his nominees to those AIM stockholders and they had “no specific knowledge” that corroborated their belief that undisclosed persons were involved in those nominations – rather their decision was based on a “hypothesis” that consisted entirely of rank “speculation” by the same people who were at risk of getting voted out if the Jorgl Notice had been approved. See Ex. 9, 228:5-220:17; Ex. 2, at 55:17-57:20; Ex. 3, 236:1-9.

Defendants contend that evidence obtained in discovery has “vindicated” their rejection of the Jorgl Notice. Opp., 65. Specifically, Defendants reference myriad correspondences that Jorgl and/or his nominees had with Tudor and Lautz (there are no such correspondences with Kellner or Deutsch). Id. at 16-25. Relying entirely on these inadmissible out-of-court statements (see Section II, supra), Defendants argue this Court can rely on those correspondences to find that the alleged arrangements or understandings with Tudor, Lautz, Kellner, and Deutsch existed or, at the very least, that those correspondences put the existence of those arrangements or understandings in dispute. Id.

In Section IV.B, Plaintiff refutes the Defendants’ legal conclusion that those arrangements or understandings existed as a matter of law. Here, however, Plaintiff notes that those correspondences do not create a genuine factual dispute about the existence of arrangements or understandings between these individuals. As an initial

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matter, none of those documents are direct evidence that any such arrangement or understanding existed as of July 8, which is the dispositive factual and legal inquiry here. At most, they demonstrate that those individuals discussed the possibility of working together to nominate a dissident slate of directors between May and June of this year. This fact is not in dispute, given that Jorgl disclosed it in his Verified Complaint when he averred that Lautz and Tudor had each considered making these nominations but “declined” to do so in or around June 15 for fear of retaliation by Defendants. Compl., 41-42. To this point, with only three exceptions,1 Defendants fail to cite to any document demonstrating that Tudor, Lautz, Kellner, or Deutsch were involved in any way in these nominations after June 15.

Defendants contend that this Court should infer that this conspicuous absence of documentation between so-called co-conspirators in the critical weeks leading up

[1]

The only documents post-dating June 15 that concern these nominations and that involve Tudor, Lautz, Deutsch, or Kellner are DX93, DX63, and DX78. But none of those documents are direct evidence of arrangements or understandings. DX93 is a June 21 text from Lautz asking Tudor if Chioini or Rice had found a stockholder to nominate them given that Lautz was no longer able to do so. DX63 is a June 22 e-mail from Tudor that provides Rice with background information about AIM. And DX78 is a July 9 handwritten notation from Kellner that incorrectly states that Tudor nominated Chioini and Rice. Kellner has now testified under oath that his notation was wrong because Tudor was not involved in those nominations and each of Tudor, Chioini, Rice, and Jorgl have corroborated that testimony in their sworn depositions. See Ex. 86, 10:7-17, Ex. 84, 119:7-11; Ex. 17, 153:15-155:25; Ex. 46, 37:23-38:9, Ex. 19, 93:3-9.

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to the nominations was an intentional effort to cover up the supposed arrangements or understandings. But Defendants fail to cite to any basis for this inference. And, importantly, they fail to square their inference with the unrebutted, sworn testimony of literally every individual Defendants believe to be involved in this conspiracy, each of which testified that there was no involvement of any kind, much less arrangements or understandings, between Jorgl and his nominees on one hand and Tudor, Lautz, Kellner, or Deutsch on the other. See Section IV.B, infra, for analysis and reference to this testimony. This uncontroverted testimony confirms that Defendants have failed to demonstrate that a genuine factual dispute exists with respect to Plaintiff’s position that neither he, nor his nominees, had arrangements or understandings with Tudor, Lautz, Kellner, or Deutsch as of July 8.

E.	DEFENDANTS’ NEW HYPOTHESIS HAS ALSO BEEN DEBUNKED

Because their original hypothesis has been debunked, Defendants have gone to a new hypothesis that Jorgl and his nominees had undisclosed arrangements or understandings with Michael Xirinachs, a long-time business associate of Chioini. Specifically, the Defendants allege Xirinachs agreed sometime in May or June 2022 to finance the nomination efforts. Opp. 16-30. As argued in his Opening Brief, see POB, 47-49, Defendants cannot glom on to a post-hoc rationale for rejecting the Jorgl Notice just because its original rationale has been proven wrong. In any event, this new hypothesis – just like the old one – is also completely based on speculation and has now been thoroughly debunked through uncontroverted sworn testimony.

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Defendants base their new hypothesis primarily on the sheer number of correspondences between Jorgl, Chioni, and/or Rice and Xirinachs about AIM prior to the July 8 nomination. See Opp. 19-23 (citing correspondences). But as Chioini explained in his uncontroverted sworn testimony, he included Xirinachs on these correspondences because Chioini hoped to convince Xirinachs to fund these efforts. Ex. 19, 70:10-96:13; 220:10-221:19; 235:15-21. Chioini testified that the first time he learned that Xirinachs would be involved was on July 11, when Xirinachs emailed him about getting involved and winning the proxy contest. Id. 74:224:11-226:18; Ex. 87. And that arrangement or understanding did not come to fruition until about a week later, when Xirinachs paid some of the outstanding legal fees. Ex. 19, 83:8-22; 83:25-84:2. Importantly, Jorgl and Rice also testified in their depositions that they were not aware of any arrangements or understandings with Xirinachs on or before July 8. Ex. 46, 103:19-104:2; Ex. 17, 129:21-130:21.

Defendants have not produced evidence that refutes Chioini’s testimony in any way. Instead, Defendants point to a July 5 email showing that Xirinachs agreed to help Jorgl transfer his share from street name into record name as proof positive that Xirinachs was already “in” the Jorgl Group as of July 8, 2022. Opp., 24. But

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this administrative matter was nothing more than Chioini asking one of his long-time colleagues (Xirinachs) to help a new colleague (Jorgl) by connecting him to a contact at American Stock Transfer (“AST”) so that he could finalize this transfer. Ex. 74; Ex. 46,139:9-13, 186:25-188:9. Xirinachs was no more a member of the Jorgl Group as of that time than the AST agent who assisted Jorgl in that transfer.

IV.     ARGUMENT

A.	DEFENDANTS OVERLOOK KEY ASPECTS OF ENHANCED SCRUTINY

The Parties generally agree on the legal standard governing this matter. The parties agree that Plaintiff seeks a mandatory injunction. See POB, 32-33; Opp., 31-32. The Parties also agree that, under Delaware law, director actions are tested both for legal validity and for equity. See POB, 36; Opp., 34-50. The parties also agree enhanced scrutiny applies here, which shifts the burden of proof to the Defendants to prove that their actions were equitable. See POB, 37-38; Opp., 52, 59. However, the Defendants overlook and omit two key aspects of the enhanced scrutiny standard. Specifically, they overlook their burden to prove that “their motivations were proper and not selfish,” Pell, 135 A.3d at 787 (emphasis added) (citation omitted), and they fail to address a “compelling justification” for their (invalid) rejection of the Jorgl Notice, see id. (emphasis added).

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B.	DEFENDANTS’ REJECTION OF THE JORGL NOTICE WAS LEGALLY INVALID

Despite originally basing their rejection on their unsubstantiated belief there was an undisclosed “arrangement and understanding” with Tudor, Lautz, Deutsch, and/or Kellner, Defendants now argue the Jorgl Notice violated the Bylaws because he failed to disclose arrangements or understandings with Xirinachs. Opp., 37-51. This post-hoc attempt to cure their invalid rejection is improper. See POB, 47-49. But even if the Court considers this new hypothesis, the uncontroverted evidence shows no such undisclosed arrangements or understandings existed among these individuals. Thus, the Jorgl Notice complied with the advanced notice provisions in the Bylaws.

1.	The Undisputed Legal Standard for Arrangements or Understandings

In his Opening Brief, Plaintiff argued that an “arrangement or understanding” requires an agreement that includes an exchange of promises or quid pro quos. See POB, 43. Defendants did not oppose this standard.2 Nor could they. This standard is consistent with law requiring courts to interpret bylaws based on “their commonly

[2]

Elsewhere in their brief, Defendants urge that Jorgl and his nominees were involved in a “conspiracy.” Opp. at 40. However, the cases Defendants rely on involve clearly established criminal enterprises, which have no relevance in this context. Id. Moreover, the overwhelming uncontroverted evidence shows that no undisclosed agreements existed. See § V.B.2-3 infra. Therefore, the Court should not give any weight to Defendants’ unsupported conspiracy theory.

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accepted meaning.” Strategic Inv. Opportunities LLC v. Lee Enterprises, Inc., 2022 WL 453607, at *10 (Del. Ch. Feb. 14, 2022). Thus, to develop an “arrangement or understanding” parties must not only discuss the proposed agreement but also to take that next step to exchange promises. Merely having a conversation or discussion about the proposed agreement without more is insufficient. As argued below, this undisputed standard is dispositive here because Defendants solely rely on evidence that merely establishes that individuals discussed the possibility of an agreement, not that they reached one on or prior to July 8.

2.	There Were No Arrangements or Understandings with Tudor, Lautz, Kellner, or Deutsch

Defendants contend the nominations were made on behalf of Tudor, Lautz, Kellner, and Deutsch. As to Tudor, Defendants cite to evidence suggesting Tudor was involved in the Lautz Notice, which is separate and apart from the Jorgl Notice. In other words, Defendants are intentionally conflating evidence of these separate transactions to drum up fact issues about the Jorgl Notice where there are none. Defendants additionally rely on texts between Lautz and Tudor in which AIM is discussed. See Opp., 19-21. But nothing in these texts shows the individuals had a quid pro quo regarding the Jorgl Notice; all they show is that Tudor was considering being involved, which is not enough to establish an arrangement or understanding.

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And Defendants rely on notes from Kellner to argue that Tudor submitted the nominations. DX78. Not only are the notes inadmissible hearsay, DEL. R. EVID. 802, both Tudor and Kellner confirmed they are inaccurate. Ex. 86, 10:7-17, Ex. 84, 113:11-114:3.

Indeed, the Defendants failed to cite to any evidence that genuinely disputes Plaintiff’s account that Tudor was not behind the nominations at issue here. To the contrary, uncontroverted sworn testimony from Tudor, himself, confirms that Tudor was not involved “didn’t even know” about the nominations until he got sued in the Florida Action and that he “walked away” from this effort in June because he did not want Defendants to retaliate against him. Ex. 84, 60:5-19, 119:7-11. That testimony was corroborated by the uncontroverted sworn testimony of each of Jorgl, Chioini, and Rice. See Ex. 46, 71:17-21, 87:5-13; Ex. 19, 66:2-20, 88:2-7, 242:16-24; Ex. 17, 36:3-14, 155:12-25.

Nor can it be genuinely disputed that Lautz was not behind these nominations. Defendants again rely on evidence relating to the Lautz nomination attempt back in April 2022, which is not relevant at all in this case. Opp., 16-18. Defendants also rely on texts showing Lautz contemplated being involved in the nominations in June 2022. Opp., 20-21. But the uncontroverted testimony in this case confirms from everyone involved confirms the fact that Lautz declined to be involved on June 15 and walked away from this effort altogether. See Ex. 85, 38:24-39:6, 80:5-14; Ex. 46, 45:5-47:3, 83:10-18; Ex. 19, 70:4-15.

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Finally, it cannot be genuinely disputed that Kellner and Deutsch were not involved in any way in these nominations. Defendants fail to cite to any document evidencing that either of Kellner or Deutsch communicated to Jorgl, Chioini, or Rice at all, much less evidencing some quid pro quo between those individuals. All they cite is one document (DX56) showing that Tudor told Deutsch in June that Lautz may go forward with a second round of nominations (which Lautz later declined to do) and notes from Kellner (DX78) that stated Tudor may have been involved in making the nominations in the Jorgl Notice (which Kellner has since disowned and Tudor has since refuted). Conversely, each of Kellner, Deutsch, Jorgl, Chioini, and Rice have testified that there neither Kellner nor Deutsch were involved in any way in making these nominations. See Ex. 86, 86:20-88:5; Ex. 65, Ex. 46, 50:16-51:3, 87:5-13; Ex. 19, 202:4-6; Ex. 17, 125:10-124:18.

3.	The Jorgl Group Did Not Have an Arrangement or Understanding with Xirinachs when they submitted the Jorgl Notice.

Nor were there undisclosed arrangements and understandings with Xirinachs. As an initial matter, this new hypothesis cannot be used to cure Defendants’ invalid rejection of the Jorgl Notice. See POB, 47-49 (citing Cytodyn v. Rosenbaum, 2021

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WL 4775140 at *21 (Del. Ch. Ct. Oct. 2021)). Contrary to Defendants’ arguments, the evidence about Xirinachs does not “corroborate” Defendants’ suspicion that there was specific involvement of specific individuals, but this new hypothesis is impermissibly based on admittedly “after-discovered facts.” Cf. Cytodyn, 2021 WL 4775140 at *21. In any event, Defendants have failed to cite evidence that supports their self-serving conclusion that Jorgl had undisclosed agreements with Xirinachs on or before July 8.

First, Defendants rely on correspondences from May-June 2022 showing that Xirinachs was copied on Chioini’s plan to be nominated a second time. Opp., 16-25. Nothing on the face of these correspondences demonstrates that Xirinachs agreed to do anything. Still, Defendants posit that the sheer number of correspondences during this time must mean some arrangement had occurred. But that inference is improper here because they are inadmissible out-of-court statements from third-parties and the uncontroverted sworn testimony of Chioini confirms that he was trying to convince Xirinachs (to no avail) to fund the nomination efforts. Ex. 19 70:10-96:13; 220:10-221:19; 235:15-21. And Chioini confirmed that Xirinachs did not agree to fund any of these efforts until days after July 8. Id. 83:2-84:2, 224:11-226:18.

Second, Defendants also rely on the fact that Chioini has asserted a “common interest privilege” with respect to emails involving Xirinachs and legal counsel as

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“proof”3 that an arrangement and understanding existed. Opp. 42-44. But “common interest” and “arrangements and understandings” are completely separate principles. The former is a type of legal privilege shared by individuals sharing information in furtherance to a joint legal strategy, see Twin Willows, LLC v. Pritzkur , Tr. for Gibbs, 2022 WL 593908, at *3 (Del. Ch. Feb. 28, 2022), the latter is a contractual term connoting a quid pro quo. See Lee Enterprises, Inc., 2022 WL 453607, at *10 (“[W]hen construing a corporation’s bylaws, the court is bound by principles of contract interpretation.”). Just because two parties share information under a joint legal strategy it does not necessarily mean they have a quid pro quo. And that was not the case here, as Chioini’s uncontroverted sworn testimony confirms. Ex. 19 70:10-96:13; 220:10-221:19; 235:15-21.

Third, Defendants point to a July 5 email showing that Xirinachs agreed to help Jorgl transfer his share from street name into record name as proof positive that Xirinachs was already “in” the Jorgl Group as of July 8. Opp., 24. But all that this document shows is that Xirinachs connected Jorgl to someone at AST to assist in the complicated process of transferring registration of shares. Moreover, Defendants’ self-serving inference of the out-of-court statements in this document cannot defeat

[3]	Plaintiff rejects Defendants’ premise that information in a privilege log constitutes evidentiary proof and object to its use for that basis and as inadmissible hearsay

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the uncontroverted testimony of Jorgl, which confirms this assistance in no way was part of an arrangement or understanding involving Xirinachs. Ex. 46, 162:5-164:5.

Hence, because the uncontroverted evidence demonstrates there were no undisclosed arrangements or understandings related to the Jorgl Notice, Defendants’ decision to deny the notice was legally invalid and Jorgl has shown success on the merits of his claim. Sparton Corp. v. O’Neil, C.A. No. 12403, 2018 WL 3025470, at *3 (Del. Ch. June 18, 2018).

C.	UNDER THE EQUITY TEST, DEFENDANTS FAILED TO MEET THEIR BURDEN OF PROOF UNDER ENHANCED SCRUTINY

The Opposition confirms that Defendants’ rejection of the Jorgl Notice fails the test of equity because (a) they failed to show their rejection was “not selfish,” i.e., not entrenchment-motivated; (b) they failed to show their rejection did not result from manipulative conduct; and (c) their “compelling justification” is essentially that they know better than the Company’s shareholders in a voting context—and that is not a compelling justification.

1.	Defendants Fail to Show Their Action Was “Not Selfish”

Defendants fail to meet their burden to prove “their motivations were proper and not selfish.” Pell, 135 A.3d at 787 (emphasis added) (citation omitted). As the Court has explained, enhanced scrutiny requires that, when reviewing director action

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that affects stockholder voting, Defendants “bear the burden of proving (i) that ‘their motivations were proper and not selfish,’ (ii) that they ‘did not preclude stockholders from exercising their right to vote or coerce them into voting a particular way,’ and (iii) that their actions ‘were reasonable in relation to their legitimate objective.’” Id.

Entrenchment motives are patently selfish and the entrenchment motives here are no exception. See Mercier v. Inter-Tel (Delaware), Inc., 929 A.2d 786, 807 (Del. Ch. 2007) (explaining that directors must “convince the court that their actions are motivated by a good faith concern for the stockholders’ best interests, and not by a desire to entrench or enrich themselves”). In the Opening Brief Plaintiff highlighted the Defendants” efforts to entrench themselves. See POB, 18-19, 52-53. Specifically, Plaintiff explained that the Defendants – faced with the Company’s spiraling stock price having decreased by 99% under their watch, analysts recommending against purchase of the stock, and stockholders challenging the directors’ “let-them-eat-cake” actions – directed outside counsel to send letters to disaffected stockholders to silence them. See Section II.B, supra. Plaintiff explained that the motive behind these actions is crystal clear: the Director Defendants wanted to go on the offensive against the stockholders they perceived to be preparing a proxy contest to replace the highly vulnerable board members. Id. Defendants, however, fail to address that their motives behind these efforts were not for the purpose of entrenchment, instead dodging them as “not relevant.” Opp., 5.

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In the context of the Jorgl Notice, Plaintiff showed that Defendants’ rejection was “pretextual, premised on the Director Defendants’ fear of losing their Board seats (i.e., self-serving motivations), and enforced through aggressive fear tactics,” identifying that Defendants precluded stockholders from exercising their right to nominate directors and fully and fairly vote through ad hominem public attacks to retaliate against stockholders and nominees who dare to oppose them. See POB, 52. In response, the Defendants simply assert the “record, however, tells a far different story,” yet again fail to address their entrenchment motives. See Opp., 51. Instead, Defendants merely offer the “Board recognized the Jorgl Nomination for what it is: a hostile takeover attempt . . . ,” an argument that simply serves to bolster their entrenchment motivation. See id. at 56.

In contrast, the undisputed and uncontroverted record reveals the Director Defendants’ entrenchment motivations and actions. For example:

•

Mitchell’s testimony that even if Jorgl had disclosed the supposed agreements between him and the Tudor-led stockholders, Mitchell would still have voted against the Notice because he did not want Tudor to take over AIM. Ex. 2, 59:7-13.

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•

The fact that Defendants threatened stockholders with legal action if they continued to criticize the Director Defendants or worked with stockholders to vote the Director Defendants off the board. Exs. 41-42.

•

The fact that Defendants increased director compensation early, often, and significantly despite the downward financial spiral of the Company. Ex. 12. Accordingly, the Defendants have failed to satisfy their burden to demonstrate that their rejection of the Jorgl Notice was proper and not selfish.

2.	Defendants Err—Their Actions Were Manipulative Conduct

Defendants contend that Plaintiff does not argue manipulative conduct. See Opp., 54. Defendants are wrong—their actions were rife with manipulative conduct. Plaintiff’s Opening Brief and the undisputed evidence demonstrates the Defendants did not enforce the Bylaws “even handedly” or in “good faith.” See Lee Enterprises, 2022 WL 453607, at *17. For example:

•	The Defendants admit that they would have found another way to reject the Notice even had Jorgl disclosed nonexistent arrangements and understandings with the Tudor-led cabal of stockholders. Ex. 2.

•

The Defendants admit they conducted a results-oriented investigation whose sole purpose was to reject the Jorgl Notice. This is clear from: (i) Defendants’ directive to counsel to “scrub” the Notice for defects the moment it came in,

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Ex. 49; (ii) the “Google searches” that were designed to find any connection between Tudor and Jorgl so they could reject the Jorgl Notice on the basis of undisclosed agreements with Tudor or people affiliated with Tudor, Exs. 51- 53; and (iii) Defendants’ testimony that they already knew they would reject the Notice; the only issue was how. Ex. 2, 53:5-17; Ex. 3, 218:8-10;

•

The Defendants adopted an unjustifiably broad definition of arrangements and understandings that provided that if two people worked together in the distant past, or if they nominated the same candidate at two separate points in time, they must have an ongoing arrangement or understanding, even if this finding was based on self-admitted “hypothesis” and “speculation” and was reached without “specific knowledge” that supported this finding. Ex. 2, 55:17-57:20, Ex. 3, 236:1-9; Ex. 9, 228:5-220:17.

•	The fact that Defendants never conducted inquiries to test their self-admitted “hypothesis” and “speculation.” Ex. 9, 236:18-237:22; Ex.10, 94:10-95:1; Ex. 3, 251:10-252:22.

Hence, the Defendants’ rejection of the Jorgl Notice relied on the Defendants’ manipulative conduct.

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3.	Defendants’ “Compelling Justification” Is Essentially that They Know Better than Shareholders—and That’s Not a Compelling Justification

The Defendants fail to provide a “compelling justification” for their (invalid) rejection of the Jorgl Notice. Defendants assert that the “Board must ‘identify the proper corporate objectives served by their actions . . . [and] justify their actions as reasonable in relation to those objectives.” See Opp., 52. However, the “Delaware Supreme Court has held that when the vote involves an election of directors or touches on matters of corporate control, the directors’ justification must not only be ‘reasonable’ but also ‘compelling.’’’ Pell, 135 A.3d at 787 (emphasis added). In short, under enhanced scrutiny in these circumstances, Defendants bear the burden to demonstrate a “compelling justification” for their actions. See id.; see also Esopus Creek Value LP v. Hauf, 913 A.2d 593, 602 (Del. Ch. 2006). Therefore, Defendants had the burden to provide a “compelling justification” for their rejection of the Jorgl Notice and the resulting disenfranchisement of the Company’s stockholders—and that they did not do.

Despite the Defendants omitting essentially the most distinguishing aspect of enhanced scrutiny from their legal standard, i.e., a compelling justification, one may glean what Defendants consider their two justifications for rejecting the Jorgl Notice from their Response. First, the Defendants offer that they were “concerned” that an

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undisclosed group of stockholders planned to take control of the Company, in other words, take over their positions on the board. See Opp., 54-59. Alas for the Director Defendants, that surely cannot serve as a compelling justification when it is insufficient to serve as a “hardship” under a balance of the equites analysis. See Pell, 135 A.3d at 794 (“Even when the incumbents themselves could be voted out of office, that fact does not support a claim of hardship.”).

Second, the Board believed that they knew better than the stockholders about who those stockholders should have an opportunity to vote for to serve on the board. For example, the Defendants characterize their action as being “a reasonable step to protect stockholders from individuals flouting [the Company’s] Advance Notice Bylaw and potentially seeking to harm [the Company] and its stockholders through a campaign of deception and obfuscation designed to conceal the involvement of known criminals and their plans.” See Opp., 58. Similarly, the Defendants claim they “acted in good faith and in the best interests of the Company and the stockholders to protect them from an undisclosed activist group who sought to take control of [the Company] for undisclosed purposes without paying for control and while concealing the involvement of a known securities fraud felon.” See Opp., 51-52.

Unfortunately for Defendants, the belief that the Director Defendants know better than stockholders is not a legitimate (much less compelling) justification when

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the question involves who should serve on the board of a Delaware corporation. See Pell, 135 A.3d at 790. “The notion that directors know better than the stockholders about who should be on the board is no justification at all.” Id. (quoting Mercier, 929 A.2d at 811). Put another way, “in the context of voting rights, there is one justification that the directors cannot use to justify their actions: they cannot argue that without their intervention, the stockholders would vote erroneously out of ignorance or mistaken belief about what course of action is in their own interests.” See id. at 787–88 (emphasis added). Therefore, the Defendants’ belief that they knew better than the stockholders on whether a dissident nominating slate should go before the vote of informed uncoerced stockholders cannot be a compelling justification. Accordingly, the Court should grant the injunction.

D.	DEFENDANTS DO NOT DISPUTE THAT IF JORGL PREVAILS ON THE MERITS, HE WILL HAVE ESTABLISHED IRREPARABLE HARM

In his Opening Brief, Jorgl cited abundant case law precedent from this Court that unequivocally holds that a stockholder will satisfy the irreparable harm element of an injunction if he can establish that the sitting board improperly interfered with the stockholder’s sacrosanct right to nominate a contesting slate. See POB, 53-57. Notably, Defendants do not dispute Jorgl’s arguments. Instead, Defendants merely provide (in one page) that Jorgl has not proven that the Defendants interfered with

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his ability to start a proxy contest. Opp., 63. Obviously, Jorgl disagrees, as argued fully in the merits-related section immediately above. It should be noted, however, that it is now undisputed that if Jorgl prevails on his arguments on the merits (as he will), the irreparable harm element will also be met.

E.	THE BALANCE OF THE EQUITIES WEIGHS STRONGLY IN JORGL’S FAVOR

In their Opposition, Defendants argue that the equities weigh against Jorgl in this case because: (i) Jorgl failed to disclose information required by the Bylaws; (ii) Jorgl and his group are “known criminals” who “intend to harm AIM and its stockholders for their own benefit”; and (iii) Defendants’ decision to reject the Jorgl Notice was supposedly “vindicated” through newly discovered evidence in this case. See Opp., 64-65. These arguments fail because:

First, far from “vindicat[ing]” Defendants, the uncontroverted testimony from six different witnesses (Jorgl, Chioini, Rice, Tudor, Lautz, and Kellner) categorically debunked Defendants’ contention there were undisclosed arrangements and understandings. See Section III.D, supra. And while Deutsch has not yet testified here, he submitted a sworn declaration in the Florida Action that also categorically refutes Defendants’ “hypothesis.” Id. Defendants swung and missed so badly that they have devoted (and continue to devote) most of their time arguing that everyone involved must be hiding the key evidence they insist must exist.

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Second, if anything the newly discovered evidence confirms that the Jorgl Notice was valid and that the Director Defendants concocted a pretextual and made-up “hypothesis” to reject the Notice. The record further reflects that this inequitable conduct is part of a well-documented pattern of manipulative conduct to entrench the Director Defendants on the board of directors by ensuring no AIM stockholder can nominate a dissident slate, e.g., by bullying disgruntled stockholders into submission through legal threats Exs. 25, 32, 33, 34, 35, 43. And Mitchell admitted to this conduct when he said the quiet part out loud and confirmed, under oath, that he was prepared to reject the Jorgl Notice regardless of its validity. Ex. 2 at 53:5-17. If that admission does not tip the balance of the equities in Jorgl’s favor, nothing will.

Third, none of the individuals who submitted the Jorgl Notice – Jorgl, Chioini, and Rice – are “known criminals” and the evidentiary record is completely devoid of any evidence supporting Defendants’ contention that they “intend to harm AIM and its stockholders for their own benefit” and, notably, Defendants cite to nothing in the record for that proposition. Ironically, however, the record is chock-full with documents memorializing myriad third-party concerns that the Director Defendants are using AIM as their personal “piggy bank,” receiving bloated salaries, and doing literally nothing as AIM’s stock plummeted by 99 percent in value. Exs. 13, 20, Ex. 18

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at 14. But if the Defendants’ chief concern is the “harm to AIM stockholders” that Chioini and Rice would supposedly cause, as they claim in the Opposition, then why not have the proxy contest and let the AIM stockholders decide for themselves? Defendants do not want this outcome because their actions here are about furthering their respective bottom line, not the stockholders’ interests.

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V.     CONCLUSION

For these reasons, Jorgl respectfully requests that the Court enter a mandatory injunction in his favor.

Dated: September 30, 2022	BAKER & HOSTETLER LLP

/s/ Jeffrey J. Lyons
OF COUNSEL:	Jeffrey J. Lyons (#6437)
1201 North Market Street, Suite 1402
Teresa Goody Guillén	Wilmington, DE 19801-1147
Admitted Pro Hac Vice	(302) 468-7088
BAKER & HOSTETLER LLP	jjlyons@bakerlaw.com
1050 Connecticut Avenue, NW
Suite 1100	Attorneys for Jonathan Thomas Jorgl
Washington, D.C. 20036

Marco Molina
Admitted Pro Hac Vice
BAKER & HOSTETLER LLP
600 Anton Boulevard
Suite 900
Costa Mesa, CA 92626	Word Count: 7, 910

35

CERTIFICATE OF SERVICE

I hereby certify that on October 5, 2022, a true and correct copy of the foregoing was sent to the following via File&ServeXpress:

Michael A. Pittenger, Esq.
William R. Denny, Esq.
Matthew F. Davis, Esq.
Nicholas D. Mozal, Esq.
Laura G. Readinger, Esq.
Carson R. Bartlett, Esq.
Shelby M. Thornton, Esq.
POTTER ANDERSON & CORROON LLP
Hercules Plaza, 6th Floor 1313 N. Market Street
Wilmington, DE 19801

/s/ Jeffrey J. Lyons
Jeffrey J. Lyons (#6437)

36

EFiled: Oct 04 2022 03:32PM EDT Transaction ID 68211523 Case No. 2022-0669-LWW

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE

JONATHAN THOMAS JORGL,	)
)
Plaintiff,	)
)
v.	)	C.A. No. 2022-0669-LWW
)
AIM IMMUNOTECH INC.,	)	PROPOESD PUBLIC VERSION
THOMAS K. EQUELS, WILLIAM	)	TO BE FILED OCT. 4, 2022
MITCHELL, AND STEWART	)
APPELROUTH,	)
)
Defendants.	)

PLAINTIFF’S RESPONSE IN OPPOSITION TO DEFENDANTS’

MOTION TO COMPEL AND FOR ADVERSE INFERENCE

			Page
I.	INTRODUCTION		1

II.	BACKGROUND		7

	A.	Plaintiff Issues His Proper Nomination Notice on July 8, 2022	7

	B.	AIM Rejected The Jorgl Notice Shortly Thereafter On The Singular, Unsubstantiated Premise That Plaintiff Had An “Undisclosed Arrangement or Understanding” With Tudor, Lautz, Deutsch And/or Kellner	8

	C.	Plaintiff Seeks Relief In This Court And The Parties Begin Expedited Discovery	9

	D.	Plaintiff Timely Complies With The Document Production Deadlines, Turns Over All Allegedly “Hidden” Information on Xirinachs, and Agrees To Conduct Follow-Up Searches Related To Xirinachs	12

	E.	The Parties Reach Resolution on Certain Interrogatories, But Both Sides Stand On Their Objections To Others	14

	F.	Jorgl, Rice and Chioini Have Each Since Confirmed Under Oath that Xirinachs Was Not A “Participant” in the Nomination As Of July 8, 2022	16

III.	DEFENDANTS’ MOTION SHOULD BE DENIED		19

	A.	Discovery In An Expedited Proceeding Is Necessarily Limited	20

	B.	Plaintiffs’ Responses to Interrogatories 1, 3 and 6 Were Reasonable and Proportional to the Needs of The Case, And, As Such, There is Nothing Further to Compel From Him		22

		i.	Plaintiff Fully Answered Interrogatory 1, and the Court Should Decline to Compel Any Further Response	22

		ii.	The Information Requested in Interrogatory 3 is Not Relevant, and the Court Should Decline to Compel Any Further Response	28

		iii.	Interrogatory 6 Was Resolved During The Conferral Process	31

	C.	Defendants’ Request for Adverse Inference is Contrary to Law and Facts and Should be Denied		35

		i.	Adverse Inferences Are an Extraordinary Remedy that Courts Only Issue in Extreme Circumstances	35

		ii.	Plaintiff’s Conduct Does Not Warrant An Adverse Inference	37

IV.	DEFENDANTS’ CONTINUED PURSUIT OF DISCOVERY AND CIRCUMVENTION OF THE SCHEDULING ORDER IS INEQUITABLE AND SHOULD BE STOPPED			41

V.	CONCLUSION			48

TABLE OF AUTHORITIES

Page(s)
Cases

Bako Pathology LP v. Bakotic, C.A. No. 2018-0520, 2019 WL 117365 (Del. Ch. Jan. 7, 2019)	25

Beard Research, Inc. v. Kates, 981 A.2d 1175 (Del. Ch. 2009)	34, 35, 36, 40

Carlton Invs. v. TLC Beatrice Int’l Holdings, Inc., C.A. No. 13950, 1996 WL 132983 (Del. Ch. Mar. 15, 1996)	25

Chambers v. NASCO, Inc., 501 U.S. 32 (1991)	35

Fitzgerald v. Cantor, C.A. No. 16297-NC, 1998 WL 409158 (Del. Ch. June 22, 1998)	20, 43, 44

Grunstein v. Silva, C.A. No. 3932, 2009 WL 4698541 (Del. Ch. Dec. 8, 2009)	28

Holt v. Holt, 472 A.2d 820 (Del. 1984)	46

In re Baker Hughes Inc. Merger Litig., C.A. No. 2019-0638, 2022 WL 2693031 (Del. Ch. July 11, 2022)	28

In re Lipson v. Supercuts, Inc., C.A. No. 15074, 1996 WL 560191 (Del. Ch. Sept. 6, 1996)	40

In re Netsmart Techs. Inc. S’holders Litig., 924 A.2d 171 (Del. Ch. 2007)	29

In re Rinhardt, 575 A.2d 1079 (Del. 1990)	35

In re Tyson Foods, Inc., C.A. No. 1106, 2007 WL 2685011 (Del. Ch. Sept. 11, 2007)	27, 33

Inland Empire Foods, Inc. v. Zateca Foods, LLC, No. EDCV 00-00203, 2010 WL 11519370 (C.D. Cal. Apr. 27, 2010)	38

Metro Storage Int’l LLC v. Harron, 275 A.3d 810 (Del. Ch. 2022)	30

Nat’l Union Fire Ins. Co. of Pittsburgh, Pa v. Stauffer Chem. Co., C.A. No. 87C-SE-11, 1991 WL 14168 (Del. Super. Ct. Jan. 15, 1991)	43

New Jersey Carpenters Pension Fund v. infoGROUP, Inc., C.A. No. 5334, 2012 WL 3711378 (Del. Ch. Aug. 16, 2012)	20

NiSource Capital Markets, Inc. v. Columbia Energy Grp., C.A. No. 17341, 1999 WL 959183 (Del. Ch. Sept. 24, 1999)	28, 30

Rainbow Nav., Inc. v. Yonge, C.A. No. 9432, 1988 WL 13564 (Del. Ch. Feb. 11, 1988)	44

Rosenbaum v. Cytoden Inc., C.A. No. 2021-0728, 2021 WL 4775140 (Del. Ch. Oct. 13, 2021)	29

Sears, Roebuck & Co. v. Midcap, 893 A.2d 542 (Del. 2006)	35,36

Societe Nationale Industrielle Aerospatiale v. U.S. Dist. Ct. for S. Dist. of Iowa, 482 U.S. 522 (1987)	44

Terramar Retail Centers, LLC v. Marion #2-Seaport Tr. U/A/D June 21, 2002, C.A. No. CV 12875-VCL, 2018 WL 6331622 (Del. Ch. Dec. 4, 2018)	34, 35, 41

Twitter, Inc. v. Musk, C.A. No. 2022-0613, 2022 WL 4095969 (Del. Ch. Sept. 7, 2022)	33

v

Viking Pump, Inc. v. Cent. Indem. Co., C.A. No. 10C-06141, 2012 WL 5458022 (Del. Super. Ct. Aug. 17, 2012)	44

Weiss v. LeeWards Creative Crafts, C.A. No. 12384, 1992 WL 65410 (Del. Ch. Mar. 30, 1992)	41

Wimbledon Fund LP-Absolute Return Fund Series v. SV Spec. Situations Fund LP, C.A. No. 4780, 2011 WL 6820362 (Del. Ch. Dec. 22, 2011)	41

Other Authorities

DEL. CH. CT. R. 16(b)(5)(iv)	40

DEL. CH. CT. R. 26(b)(1)	28

DEL. CH. CT. R.33(d)	33

FED. R. CIV. P. 26 (1983 Advisory Comm. Note)	46

Rules

Black’s Law Dictionary (11th ed. 2019)	22

Plaintiff Jonathan Jorgl (“Jorgl” or “Plaintiff”) submits this memorandum of law in opposition to Defendants’ Motion to Compel and for Adverse Inference (“Defendants’ Motion”) and in support of Plaintiff’s Motion to Close Discovery and Request for Expedited Briefing Prior to Friday (September 30, 2022) Hearing (“Plaintiff’s Motion”). For the reasons set forth herein, Defendants’ Motion should be denied in its entirety and Plaintiff’s Motion should be granted.

I.     INTRODUCTION

This case is about whether Defendants had a compelling justification to reject the nomination notice Jorgl submitted to AIM ImmunoTech, Inc. (“AIM”) on July 8, 2022 (the “Jorgl Notice”). Defendants must show clear and convincing evidence that confirms their self-described “hypothesis” that they concocted on July 14, 2022 (when they rejected the Jorgl Notice) that the Jorgl Notice omitted “arrangements or understandings” between Jorgl and/or his nominees, Robert Chioini (“Chioini”) and Michael Rice (“Rice”), with any of Franz Tudor (“Tudor”), Ted Kellner (“Kellner”), Walter Lautz (“Lautz”), or Todd Deutsch (“Deutsch”). That is the only core issue in this case.

Because they found no evidence that any such arrangement or understanding existed between those individuals, Defendants are trying to make this case about anything and anyone else. Specifically, through their Motion and related discovery

1

efforts (including subpoenas Defendants issued after the relevant deadline in the Scheduling Order), Defendants are trying to reframe this dispute as being about supposed arrangements or understandings that Jorgl, Chioini, and/or Rice had with Michael Xirinachs (“Xirinachs”), someone who Defendants first discovered during expedited discovery and, thus, did not factor at all into Defendants contemporaneous rationale for rejecting the Jorgl Notice. But Defendants cannot re-frame the dispute in this manner. It is well-settled under Delaware law that Defendants cannot reject a nomination notice under one baseless theory and then use the discovery process in the ensuing litigation to try to find another theory to justify, in retroactive fashion, their rejection of the Jorgl Notice. Rather the relevant case law requires Defendants to have had a “compelling justification” for their rejection of the Jorgl Notice on the day they rejected it. There is no “do over” or “second bite at the apple.”

But that is precisely what Defendants are attempting to do here. After a month of expedited discovery, which saw the production of thousands of documents and the taking of many depositions, Defendants’ original hypothesis (that Jorgl Chioini, or Rice had secret arrangements and understandings with Tudor, Lautz, Kellner, or Deutsch as of July 8, 2022) has now been completely debunked. So Defendants have pivoted to a scorched earth approach to find literally any other reason to ensure that the current board of directors runs unopposed. And they have ramped up their attacks

2

on Plaintiff, his counsel, and related third-parties, going as far as accusing them of hiding or concealing information that Defendants insist must be there. Defendants’ counsel went so far as to tell Plaintiff’s counsel “[he’d] be glad to let [her] testify.” Ex. 12, Deposition Transcript of Jonathan T. Jorgl (“Jorgl Tr.”) 173:19-20. But no one is hiding anything. Defendants just have no case.

Defendants’ accusation that Jorgl “concealed” information about Xirinachs in his interrogatory responses is the latest iteration of Defendants pounding the table. And, as the old adage goes: when you have the facts, pound the facts; when you have the law, pound the law; when you have neither, pound the table. Indeed, Defendants’ Motion is riddled with mischaracterizations and unsupported allegations of serious wrong-doing by Jorgl, his trial counsel, and third-party witnesses that are based on nothing more than self-serving beliefs unmoored from the evidentiary record. In reality, it is the Defendants who have been playing fast and loose with their discovery obligations. Just to name a few examples of Defendants’ noncompliance, Defendants have not provided sufficient interrogatory responses and withheld many documents on the basis of privilege even though third-parties were present, waiving attorney-client privilege. Although Plaintiff reserves his rights with respect to Defendants’ discovery failures, he has declined to pursue discovery-related litigation given the nature and timing of this expedited case, which has to be resolved prior to AIM’s upcoming November 3, 2022 annual stockholder meeting (with enough time for AIM to deliver proxy cards that comply with the universal proxy rule).

3

To be sure, Defendants’ accusations that Jorgl hid anything about Xirinachs are baseless. As an initial matter, Jorgl has no reason to cover up any arrangement or understanding he may have had with Xirinachs, since any such agreement does not help Defendants demonstrate their rationale for rejecting the Jorgl Notice was valid. As explained above, to satisfy that burden Defendants must demonstrate direct evidence of arrangements or understandings that Jorgl, Chioini, and/or Rice had with any of Tudor, Lautz, Kellner, or Deutsch as of July 8, 2022. In other words, the entire Xirinachs issue is a complete red herring.

In any event, the accusation that Jorgl “concealed” Xirinachs’ involvement in his interrogatory responses is bogus. Plaintiff’s written responses to the overly broad interrogatories were reasonable and proportional to the needs of this expedited case. Indeed, it is well-settled under Delaware law that parties in expedited discovery need not disclose every piece of information that may be responsive to an interrogatory. As Vice Chancellor Slights recently held in another case – citing to “philosophers” Mick Jagger and Keith Richards – in expedited litigation “[y]ou can’t always get what you want, but if you try sometimes, you just might find, you get what you need.” See Pearl City Elevator, Inc. v. Gieseke, C.A. No. 2020-0419, 2020 WL

4

5640268, at *2 (Del. Ch. Sept. 21, 2020). Put differently, Jorgl’s obligations in this expedited case were to provide information “related to the core issues in dispute” (i.e., if Jorgl, Chioini, and/or Rice had arrangements and understandings with Tudor, Lautz, Kellner, or Deutsch), not information about matters whose relevance to the dispute “is minimal at best” (e.g., Xirinachs’ involvement (or lack thereof) with respect to the Jorgl Notice). Id.

Moreover, it is beyond ridiculous for Defendants to argue that Jorgl is hiding Xirinachs’ involvement given that Jorgl produced or logged all documents in his possession, custody, or control related to Xirinachs. Indeed, the documents that Defendants cite in their Motion largely come from document productions made by Jorgl or the other members of his Group (Chioini and Rice), begging the question: why would Jorgl conceal information about Xirinachs in his interrogatory responses, yet produce literally all evidence concerning Xirinachs in his document productions (going as far as agreeing with Defendants’ request to run specific Xirinachs-related search terms across his emails and text messages)? Defendants have no answer to this question, other than to suggest that this was a premeditated Chess move by Jorgl to ensure that Defendants did not discover Xirinachs until after the August 26, 2022 deadline for the parties to notice the depositions they intended to take. But that explanation fails because Jorgl’s interrogatory responses were not due until September 2, 2022, i.e., six days after the deposition notice cut-off date of August 26, 2022. Defendants are just gaslighting.

5

As Jorgl argued in his Opening Brief in Support of Preliminary Injunction, Defendants’ new hypothesis regarding Xirinachs is just as wrong as Defendants’ old hypothesis regarding Tudor, Lautz, Kellner, and Deutsch. Neither Jorgl, Chioini, nor Rice had arrangements or understandings with Xirinachs on or before July 8, 2022 (which is the only relevant period given that the Jorgl Notice was submitted on July 8, 2022). This conclusion is plain from the uncontroverted, sworn testimony of Chioini, Jorgl, and Rice, which Defendants conspicuously omitted from their Motion and which confirms there were no arrangements or understandings with Xirinachs until mid-July 2022, days after Jorgl submitted the Jorgl Notice. This conclusion is also evident from contemporaneous documents confirming Xirinachs had no formal or informal agreement with Jorgl, Chioini, or Rice until after Jorgl submitted the Jorgl Notice. And this conclusion is clear from Defendants’ ongoing efforts to obtain evidence directly from Xirinachs even though Jorgl and several third-parties have already produced documents outlining Xirinachs’ involvement and Defendants have already had the opportunity to depose Jorgl, Chioini, and Rice, i.e., the individuals with whom Xirinachs supposedly conspired. Simply put, there is nothing relevant or useful for the Court to compel Plaintiff to disclose in his interrogatory responses that concerns Xirinachs and there is absolutely no basis upon which this Court can draw an adverse inference. Defendants’ Motion should be denied in its entirety.

6

Further, this Court should grant Plaintiff’s request to close discovery and shut down Defendants’ untimely and wasteful litigation tactics, such as his ongoing effort to depose no fewer than three witnesses and to obtain document productions from third-parties notwithstanding the fact that the parties have already begun briefing and oral argument is almost one week away. These untimely and wasteful discovery efforts have diverted (and will continue to divert) precious time and resources during this expedited case and have prejudiced (and will continue to prejudice) Jorgl’s ability to present his case. If Defendants believe they had a compelling justification on July 14, 2022 to reject the Jorgl Notice then they should move forward with this case rather than go on endless fishing expeditions. Enough is enough.

II.     BACKGROUND

Defendants’ truncated case background and recitation of expedited discovery in this case merit correction.

A.	PLAINTIFF ISSUES HIS PROPER NOMINATION NOTICE ON JULY 8, 2022

On July 8, 2022, Jorgl submitted a complete and comprehensive notice to nominate Rice and Chioini to the Board of Directors at AIM in anticipation of the 2022 Annual Meeting of Stockholders. See Ex. 1, Compl. at Ex. C. In accordance

7

with AIM’s Bylaws, Jorgl fully and accurately disclosed any “arrangement or understanding” between himself and “each proposed nominee and any other person or persons… pursuant to which the nomination(s) are to be made.” Id. at Ex. B, p. 4 (§ 1.4(c)), stating in relevant part that:

(i)

“[I]t is expected that the Nominees will pay or contribute to the costs of the solicitation of proxies for their election, including the costs and expenses of the Nominating Stockholder. Except for the foregoing, as of the date of this Notice, the Nominating Stockholder is not party to any agreements, arrangements or understandings with any other stockholders of the Company nor with the Nominees or any other person pursuant to which the nominations are being made;” and

(ii)

“It is expected that the Nominees will participate in the [proxy] solicitation. Beyond the foregoing, the Nominating Stockholder has not formed a group with any stockholders of the Company or other persons as of the date of this Notice, but reserves the right to do so in connection with the [proxy] solicitation.”

Ex. 1, Ex. C at pp. 3-4 (§ B(i), (ii)).

B.	AIM REJECTED THE JORGL NOTICE SHORTLY THEREAFTER ON THE SINGULAR, UNSUBSTANTIATED PREMISE THAT PLAINTIFF HAD AN “UNDISCLOSED ARRANGEMENT OR UNDERSTANDING” WITH TUDOR, LAUTZ, DEUTSCH AND/OR KELLNER

Nearly immediately upon receipt of the Jorgl Notice, Defendants had the notice “scrub[bed] . . . for any deficiencies, including to check that they are a record

8

holder on [AIM’s] transfer agent list.” Ex. 19.11 Six days later, on July 14, 2022, AIM rejected the Jorgl Notice during a special board meeting on the purported basis that Jorgl made false and misleading statements regarding his “arrangements or understandings” as of July 8, 2022, in contravention of AIM’s Bylaws. See Ex. 2. Specifically, Defendants’ Board Meeting Minutes confirm that the singular reason the Jorgl Notice was declared invalid was because Jorgl allegedly failed to disclose a purported “arrangement or understanding” with Franz Tudor, Ted Kellner, Todd Deutsch and Walter Lautz. See id. As set forth herein and in Plaintiff’s moving papers, Defendants’ conspiracy regarding this alleged group has now been thoroughly debunked.

C.	PLAINTIFF SEEKS RELIEF IN THIS COURT AND THE PARTIES BEGIN EXPEDITED DISCOVERY

On July 29, 2022, Jorgl filed his Verified Complaint, seeking a declaration from this Court that (i) Defendants’ rejection of the Jorgl Notice was unlawful and done for the purpose of entrenching the sitting board, and (ii) AIM must allow the nominations of Chioini and Rice to be introduced and acted on at the annual meeting. Ex. 1, at 24.

[1]

This reaction is not surprising given that the CEO, Equels, refers to stockholders as “trolls” with “troll-like inquiries” or “trolling inquiries,” particularly if the stockholder voices criticism. Ex. 15 at 160:7-163:10.

9

On August 19, 2022, the Court entered its Order Governing Expedited Discovery and Briefing in Advance of Preliminary Injunction Hearing, setting a compressed discovery schedule with a preliminary injunction hearing on October 5, 2022 (the “Order”). Ex. 3. In that Order, the parties and Court agreed discovery would be completed on September 19, 2022, “except for (i) any discovery subject to a motion to compel or motion for protective order pending on this date, and (ii) any third-party discovery that has not yet been completed as of this date but for which subpoenas were issued on or before August 26, 2022.” Id. at p. 3. As discussed during their meet and confers on the Order, the parties acknowledged that the purpose of this discovery cut-off was to prevent prejudice to the parties in their respective briefing, due September 22, 27 and 30, 2022.

That same day – August 19 – Defendants propounded their Interrogatories on Jorgl. Ex. 4. The three Interrogatories at issue in Defendants’ latest Motion are as follows:

•	Interrogatory 1 - “Identify all persons with knowledge of any facts supporting or refuting the facts alleged in the Complaint, and Describe the knowledge possessed by each such person.”

•	Interrogatory 3 – “Identify any individual or entity providing financing or funding for Your Complaint and/or Your prosecution of the Action.”

10

•	Interrogatory 6 – “Identify and Describe all Communications you have had with any person concerning the Jorgl Nomination Efforts.”

See id.

On September 2, 2022, Jorgl served his Responses and Objections to the Interrogatories (the “Responses”). Ex. 11.

Six days later, on September 8, 2022, Defendants served a conferral letter regarding the Responses. Motion, at Ex. 22. That afternoon, the parties held a two-hour telephonic meet and confer regarding Defendants’ alleged issues with the Responses and other discovery matters. Motion, at Ex. 23. That same evening, Plaintiff’s counsel produced substantially all of the responsive documents from Plaintiff’s custodian file in response to Defendants’ Requests for Production. Ex. 5.

Plaintiff’s counsel sent a summary of the meet and confer the next morning, September 9, 2022. See Motion, at Ex. 23. In relevant part, Plaintiff’s counsel clarified that: (i) for Interrogatory 1, the request was overbroad and Plaintiff was not willing to speculate as to what other people do or do not know with respect to the Verified Complaint, and would appropriately limit the response to Plaintiff’s personal knowledge; (ii) with regard to Interrogatory 3, the funding arrangements for this current litigation (which post-date July 8) are entirely irrelevant to the claims and issues in this case; and (iii) in follow-up to Interrogatory 6, the request “on its

11

face seeks overly-broad material and needs to be narrowed to get at what is relevant and responsive to the claims and defenses in this case … you agreed to discuss this Interrogatory with your client … [w]e will await your response… .” Id.

D.	PLAINTIFF TIMELY COMPLIES WITH THE DOCUMENT PRODUCTION DEADLINES, TURNS OVER ALL ALLEGEDLY “HIDDEN” INFORMATION ON XIRINACHS, AND AGREES TO CONDUCT FOLLOW-UP SEARCHES RELATED TO XIRINACHS

In accordance with this Court’s Order, in the afternoon of September 9, 2022, Jorgl substantially completed his production with documents, while at the same time third-parties Chioini and Paul Tusa (“Tusa”) also substantially completed their productions. See Ex. 6. The productions were fulsome, consisting of hundreds of documents, including nearly every single allegedly “hidden” Xirinachs document Defendants now cite in their Motion. See, e.g., Motion, at Exs. 5, 6, 7, 8, 9, 16, 17. In other words, far from “hiding” Xirinachs’ involvement (or lack thereof) with respect to the Jorgl Notice from Defendants, Plaintiff and the members of the Jorgl Group did the complete opposite by producing or logging every document concerning Xirinachs and AIM.2

[2]	In total, Plaintiff and third parties Chioini, Tusa, and Rice have turned over or appropriately logged thousands of responsive documents. See generally Exs. 5, 6, 7.

12

On September 10, 2022, Defendants notified Plaintiff that they wanted to learn more about Xirinachs and asked Plaintiff’s counsel to run their requested search terms on Xirinachs in the Plaintiff and third-party custodian files. See Ex. 8. Plaintiff agreed and instructed his counsel to run the requested search terms.3 Id. Plaintiff then supplemented his production with any outstanding responsive documents (notably, it was just one document) the following business day. Id.

Despite knowing about Xirinachs since September 8, Defendants did not attempt to issue a subpoena to him until several days later, on September 13.45 No notice was filed with this Court until September 16. And at no time did Defendants appropriately seek leave of Court, considering that the expedited discovery cut-off was set for September 19.

[3]

Again, in Defendants’ twisting of the facts they assert that “Plaintiff has resisted discovery at every step.” Motion at 2. This is just untrue, as the correspondences between the parties’ counsel conclusively demonstrate.

[4]

While Defendants asked if BakerHosteler (“Baker”) would accept service of a subpoena directed at Xirinachs (whom Baker also represents in this matter), Baker truthfully responded that Xirinachs had not authorized Baker to accept service of the untimely subpoena issued by Defendants. Motion, at Ex. 24.

[5]

Defendants claim they “prepared a subpoena to serve on [Xirinachs] and initiated serving him on September 11[,]” Motion , at 13, which is a Sunday, however the subpoena duces tecum is dated Tuesday, September 13, 2022.

13

E.	THE PARTIES REACH RESOLUTION ON CERTAIN INTERROGATORIES, BUT BOTH SIDES STAND ON THEIR OBJECTIONS TO OTHERS

On September 10 and 11, 2022, the parties also continued to exchange written correspondence regarding the Responses. Plaintiff clarified as follows:

1.

On Interrogatory 1, Plaintiff referred Defendants to “those people named in the Verified Complaint” (including, e.g., Chioini, Rice, Tusa, Walter Lautz and Thomas K. Equels, to name a few), as well as his document production which contained items “responsive to the search terms Defendants proffered based on the facts alleged in the Verified Complaint.” Motion, at Ex. 23. Plaintiff stood on his objection that he did not need to speculate, beyond his personal knowledge, as to what additional facts these persons did or did not know. Id.

2.

For Interrogatory 6, the parties reached resolution. Plaintiff agreed with the limitations proposed by Defendants and confirmed: (i) he has “produced all responsive, non-privileged written communications to you and that his privileged communications will be logged in due course. Accordingly, Mr. Jorgl invokes Del. Ch. Ct. Rule 33(d) and refers you to those documents;” and further confirmed (ii), “he has never had any oral communication ‘on or prior to’ July 8, 2022 (i.e., the date he delivered his nomination notice) with any AIM stockholder … River Rock, or any principal of River Rock.” Id.

14

3.

Finally, for Interrogatory 3, Plaintiff’s counsel stood on the objection that the request is “entirely irrelevant, as it seeks information about potential funding arrangements that post-date the only date that is relevant when considering Mr. Jorgl’s arrangements or understandings in this case (i.e., July 8, 2022).” Id. Counsel also [again] rejected the notion that they were “hiding” something,[6] stating – “[y]our continued accusations against Mr. Jorgl, our other clients, and our law firm reek of desperation and are not well taken.” Id.

Of note, during this time the parties were also conferring about Defendants’ responses to Plaintiff’s Interrogatories. Defendants failed to fully answer certain Interrogatories and, instead, offered a multi-page argument from Defendants’ counsel under the guise of a detailed factual response to all Interrogatories. See Motion, at Ex. 1. Defendants have also withheld information on the basis that it is “not relevant to any Party’s claims or defenses in this Action,” see id. at Ex. 23, and more recently, Defendants informed Plaintiff’s counsel that they will stand on their unsubstantiated privilege objection for certain information regarding non-legal advisors (including public relations, investor relations personnel, and a lobbyist). See Ex. 17.

[6]	A continuous and exhausting refrain in Defendants’ correspondence with Plaintiff, his counsel and this Court.

15

F.	JORGL, RICE AND CHIOINI HAVE EACH SINCE CONFIRMED UNDER OATH THAT XIRINACHS WAS NOT A “PARTICIPANT” IN THE NOMINATION AS OF JULY 8, 2022

On September 13, 2022, two days after the parties last conferral on the Responses, Rice was deposed. Defendants wrongfully allege this is the “first time” Xirinachs was disclosed. Motion, at p. 4. Again, as set out above, Defendants knew about Xirinachs (and all of the key documents relating to him) no later than September 9, 2022, when Jorgl, Chioini, Rice, and Tusa substantially complied with their document production obligations. See, e.g., Exs. 5, 6, 7.

When asked about Xirinachs, Rice recalled last speaking with Xirinachs personally “two . . . [or] three years ago.” Ex. 13, Deposition Transcript of Michael Rice (“Rice Tr.”), at 125:19-126:2. While he believed Xirinachs may have been on a call with counsel earlier this year, he could not recall the date, or if he was even a participant on the call. Id. at 127:9-128:8. Rice affirmatively testified that Xirinachs was not involved in Jorgl’s nomination effort, and that Xirinachs and Jorgl do not know one another. Id. at 130:8-130:21.

16

On September 15, 2022, Jorgl was deposed for nearly eight hours and confirmed that, in his view, Xirinachs was completely untethered from the nomination. Ex. 12, Deposition Transcript of Jonathan T. Jorgl (“Jorgl Tr.”), at 116:12-21 (“Michael Xirinachs was not involved … It was just Rob [Chioini], Mike Rice and myself.”); 127:14-19 (“[Xirinachs] was not involved in the nomination.”). The only time Xirinachs was connected to Jorgl was to connect Jorgl with an employee at the American Stock Transfer (“AST”) to facilitate the transfer of the AIM shares to Jorgl’s personal name. Id. at 139:9-13, 186:25-188:9. But in this aspect, Jorgl again did not consider Xirinachs a “participant” in the nomination any more than the AST employee or his broker. See generally id. at 141:17-20.

One day later, on September 16, 2022, Chioini echoed that Xirinachs did not have any sort of “arrangement or understanding” with regards to Jorgl’s nomination. In fact, Chioini tried to convince Xirinachs to join the efforts at various points prior to July 8, 2022 but was not successful in this endeavor. See Ex. 14, Deposition Transcript of Robert Chioini (“Chioini Tr.”), at 80:3-11 (“I was hopeful that Mr. Xirinachs was going to be a part of that group and really tried to just kind of drip on him and him to, you know, be part of that nomination. But he – and so I would send him [an email] or have him on a call, you know. He was evaluating or considering whether to be part of that nomination.”); see also id. at 82:2-3, 15-19; 78:17-79:1.

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According to Chioini, and as confirmed in the documents, Xirinachs did not join until the week after Jorgl submitted the notice, when Xirinachs agreed to assist in funding the proxy contest (alongside Chioini). Id. at 83:8-22; 83:25-84:2 (“I think the first sense I got that [Xirinachs] was coming around was sometime around, like, mid-July”). Defendants have blatantly mischaracterized Chioini’s testimony, including regarding the date Xirinachs started his involvement. Motion, at 6.7

Despite this testimony – and despite their receipt of dozens of documents on Xirinachs and separate questioning of Jorgl, Rice and Chioini for hours on the scope of his involvement (or lack thereof) – Defendants still somehow allege with a straight face that Jorgl “intentionally conceal[ed]” the involvement of Xirinachs and that they have been prejudiced in this expedited proceeding.8 Motion, at pp. 11, 13.

[7]

Defendants intentionally misquote Chioini. He did not “refuse to commit to a date when Xirinachs started participating in Jorgl’s nomination effort,” as alleged. Id. Rather, Chioini was clear: “Q: Roughly, when do you recall that [Xirinachs] started participating in the effort? A: You know, it’s – it was after the nomination notice went in – it’s kind of nebulous … But that happened some point after July 8th.” Ex. 14, Chioini Tr. at 74:25-75:8.

[8]

Even though Jorgl, Rice, and Chioini testified under oath that they had no arrangement with any of Mr. Tudor, Mr. Kellner, or Mr. Deutsch, Defendants maintain that Jorgl, Rice, and Chioini are lying under oath. See Ex. 15, Deposition Transcript of Thomas Equels (“Equels Tr.”) at 245:3-246:14 (“Q: I’m asking, to the best or your recollection, is your — as of sitting here today, is it your testimony that, to the best of your recollection, these individuals are lying? A: I think certain of them are lying, that’s correct. Q: Even under oath? A: Yes.”).

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Plaintiff has not hidden anything, and Defendants’ Motion (like the first motion to compel, against Baker Hostetler directly, which was withdrawn the day before hearing) is a waste of the parties’ and Court’s time.

III.     DEFENDANTS’ MOTION SHOULD BE DENIED

Defendants denied the Jorgl Notice on the singular premise that Jorgl and his nominees, Chioini and Rice, had “arrangements or understandings” with Tudor, Deutsch, Kellner, and/or Lautz that were in existence but not disclosed as of July 8, 2022. The expedited discovery in this proceeding – by Defendants’ own admission – was intended to “test” that hypothesis. See Ex. 16, Deposition Transcript of Stewart Appelrouth at 102:3-10 (“Q: So you don’t have any direct evidence that Mr. Jorgl was talking or in concert with other stockholders, correct? … A: I think that’s what this discovery process is all about is getting more of that data and more of that information.”).

As set forth herein and in Plaintiff’s moving papers, Defendants’ hypothesis failed that test. There is simply no direct evidence that establishes an “arrangement or understanding” between Plaintiff, his nominees, and any of Tudor, Deutsch, Kellner, or Lautz (or anyone else) that existed with respect to the Jorgl Notice as of

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July 8, 2022. It is for this reason that Defendants are now trying to make this case about Xirinachs, even though it cannot be disputed that Xirinachs did not factor in any way in Defendant’s decision to reject the Jorgl Notice. In other words, Xirinachs is just a red herring.

Nevertheless, and as fully argued below, Defendants’ new “hypothesis” that Xirinachs had secret arrangements and understandings with Jorgl, Chioini, and/or Rice as of July 8, 2022 is also dead on arrival because that theory has already been debunked by all of Jorgl, Chioini, and Rice in their sworn testimony, which was also corroborated by documents produced by those individuals concerning Xirinachs. Defendants’ self-serving insistence that Jorgl is “concealing” additional information about Xirinachs that this Court must compel is plainly wrong. Everything Plaintiff knowns about Xirinachs has been disclosed through his document production and his 8-hour deposition testimony. Defendants’ Motion should be denied in its entirety.

A.	DISCOVERY IN AN EXPEDITED PROCEEDING IS NECESSARILY LIMITED

As a threshold matter, an expedited proceeding is not the appropriate forum to turn over every proverbial rock, regardless of relevance or cost, as the Defendants improperly imply in their Motion.

“[D]iscovery in summary proceedings is necessarily (and appropriately) limited.” Pearl City, 2020 WL 5640268, at *2 (Del. Ch. Sept. 21, 2020); see also

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Ch. Ct. Guidelines for Expedited Discovery in Adv. of a Prelim. Injunc. Hearing at 1 (“The time constraints inherent in expedited litigation necessarily limit both the scope and timing of discovery and can impose considerable burdens on the parties.”). Indeed, in the context of the “nature of expedited discovery and the short timeframe leading up to the preliminary injunction hearing,” the discovery process “frequently must be truncated.” See N.J. Carpenters Pension Fund v. infoGROUP, Inc., C.A. No. 5334, 2012 WL 3711378, at *2 (Del. Ch. Aug. 16, 2012). “The Court’s primary concern when settling discovery disputes is ensuring litigants a fair and orderly process. . . . Fairness, in an expedited proceeding, however, does not necessarily mean that a party is guaranteed complete information.” See Fitzgerald v. Cantor, C.A. No. 16297, 1998 WL 409158, at *3 (Del. Ch. June 22, 1998) (emphasis added).

“[T]he scope of discovery in expedited litigation typically follows the guidance of two ageless philosophers: ‘You can’t always get what you want, but if you try sometimes, you just might find, you get what you need.’” Pearl City Elevator, 2020 WL 5640268, at *2 (internal citation omitted). Documents with “minimal at best” relevance fall into the category of “you don’t always get what you want,” whereas documents related to the “core issues in dispute” fall under the category of “what [a party] needs.” See id.

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Here, Plaintiff responded to Interrogatories 1, 3 and 6 timely, reasonably and in proportion to the core needs of this expedited proceeding. His disagreement with Defendants about the scope and meaning of the Interrogatories – and his alleged failure to effectively marshal all his evidence in response to certain of these Interrogatories only one month after filing suit – did not prejudice Defendants, and does not offend Delaware precedent.

Each Interrogatory will be addressed in turn below.

B.	PLAINTIFFS’ RESPONSES TO INTERROGATORIES 1, 3 AND 6 WERE REASONABLE AND PROPORTIONAL TO THE NEEDS OF THE CASE, AND, AS SUCH, THERE IS NOTHING FURTHER TO COMPEL FROM HIM

i.	Plaintiff Fully Answered Interrogatory 1, and the Court Should Decline to Compel Any Further Response

As set forth above, Defendants’ Interrogatory 1 requests that Plaintiff: “Identify all persons with knowledge of any facts supporting or refuting the facts alleged in the Complaint, and Describe the knowledge possessed by each such person.” Jorgl objected to this Interrogatory as (i) overly broad, in requesting Plaintiff to identify “all persons with knowledge of any facts”; (ii) asked Plaintiff to marshal or speculate on information beyond his own personal knowledge; (iii) sought information equally available to Defendants, considering the persons with knowledge were named in the Complaint (specifically, Rice and Chioini) and

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recipients of subpoenas from Defendant; and (iv) called for Plaintiff to make legal conclusions regarding the terms such as “supporting or refuting,” among other things. Motion, at Ex. 2. In subsequent meet and confers, Plaintiff’s counsel reiterated that Interrogatory 1 was overbroad, and Plaintiff was not able to speculate as to what other people do or do not know with respect to the Verified Complaint, and would appropriately limit his response to personal knowledge. Id. at Ex. 23. Defendants did not belabor this issue in subsequent correspondence and, for all intents and purposes, the parties moved on.

Defendants now attack the fact that Plaintiff did not include the name “Michael Xirinachs” in his response on September 2, 2022. But Defendants’ position is wrong on the facts and law.

First, Jorgl fully and properly responded to the Interrogatory based on his personal knowledge (not on the knowledge of Chioini, Rice, Tusa, or counsel). See Personal Knowledge, BLACK’S LAW DICTIONARY (11th ed. 2019) (“Knowledge gained through firsthand observation or experience, as distinguished from a belief based on what someone else has said.”). As Plaintiff testified, he only knew the name “Xirinachs” because he served an administrative role in merely introducing him to an AST employee so that he could transfer the AIM shares into his own name. See Ex. 12, Jorgl Tr. at 67:9-16. There are no factual allegations in the Complaint

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regarding how or when the AIM shares were transferred to Jorgl’s personal name—nor is anything having to do with that purchase and transfer a disputed issue in this case. Because of this, Xirinachs was not included in response to the Interrogatory. Indeed, Defendants do not point to a specific factual allegation in the Complaint that ties to Xirinachs—nor could they. Instead, they state that they believe Xirinachs was a “participant” in the Nomination efforts generally, so, in their view, Xirinachs must have knowledge about some of the facts alleged in the Complaint.9 But during his deposition, Jorgl confirmed that Xirinachs was not involved in the nomination. Id. at 116:12-21 (“Michael Xirinachs was not involved … It was just Rob [Chioini], Mike Rice and myself.”); 127:14-19 (“[Xirinachs] was not involved in the nomination.”). Defendants, as has been a frequent occurrence in this case, mischaracterize the testimony and import of the testimony regarding the transfer of AIM shares into street name. They repeatedly recite how purchasing shares and transferring them into one’s name is the “most important” part of the nomination. See Motion, at pp. 6, 8, 10, 11. Obviously, to make a valid stockholder nomination, one needs to be a stockholder. But that does not mean that the broker or AST

[9]	Certainly, the present disagreement over the scope of Interrogatory 1 or a party’s involvement is not equivalent to an “intentional failure” to disclose—as Defendants’ Motion contends.

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employee are the most important people in a stockholder nomination notice or proxy contest. The mental gymnastics necessary to follow Defendants’ logic evades common sense. While administrative technical compliance is important, the most important part of a stockholder nomination notice is much more substantive, to include things like the experience and qualifications of the nominees.

Defendants cannot move to compel – or ask for the extraordinary sanction of an adverse inference – on the simple basis that they do not like Jorgl’s fully responsive answer to Interrogatory 1. They also cannot assign personal knowledge to Jorgl for emails he was never included on nor ever discussed with nominees Chioini and Rice. Ex. 12, Jorgl Tr. at 182:8-184:18; 195:2-18 (“Q: Have you seen this document before? A: Nope. I mean, it’s not addressed to me, so why would I see it? … A. This is just — I’m reading this for the first time.”). Requiring Jorgl to provide information outside his personal knowledge, and that he did not view as accurate in responding to this Interrogatory, would be akin to compelling Jorgl to produce documents that do not exist—which the Court would not do. Bako Pathology LP v. Bakotic, C.A. No. CV 2018-0520, 2019 WL 117365, at *1 (Del. Ch. Jan. 7, 2019) (denying motion to compel where “Plaintiffs have represented that they have produced all responsive documents that exist and Defendants have failed to identify what specifically is missing from that production.”).

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Second, Interrogatory 1 is, in effect, a contention interrogatory that asked Jorgl to marshal all evidence in support of his legal claims at the very beginning of this expedited proceeding. The Interrogatory was therefore not only inappropriate because it demanded that Jorgl speculate on things outside of his personal knowledge, but it was also disproportionate to the needs of this case in requiring Jorgl to know and disclose at the outset all the facts and circumstances supporting his Complaint. Delaware law does not require this. See, e.g., Carlton Invs. v. TLC Beatrice Int’l Holdings, Inc., C.A. No. 13950, 1996 WL 132983, at *4–5 (Del. Ch. Mar. 15, 1996) (“[A] party should not be precluded from presenting a claim … because that party could not set forth facts underlying such a claim in response to a contention interrogatory served upon that party before he has had a chance to conduct his own discovery to determine the facts… A court [can] permit a party to answer such an interrogatory based only upon its present knowledge.”). And as Jorgl testified, he did not know that Xirinachs was even helping fund the proxy litigation (in part) until more recently, after the September 2, 2022 response date. See, e.g., Ex. 12, Jorgl Tr. at 106:5-107:22.10

[10]	Indeed, Xirinachs did not even sign an engagement letter with Plaintiff and his counsel until September 8, 2022.

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Third, Defendants learned about Xirinachs in discovery and were thoroughly able to explore the scope of his involvement, if any, in the nomination and funding. Plaintiff and third parties Chioini, Tusa and Rice substantially completed their document production by September 9, 2022, and these productions contained dozens of documents regarding Xirinachs. See Exs. 5, 6, 7. Plaintiff even conducted additional searches on Xirinachs from all custodian files on September 11, 2022, at Defendants’ request. See Ex. 8.

The purported “prejudice” that Defendants claim to have suffered was nothing more than a six-day delay that was, in large part, of Defendants’ own making considering that they did not submit a conferral letter regarding the alleged deficiencies with Plaintiff’s Response to Interrogatory 1 until September 8, 2022.

More importantly, deposition testimony and cross-examination on the documentary evidence shows more than an Interrogatory response ever could. This Court has denied similar motions to compel Interrogatory responses when the answers sought, including “information regarding informal agreements,” was more appropriate for depositions: “plaintiffs are deposing all individual defendants who would have been involved in the communications about which plaintiffs request a narrative response.” See In re Tyson Foods, Inc., C.A. No. 1106, 2007 WL 2685011, at *3 (Del. Ch. Sept. 11, 2007). That is precisely the case here, as each of Jorgl, Chioini, Rice and Tusa have been questioned regarding Xirinachs based on the record. The Court should deny to compel anything as to Interrogatory 1.

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ii.	The Information Requested in Interrogatory 3 is Not Relevant, and the Court Should Decline to Compel Any Further Response

Interrogatory 3 requested that Jorgl, “Identify any individual or entity providing financing or funding for Your Complaint and/or Your prosecution of the Action.” Motion, at Ex. 2. As set forth in Plaintiff’s initial objections and confirmed in subsequent conferrals, the requested information has no relevance to the claims at issue in the Verified Complaint or Defendants’ defenses thereto. Id. at Ex. 2 at 12-13; Ex. 22 at 3-5 (memorializing the parties’ conference regarding Interrogatory 3).

In short, Plaintiff stood on his objection because Interrogatory 3 impermissibly seeks information to use against Jorgl in the anticipated proxy contest and in no way targets the facts and issues in dispute in this litigation, namely the Jorgl Group’s efforts to nominate qualified individuals to AIM’s board and its improper and unfounded rejection of the Jorgl Notice.

Under Delaware law, the scope of discovery includes “any non-privileged matter that is relevant to any party’s claim or defense and proportional to the needs of the case . . . .” DEL. CH. CT. R. 26(b)(1). In other words, discovery must be “ tied to the issues presented in the litigation.” In re Baker Hughes Inc. Merger Litig., C.A.

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No. 2019-0638, 2022 WL 2693031, at *3 (Del. Ch. July 11, 2022) (citation omitted). “As such, even where discovery is relevant, this Court may limit discovery, ‘. . . to those matters that are truly relevant and to prevent discovery from evolving into a fishing expedition or from furthering purposes ulterior to the litigation.’” Grunstein v. Silva, C.A. No. 3932, 2009 WL 4698541, at *20 (Del. Ch. Dec. 8, 2009) (emphasis added) (citation omitted). In expedited discovery in particular, there is no obligation to provide information that is minimally relevant (at best), as is the case here. See generally Pearl City Elevator, 2020 WL 5640268, at *2. Thus, “[a]ny information sought for a purpose other than the formulation of legal theories should not be subject to the discovery process.” NiSource Capital Mkts., Inc. v. Columbia Energy Grp., C.A. No. 17341, 1999 WL 959183, at *3 (Del. Ch. Sept. 24, 1999).

The Court should deny Defendants’ request to compel a response to Interrogatory 3 because Defendants have yet to articulate a sound basis to conclude that the identity of the individuals or entity financing this litigation—as opposed to the nomination—is relevant to the claims and defenses at issue in this suit. See DEL. CH. CT. R. 26(b)(1). In their letter responding to Plaintiff’s Objections and Responses to Defendants’ First Set of Interrogatories, Defendants argue that

Whether Mr. Jorgl is now receiving financing or funding from a third party to pursue this litigation is evidence that may very well corroborate the board’s determinations, as it is hard to believe that Mr. Jorgl would

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embark on these efforts without arrangements or understandings relating to the nominations with persons who own more significant amounts of stock.

Motion, Ex. 22 at 4. Information regarding who is funding the litigation does not bear on the question of whether AIM and the Board complied with the Bylaws in rejecting Jorgl’s Notice as of July 8, 2022, and what arrangements or understandings the Jorgl Group may have had as of that date. Who is now funding the litigation is simply not relevant, nor can it serve as a post hoc justification for AIM’s rejection of the Jorgl Notice. See, e.g., Rosenbaum v. Cytoden Inc., C.A. No. 2021-0728, 2021 WL 4775140 at *21 (Del. Ch. Oct. 13, 2021) (“The Board cannot base its decision to reject the Nomination Notice on after-discovered facts.”); In re El Paso Pipeline Partners, L.P. Derivative Litig., C.A. No. 7141, 2014 WL 2768782, at *7 (Del. Ch. June 12, 2014) (“Both sides have relied on post-transaction events,” but “[u]nder Delaware law, business decisions are not judged in hindsight. The defendants’ actions must stand or fall based on what they knew or did at the time.”); In re Netsmart Techs. Inc. S’holders Litig., 924 A.2d 171, 199 (Del. Ch. 2007) (finding company’s failure to engage in efforts to find a buyer was unreasonable and a breach of its duties – “[t]he record evidence regarding the consideration of an active search for a strategic buyer [was] more indicative of an after-the-fact justification for a decision already made, [rather] than of a genuine and reasonably-informed

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evaluation of whether a targeted search might bear fruit.”); Metro Storage Int’l LLC v. Harron, 275 A.3d 810, 855 (Del. Ch. 2022) (rejecting defendant’s testimony that was an “after-the-fact rationalization[    ] for his misconduct”).

Even if the information sought in Interrogatory No. 3 was relevant, there is no prejudice to Defendants at this stage of the litigation because they already have the information about any purported “arrangements or understandings” that Jorgl may have with respect to the proxy contest funding. See NiSource Capital, 1999 WL 959183, at *2 (finding no prejudice in denying the discovery where the party did not need the information to pursue its claims). Jorgl fully disclosed the financing arrangement regarding the nomination in his Notice, and then fully disclosed all financing for the proxy contest in his public filing on September 15, 2022. See, e.g., Motion, at Ex. 3 at 19. Jorgl also fully answered several questions under oath related to the funding of this litigation. Ex. 12, Jorgl Tr. at 104:11-107:12.

Thus, to the extent the identity of the individuals funding the nomination efforts is relevant, Defendants now have that information available to them. This Court should decline to compel a further response to Interrogatory 3.

iii.	Interrogatory 6 Was Resolved During The Conferral Process

Interrogatory 6 requested that Jorgl: “Identify and Describe all Communications you have had with any person concerning the Jorgl Nomination

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Efforts.” Motion, at Ex. 2 (emphasis added). Jorgl appropriately objected to the Interrogatory on the basis that it required Jorgl to “marshal irrelevant information and identify and describe all communications with all persons he may have spoken to regarding the nomination.” Ex. 11. Indeed, taken at face value, and as the parties discussed during the conferral process, identifying and describing all Communication with any person over the ill-defined “Jorgl Nomination Efforts” would encompass Jorgl’s wife, kids, friends, broker, co-workers, and all Baker attorneys and paralegals, to name a few. Such a request is neither reasonable nor proportional to the needs of this expedited proceeding.

Importantly, Defendants’ counsel heard Jorgl’s objection, conferred with their clients, and agreed to limit the scope of the Interrogatory. See Motion, at Exs. 22- 24. Indeed, until the filing of Defendants’ Motion, Jorgl understood that any the alleged issue with this Interrogatory was fully resolved by cooperation of the parties.

Yet now, Defendants’ Motion curiously asserts that Jorgl manipulated the meet and confer process to limit the scope of Interrogatory 6 as a pretext to hide Xirinachs’s involvement. This is incorrect on the facts and the timing. The Plaintiff is shocked by the cavalier manner in which Defendants lodge such serious allegations.

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During the parties’ conferral process, Defendants—not Jorgl—heard about Jorgl’s concern and set their own limitations on the scope of Interrogatory 6. Most notably, this was done on September 10 (i.e., after they had received production regarding Xirinachs and requested Plaintiff to run additional searches on his name in the custodian files, which Plaintiff did). Id. at Ex. 23. Defendants suggested as a compromise the following:

(i) as to responsive written communications (including emails and text messages), plaintiff does not have to describe those that are being produced or will be reflected on a privilege log, and (ii) as to responsive oral communications, plaintiff will describe those oral communications that occurred on or prior to the date he delivered the nomination notice with any (or any one or more) of Tudor, Deutsch, Kellner, any other person Jorgl knows to be a stockholder of AIM, or River Rock or any of its principals.

Id. In response, one day later on September 11, Plaintiff indicated this was acceptable and confirmed:

As for romanette (i), we confirm that Mr. Jorgl has produced all responsive, non-privileged written communications to you and that his privileged communications will be logged in due course. Accordingly, Mr. Jorgl invokes Del. Ch. Ct. Rule 33(d) and refers you to those documents. As for romanette (ii), Mr. Jorgl confirms that he has never had any oral communication “on or prior to” July 8, 2022 (i.e., the date he delivered his nomination notice) with any AIM stockholder (including those identified in your commentary), River Rock, or any principal of River Rock.

Id.

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There is nothing further to compel. As to written communications, all responsive documents from which the answer to this Interrogatory may be derived or ascertained have been produced pursuant to the parties’ agreement and Rule 33(d). DEL. CH. CT. R. 33(d); In re Tyson Foods, Inc., 2007 WL 2685011, at *3 (denying motion to compel interrogatory seeking narrative of communications where documents were produced and “depositions will be adequate to discover the information sought”); Twitter, Inc. v. Musk, C.A. No. 2022-0613, 2022 WL 4095969, at *1 (Del. Ch. Sept. 7, 2022) (considering the timing of the motion to compel, the “large volume of documents produced by Plaintiff to date,” the burden already placed on Plaintiff, and the additional burden that granting Defendant’s motion to compel as the grounds for denying Defendant’s motion to compel discovery in an expedited matter). And as set forth above, there were no further written communications between Xirinachs and Jorgl, and, as confirmed in Jorgl’s deposition, the only time Xirinachs was connected to Jorgl was to help connect Jorgl with an AST employee who may be able to assist with the transfer of the AIM shares to Jorgl’s personal name. Ex. 12, Jorgl Tr. at 139:9-13, 186:25-188:9. Jorgl did not consider Xirinachs a “participant” in the nomination any more than the AST employee or his broker. See generally id. at 141:17-20. Thus, as already confirmed in the parties’ meet and confer correspondence, there are no oral communications to report.

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There is nothing for the Court to compel, and Defendants’ Motion should be denied as to Interrogatory 6.

C.	DEFENDANTS’ REQUEST FOR ADVERSE INFERENCE IS CONTRARY TO LAW AND FACTS AND SHOULD BE DENIED

Defendants not only move to compel unnecessary or non-existent discovery from Plaintiff, but they further ask this Court to sanction Plaintiff and his counsel by making an extraordinary finding that Plaintiff “abused” the discovery process and recklessly or intentionally destroyed evidence. This is not correct on the law or facts.

i.	Adverse Inferences Are an Extraordinary Remedy that Courts Only Issue in Extreme Circumstances

“The Court has the power to issue sanctions for discovery abuses under its inherent equitable powers, as well as the Court’s ‘inherent power to manage its own affairs.’” Beard Research, Inc. v. Kates, 981 A.2d 1175, 1189 (Del. Ch. 2009) (citation omitted). While “[t]he Court has wide latitude to fashion an appropriate remedy … the remedy must be tailored to the degree of culpability of the [sanctioned party] and the prejudice suffered by the complaining party.” Terramar Retail Centers, LLC v. Marion #2-Seaport Tr. U/A/D June 21, 2002, C.A. No. 12875-VCL, 2018 WL 6331622, at *10 (Del. Ch. Dec. 4, 2018) (alteration in original; citation

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omitted); see also Chambers v. NASCO, Inc., 501 U.S. 32, 44-45 (1991) (“Because of their very potency, inherent powers must be exercised with restraint and discretion. A primary aspect of that discretion is the ability to fashion an appropriate sanction for conduct which abuses the judicial process.”).

“‘The decision whether to impose sanctions, upon whom to impose them, and what sanctions to impose, will depend upon the facts and circumstances of each particular case, but it should always be viewed in light of the proper function which sanctions are intended to serve.’” Terramar, 2018 WL 6331622, at *10 (quoting In re Rinhardt, 575 A.2d 1079, 1082 (Del. 1990)).

Under Delaware law, “[a]n adverse inference instruction is appropriate where a litigant intentionally or recklessly destroys evidence, when it knows that the item in question is relevant to a legal dispute or it was otherwise under a legal duty to preserve the item.” Sears, Roebuck & Co. v. Midcap, 893 A.2d 542, 552 (Del. 2006); see also Beard Research, 981 A.2d at 1191 (The “negligent destruction of evidence does not warrant drawing an adverse inference; rather, the drawing of an adverse inference requires as a predicate a ‘preliminary finding of intentional or reckless destruction of evidence.’” (citation omitted)). Before granting an adverse inference, this Court “must [                    ] make a preliminary finding that the evidence shows . . . intentional or reckless conduct. Absent such a finding, an adverse inference instruction is not justified.” Id.

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ii.	Plaintiff’s Conduct Does Not Warrant An Adverse Inference

Defendants and Plaintiff generally agree regarding the applicable law relating to Defendants’ request for an adverse inference, compare Defendants’ Motion, at 19, with Beard Research, 981 A.2d at 1189, and Defendants even admit that the facts as alleged in their Motion are not traditionally the facts required for an adverse inference under the agreed upon applicable law, see id. at 20. However, Defendants then irrationally equate Plaintiff’s failure to identify Xirinachs in his Interrogatory Responses on September 2, 2022, as equivalent to the intentional or reckless destruction of evidence. Id. at 20 (“While Defendants do not claim at this time that Jorgl destroyed actual evidence related to Xirinachs, his intentional failure to disclose Xirinachs in his Interrogatory responses led to the same result for purposes of the preliminary injunction hearing.”). Defendants further request –without basis – that the Court infer that documents and testimony from Xirinachs “would have further supported the existence of July 8, 2022 of arrangements and understandings with Xirinachs pursuant to which Jorgls’ [sic] nominations were made.” Motion, at 2. There are myriad issues with Defendants’ argument, the most glaring addressed below.

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First, as described above in detail, Plaintiff had no reason to include Xirinachs as a person having any relevant knowledge of the facts as alleged in his Verified Complaint or as someone related to Plaintiff’s nomination of Chioini and Rice in response to Interrogatories 1 and 6 (and the irrelevancy of the information sought in interrogatory 3 is also addressed). At the time of the nomination, Plaintiff had only communicated with Xirinachs because he was introduced as someone who might be able to explain to Plaintiff how to move his newly acquired AIM shares from street name to his name. Ex. 12, Jorgl Tr. at 66:8-68:18; Ex. 9. Again, Plaintiff and the other individuals involved in the nomination (i.e., Chioini and Rice) testified under oath that Xirinachs had no involvement with the nomination. Ex. 12, Jorgl Tr. at 141:17-20; Ex. 14, Chioini Tr. at 80:3-11; Ex. 13, Rice Tr. at 130:8-130:21.

Second, Defendants’ argument that not listing Xirinachs in responses to certain interrogatories is akin to intentionally or recklessly destroying evidence, see Motion, at 20, is both unsupported by any case law, see id., at 19-21, and incorrect in view of the procedural history of this case.

In accordance with this Court’s Order, Plaintiff responded to Defendants’ interrogatories on September 2, 2022. Motion, at Ex. 2. On September 8 and 9, 2022, Plaintiff and third parties Chioini and Tusa produced documents, including the above referenced communications with Xirinachs. Exs. 5, 6. On September 13, 2022,

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Defendants attempted to subpoena documents and testimony from Xirinachs. On September 15, 2022, Defendants deposed Plaintiff, wherein Plaintiff discussed his communications with Xirinachs relating to the AIM shares. See generally Ex. 12. Also on September 15, Defendants filed their Notice of Subpoena on Xirinachs and their Amended Notice of Subpoena on Xirinachs. Exs. 20, 21. On September 22, 2022, Defendants issued another subpoena to Xirinachs. Ex. 22.

Defendants’ claim that the nondisclosure of Xirinachs in Plaintiff’s interrogatory responses is akin to the destruction of evidence is absurd. Defendants fail to point to any failure to identify Xirinachs – apart from their own delay in issuing a conferral letter on September 8, nearly a week after receiving Jorgl’s responses and objections – such that they were precluded from subpoenaing Xirinachs. In fact, Defendants subpoenaed Xirinachs multiple times and appear to be, at this point, unable to effect service. It is not Plaintiff’s fault that Xirinachs has not been served with Defendants’ subpoena, and Plaintiff’s counsel, who also represent Xirinachs, has not been authorized to accept service of Defendants’ subpoena.11 Defendants could have sought leave for alternative service based on

[11]

A representative of a subpoenaed party can agree to accept service on behalf of the party, but only if the representative is authorized to do so. See, e.g., Inland Empire Foods, Inc. v. Zateca Foods, LLC, No. EDCV 00-00203, 2010 WL 11519370, at * 2 (C.D. Cal. Apr. 27, 2010) (finding service of subpoenas by mail

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their purported difficulty in serving Xirinachs but did not do so and still have not done so, instead seeking the extreme remedy of an adverse inference against Plaintiff as a backdoor means to receive a substantive ruling in their favor. This tactic should not be endorsed.

Third, Defendants cite no evidence that Plaintiff knew of any “arrangements and understandings involving Xirinachs pursuant to which the nominations were made” such that same should have been disclosed in his Interrogatory Responses. Motion, at 21. In support, Defendants cite to paragraphs 5 through 7 of their Motion, in which they (1) allege that Xirinachs is a client of Plaintiff’s counsel and is a participant disclosed in the proxy solicitation with Jorgl, Rice, Chioini, and Tusa (id. at 5); (2) cite limited communications with Xirinachs and Chioini (id. at 6); and (3) allege that Xirinachs helped Plaintiff transfer his shares from his brokerage account to the stock exchange (id. at 7). Notably, the only communications between Plaintiff and Xirinachs referenced by Defendants in paragraphs 5-7 is the second-to-last bullet point on page 6, in which it is alleged that “[a]fter Jorgl purchased 1,000 AIM shares and before he submitted the nomination notice, he upon counsel of subpoenaed parties “ineffective” under analogous Federal Rule of Civil Procedure 45 without a showing counsel was authorized to accept such service).

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spoke with Xirinachs for help about the ‘most critical part’ ... transferring Jorgl’s shares into record ownership.” Motion, at 6. But as demonstrated by Defendants’ own allegations and the testimony given under oath, cited supra, Plaintiff was unaware of any “arrangements and understandings involving Xirinachs” prior to the nomination such that Plaintiff’s responses to Defendants’ Interrogatories were deficient and warranting of an adverse inference.

For the foregoing reasons, Plaintiff respectfully requests that the Court deny Defendants’ Motion in its entirety.

IV.     DEFENDANTS’ CONTINUED PURSUIT OF DISCOVERY AND CIRCUMVENTION OF THE SCHEDULING ORDER IS INEQUITABLE AND SHOULD BE STOPPED

As set forth in Plaintiff’s Motion to Close Discovery, submitted herewith, the Court should direct Defendants to cease further discovery efforts not in keeping with the Court’s already-passed discovery cut-off date set forth in the Scheduling Order.

The Court has inherent power to manage its affairs, including the parties’ compliance with the deadlines set out in a Scheduling Order and a potential stay of discovery. See Beard Research, 981 A.2d at 1189; see also DEL. CH. CT. R. 16(b)(5)(iv) (“This Rule shall not prevent the Court, upon motion or its own initiative, from making any orders to enforce compliance with a scheduling order.”); In re Lipson v. Supercuts, Inc., C.A. No. 15074, 1996 WL 560191, at *2 (Del. Ch.

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Sept. 6, 1996) (explaining that a stay of pre-summary judgment discovery “would be justified where the discovery is not essential to resolving the summary judgment motion, and where delaying discovery would not materially prejudice the non-moving party.”); Weiss v. LeeWards Creative Crafts, C.A. No. 12384, 1992 WL 65410, at *1 (Del. Ch. Mar. 30, 1992) (“Under Chancery Court Rule 26(c), [the Chancery Court] clearly [has] the authority to grant a motion to stay discovery.” ); Wimbledon Fund LP-Absolute Return Fund Series v. SV Spec. Situations Fund LP, C.A. No. 4780, 2011 WL 6820362, at *3 (Del. Ch. Dec. 22, 2011) (“When a party violates orders of the court—including scheduling orders that require the parties to file papers and make all their arguments at the required time—and rules of the court, and thereby exposes its adversary to unnecessary delay and expense, this court has the discretion to shift fees.”) (citation omitted). Indeed, as set forth above, the “Court has wide latitude to fashion an appropriate remedy … .’” Terramar Retail Centers, 2018 WL 6331622, at *10 (citation omitted).

Here, it is appropriate to stop Defendants’ ongoing requests for additional discovery, as the non-relevant and non-essential information Defendants seeks does not further the claims or defenses in this case, prejudices Baker’s ability to represent Plaintiff, and potentially delays this Court’s resolution of germane issues by the October 5, 2022 hearing. Plaintiff therefore respectfully requests that the Court enter an order directing the cessation of further discovery efforts immediately pending resolution of Plaintiff’s Motion for Preliminary Injunction on October 5, 2022.

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A cessation order is appropriate for three reasons:

First, Defendants are serving (or attempting to serve) subpoenas that were issued after the deadline for issuing subpoenas under the Scheduling Order. As noted above, that deadline came and went on August 26, 2022. Yet, here, Defendants have issued subpoenas to Xirinachs and his company, Looking Glass, that post-date that deadline by weeks. Since Defendants did not seek leave of Court to serve those subpoenas, those subpoenas have no legal effect.12 Notably, Defendants have offered no explanation as to why they believe they can issue untimely subpoenas without leave of court or consent of the parties, particularly in an expedited case where discovery is necessarily limited in scope. Because Defendants have displayed no willingness to stop their fishing expeditions, Plaintiff respectfully requests that the Court order Defendants to shut it down.

[12]

Regardless, counsel has attempted in good faith to resolve this dispute before the October 5 hearing. Plaintiff’s counsel informed Defendant’s counsel that “Xirinachs searched his email box and text messages for correspondence between himself and Messrs. Tudor, Deutsch, Lautz, Ring, and Kellner from January 1, 2021 to the present. At this time he has not searched communications that involved Messrs. Chioini, Rice, Jorgl, and Tusa, as those communications would be duplicative of their productions and an unnecessary cost and burden for Mr. Xirinachs. Mr. Xirinachs searches found only four (4) communications with Mr. Tudor from 2021 concerning business matters unrelated to AIM.” See Ex. 18.

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Second, the discovery cut-off date of September 19, 2022, has passed. See Ex. 3; cf. Nat’l Union Fire Ins. Co. of Pittsburgh, Pa v. Stauffer Chem. Co., C.A. No. 87C-SE-11, 1991 WL 14168, at *3 (Del. Super. Ct. Jan. 15, 1991) (denying post-discovery cut-off date discovery request because “[t]o rule otherwise would in [the Court’s] view abrogate the discovery cut-off and further would represent inappropriate interference by the court in discovery practice.”). Thus the Defendants must now show “good cause” for any new discovery sought. See Fitzgerald v. Cantor, C.A. No. 16297, 1999 WL 253211, at *1 (Del. Ch. Mar. 31, 1999). “Good cause exists when parties have recently discovered facts or circumstances unknown prior to the discovery cut-off date and this lack of knowledge is justifiable.” Id.

There is no good cause here for additional discovery. As set forth above, the purpose of Defendants’ discovery here was to seek corroborating evidence – if any – for Defendants’ rejection of the Jorgl Notice as of July 8, 2022, based on the Board’s conspiracy that Jorgl was part of an alleged group with Tudor, Lautz, Kellner or Deutsch. The purpose was not to create new post hoc litigation theories to justify their denial after-the-fact. Further, Defendants continue to seek discovery on information and documentation that they received well before the discovery cut-

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off date – particularly on Xirinachs – which Defendants have had every opportunity to explore through the depositions of the core persons involved in this case (namely Jorgl, Chioini, Rice and Tusa). Put differently, there are no “recently discovered facts” that provide good cause for additional discovery.

Third, the Defendants’ excessive and unnecessary discovery requests (and meritless discovery-related motions to compel) are prejudicial to Plaintiff because they force Plaintiff to continue to expend his limited time and resources in responding to and preparing for Defendants’ untimely discovery efforts. See Fitzgerald, 1999 WL 253211, at *1 (explaining that the Court in assessing a discovery request after the discovery cut-off date “should consider whether the additional discovery will result in any prejudice to the party or parties that will have to respond to the discovery request”); Rainbow Nav., Inc. v. Yonge , C.A. No. 9432, 1988 WL 13564, at *1 (Del. Ch. Feb. 11, 1988) (“[I]f the Court is persuaded that the discovery sought is intended as harassment or is designed to achieve other inappropriate goals, it is not without power to address that fact.”); Societe Nationale Industrielle Aerospatiale v. U.S. Dist. Ct. for S. Dist. of Iowa, 482 U.S. 522, 546 (1987) (“Judicial supervision of discovery should always seek to minimize its costs and inconvenience and to prevent improper uses of discovery requests.”); see, e.g., Viking Pump, Inc. v. Cent. Indem. Co., C.A. No. 10C-06141, 2012 WL 5458022, at

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*1 (Del. Super. Ct. Aug. 17, 2012) (explaining that “[Plaintiff] is entitled to focus on trial preparation, instead of having to respond to supplemental reports and take more discovery,” discussing “excessive and abusive discovery tactics,” explaining the court would “not tolerate last-minute, ad hoc, motion practice,” and granting motion for sanctions).

Given the volume of third parties noticed by Defendants, depositions are still ongoing and Plaintiff is still receiving hundreds of pages of responsive documents that potentially aid its case, all after submission of his Supplemental Opening Brief, discovery should cease. For example, Plaintiff has already been prejudiced by the fact that his Supplemental Opening Brief did not take into account the 67 documents produced by third party Deutsch to Defendants (because Defendants did not advise counsel of this fact and give Plaintiff’s counsel access to production until September 23, 2022 – the day after filing). And this week alone Plaintiff’s counsel will need to prepare for and attend two depositions noticed by Defendants – if not more – and a hearing on Defendants’ Motion to Compel, all while drafting the final Reply Brief. Defendants also have multiple outstanding subpoenas that may go into the week of the final hearing and, at this rate, it would not be surprising if Defendants request that discovery extend beyond the final evidentiary hearing, since they have no evidence that supports their defenses in this case.

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In keeping with their modus operandi and entrenchment mentality, the Defendants and their counsel are at war with stockholder Jorgl and seem keen to make this simple declaratory judgment action as time-intensive, expensive, and painful as possible. Their tactics should not be rewarded. Holt v. Holt, 472 A.2d 820, 824 (Del. 1984) (“Discovery abuse has no place in our courts, and the protection of litigants, the public, and the bar demands nothing less than that our trial courts be diligent in promptly and effectively taking corrective action to ‘secure the just, speedy and inexpensive determination of every proceeding’ before them.”) (citation omitted); 1983 Advisory Comm. Note, FED. R. CIV. P. 26 (“[T]he spirit of the [discovery] rules is violated when advocates attempt to use discovery tools as tactical weapons rather than to expose the facts and illuminate the issues by overuse of discovery . . . All of this results in excessively costly and time-consuming activities that are disproportionate to the nature of the case, the amount involved, or the issues or values at stake.”).

For these reasons, Plaintiff respectfully requests that the Court close discovery in this case, direct Defendants to cease further discovery efforts, and grant Plaintiff’s Motion in its entirety.

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V.     CONCLUSION

For the foregoing reasons, Defendants’ Motion should be denied in its entirety and Plaintiff’s Motion to Close Discovery should be granted, with costs to Plaintiff.

Dated: September 26, 2022	BAKER & HOSTETLER LLP

/s/ Jeffrey J. Lyons
OF COUNSEL:	Jeffrey J. Lyons (#6437)
1201 North Market Street, Suite 1402
Teresa Goody Guillén	Wilmington, DE 19801-1147
BAKER & HOSTETLER LLP	(302) 468-7088
1050 Connecticut Avenue, NW	jjlyons@bakerlaw.com
Suite 1100
Washington, D.C. 20036	Attorneys for Jonathan Thomas Jorgl

Marco Molina
BAKER & HOSTETLER LLP
600 Anton Boulevard, Suite 900
Costa Mesa, CA 92626	Word Count: 10,813

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CERTIFICATE OF SERVICE

I hereby certify that on October 4, 2022, a true and correct copy of the foregoing was sent to the following via File&ServeXpress:

Michael A. Pittenger, Esq.

William R. Denny, Esq.

Matthew F. Davis, Esq.

Nicholas D. Mozal, Esq.

Laura G. Readinger, Esq.

Carson R. Bartlett, Esq.

Shelby M. Thornton, Esq.

POTTER ANDERSON & CORROON LLP

Hercules Plaza, 6th Floor

1313 N. Market Street

Wilmington, DE 19801

/s/ Jeffrey J. Lyons
Jeffrey J. Lyons (#6437)